Prospectus Supplement dated February 23, 1999 (To Prospectus dated
                               February 23, 1999)
                           $186,139,834 (Approximate)
                               [insert Impac logo]
                            Impac Funding Corporation
                                 Master Servicer
                                IMH Assets Corp.
                                     Company
                          Impac CMB Trust Series 1999-1
                Collateralized Asset-Backed Bonds, Series 1999-1

--------------------------------------------------------------------------------
YOU SHOULD  CONSIDER  CAREFULLY  THE RISK FACTORS  BEGINNING ON PAGE S-9 IN
THIS PROSPECTUS SUPPLEMENT AND PAGE 3 IN THE PROSPECTUS.

The bonds will represent interests only in the trust created for Series 1999-1 and will not represent ownership interests in or obligations of IMH Assets Corp., Impac Funding Corporation or any of their affiliates. This prospectus supplement may be used to offer and sell the Bonds offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------
THE TRUST

The Impac CMB Trust Series 1999-1 will consist primarily of two pools of mortgage loans:


     o the first pool will consist of adjustable-rate, first lien mortgage loans; and

     o the second pool will consist of fixed-rate, second lien mortgage loans primarily with high combined loan-to-value ratios.

THE BONDS

The trust will issue two classes of Bonds: the Class A-1 Bonds and the Class A-2 Bonds. The Class A-1 Bonds will receive payments from the first pool, and the Class A-2 Bonds will receive payments from the second pool. Both classes of Bonds are offered hereby.

CREDIT ENHANCEMENT

To the extent provided in this prospectus supplement, credit enhancement will be provided to the Bonds by:

     o overcollateralization represented by the excess of the balance of the related mortgage loans over the balance of the Bonds and maintained by the net monthly excess cash flow on the mortgage loans in the related pool;

     o    a reserve fund;

     o    two cap contracts, which may provide additional interest; and

     o    two bond insurance policies issued by Ambac Assurance Corporation.

                               [Insert Ambac Logo]

UNDERWRITING

The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $186 million before the deduction of expenses payable by the Company estimated to be approximately $550,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                          DONALDSON, LUFKIN & JENRETTE
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS


We provide information to you about the Bonds in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of Bonds; and

o this prospectus supplement, which describes the specific terms of your series of Bonds.

IF THE DESCRIPTION OF YOUR BONDS IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


You can find a listing of the pages where capitalized terms used both in the prospectus and prospectus supplement are defined under the caption "Index" beginning on page 80 in the accompanying prospectus.

The Company's principal offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707 and its phone number is (714) 556-0122.



                                TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----

Summary ....................................................................S-3
Risk Factors................................................................S-9
Introduction...............................................................S-16
Description of the Mortgage Pool...........................................S-16
The Issuer.................................................................S-42
The Owner Trustee..........................................................S-42
The Indenture Trustee......................................................S-42
The Bond Insurer...........................................................S-43
Description of the Bonds...................................................S-44
Description of the Bond Insurance Policies.................................S-54
The Cap Contract Counterparty..............................................S-55
Certain Yield and Prepayment Considerations................................S-55



Section                                                                    Page
-------                                                                    ----

Description of the Servicing Agreement.....................................S-62
The Indenture..............................................................S-65
Federal Income Tax Consequences............................................S-67
Method of Distribution.....................................................S-67
Legal Opinions.............................................................S-68
Ratings....................................................................S-68
Legal Investment...........................................................S-69
ERISA Considerations.......................................................S-69
Experts....................................................................S-70
Appendix A -- Underwriting Guidelines
  for the Mortgage Loans....................................................A-1

                                                           SUMMARY

THE FOLLOWING SUMMARY IS A VERY GENERAL OVERVIEW OF THE BONDS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE BONDS, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

Issuer..............................   Impac CMB Trust Series 1999-1.

Title of securities.................   Collateralized Asset-Backed Bonds, Series
                                       1999-1.

Offered Bonds.......................   Class A-1 Bonds and Class A-2 Bonds.

Initial bond principal balance......   With respect to the Class A-1 Bonds,
                                       $121,203,862. With respect to the Class
                                       A-2 Bonds, $64,935,972. These balances
                                       are subject to a variance of 0.5%.

Ratings.............................   With respect to the Class A-1 Bonds,
                                       "AAAr" by Standard & Poor's and "Aaa" by
                                       Moody's. With respect to the Class A-2
                                       Bonds, "AAA" by Standard & Poor's and
                                       "Aaa" by Moody's.

Company ............................   IMH Assets Corp., an affiliate of Impac
                                       Funding Corporation.

Master servicer.....................   Impac Funding Corporation.

Subservicer.........................   Wendover Funding, Inc.

Indenture trustee...................   LaSalle National Bank.

Owner trustee.......................   Wilmington Trust Company.

Bond insurer........................   Ambac Assurance Corporation.

Cap counterparty....................   DLJ Financial Products Limited, an
                                       affiliate of the underwriter.

ARM pool ...........................   678 adjustable-rate mortgage loans with
                                       an aggregate principal balance of
                                       approximately $123,993,721 as of the
                                       cut-off date (plus or minus 0.5%),
                                       secured by first liens on one- to
                                       four-family residential properties.

High LTV pool ......................   1,997 fixed-rate mortgage loans
                                       with an aggregate principal balance of
                                       approximately $77,767,632 as of the
                                       cut-off date (plus or minus 0.5%),
                                       secured by second liens on one- to
                                       four-family residential properties.

Cut-off date........................   February 1, 1999 for the ARM pool and the
                                       close of business on January 31, 1999 for the High LTV pool.

Delivery date.......................   On or about February 26, 1999.

Payment dates.......................   The 25th of each month or, if the 25th is
                                       not a business day, on the next business day, beginning on March 25, 1999.

Final scheduled payment dates.......   With respect to the Class A-1 Bonds, the
                                       payment date in March 2029. With respect to the Class A-2 Bonds, the payment date in June 2023. The actual final payment dates could be substantially earlier.

THE TRUST

The company will establish Impac CMB Trust Series 1999-1, a Delaware business trust, pursuant to a trust agreement among the company, the owner trustee and the certificate registrar. The trust will issue the Bonds pursuant to an indenture between the trust and the indenture trustee. On the delivery date, the company will deposit into the trust the pool of mortgage loans described below and cash to acquire the cap contracts described below.

The trust will also include the following assets, each of which will provide partial credit enhancement for the Bonds:

o    a reserve fund;

o    two cap contracts, which may provide additional interest for the Bonds; and

o two bond insurance policies provided by Ambac Assurance Corporation, which guarantee certain payments on the Bonds.

The Bonds will each represent indebtedness. Distributions of interest and/or principal on the Bonds will be made only from payments received from the related assets of the trust as described herein.

THE MORTGAGE POOL

The mortgage loans will be divided into two pools, the ARM pool and the High LTV pool:

THE ARM POOL

The mortgage loans in the ARM pool have adjustable rates and are secured by first liens on the related mortgaged property. The mortgage loans in the ARM pool have the following characteristics as of the cut-off date (subject to a variance of 0.5%):


     Minimum principal balance             $22,903
     Maximum principal balance             $647,054
     Average principal balance             $182,882
     Range of mortgage rates               5.125% to
                                           12.000%
     Weighted average mortgage rate        7.321%
     Range of gross margins                2.875% to 7.400%
     Range of remaining terms to           298 months to 360
     stated maturity months
     Weighted average remaining            357 months
     term to stated maturity

The interest rate on the mortgage loans in the ARM pool will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage, subject to a maximum and minimum interest rate, as described herein.

Approximately 5.43% of the ARM loans have mortgage rates which may convert from adjustable rates to fixed rates. In the event of such conversion, the master servicer will be required to purchase such loans from the trust fund.

See "Description of Mortgage Pool--The ARM Pool" in this prospectus supplement.

THE HIGH LTV POOL

The mortgage loans in the High LTV pool have fixed rates and are secured by second liens on the related mortgaged property. The mortgage loans in the High LTV pool have the following characteristics as of the cut-off date (subject to a variance of 0.5%):


     Minimum principal balance             $3,211
     Maximum principal balance             $199,286
     Average principal balance             $38,942
     Range of mortgage rates               10.000% to
                                           18.250%
     Weighted average mortgage rate        13.891%
     Range of remaining terms to           43 months to 296
     stated maturity                       months
     Weighted average remaining            199 months
     term to stated maturity

The High LTV pool consists primarily of mortgage loans where the related mortgagor has little or no equity in the related mortgaged property.

Approximately 81.26% of the High LTV loans were underwritten pursuant to standards with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

Approximately 1.90% of the High LTV loans are balloon loans, which require a substantial portion of the original principal amount to be paid on the respective scheduled maturity date.

See "Description of the Mortgage Pool--The High LTV Pool" in this prospectus supplement.

THE BONDS

THE CLASS A-1 BONDS. The Class A-1 Bonds will have the adjustable bond interest rate and initial bond principal balance described herein.

THE CLASS A-2 BONDS. The Class A-2 Bonds will have the adjustable bond interest rate and initial bond principal balance described herein.

THE CLASS X CERTIFICATES. The trust will also issue the Class X Certificates, which are not offered by this prospectus supplement. The Class X Certificates are subordinated to the Bonds, and will receive cash flow from the trust to the extent not paid to the Bonds and the bond insurer.

DISTRIBUTIONS ON THE BONDS

REMITTANCES. Subservicers will collect payments of interest and principal on the mortgage loans in each pool. Each month, the subservicers will retain their subservicing fee and forward the remainder of such collections, together with any advance that they make for delinquent mortgage payments, to the master servicer. After retaining its master servicing fee, paying the fees of the indenture trustee and the owner trustee, paying to the bond insurer the premium with respect to the bond insurance policies, paying certain fees for a pool primary insurance coverage policy and reimbursing the subservicer or master servicer for reimbursable expenses and advances, the master servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent mortgage payments and certain other amounts described herein, to the indenture trustee.

The amount of such forwarded collections on each pool, plus any amounts received with respect to the related cap contract, is the available funds for any payment date for such pool. The available funds will be determined separately for each loan pool. See "Description of the Bonds-Available Funds" in this prospectus supplement.

PAYMENTS FROM THE ARM POOL.

The available funds in respect of the ARM pool will be distributed generally as follows:

      ____________________________________________________________________
                                     Step 1

                    Interest payments to the Class A-1 Bonds
      ____________________________________________________________________


    ________________________________________________________________________
                                     Step 2

                    Principal payments to the Class A-1 Bonds
    ________________________________________________________________________


      ____________________________________________________________________
                                     Step 3

         Reimbursement to the bond insurer of payments made by the bond insurer to the Class A-1 Bonds and reimbursement to the bond insurer for amounts due under the insurance agreement
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 4

       Principal payments of net monthly excess cash flow to the Class A-1
          Bonds as required to create overcollateralization, until the amount of overcollateralization reaches the amount specified herein
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 5

      Principal payments of net monthly excess cash flow to the reserve fund, until the amount of overcollateralization with respect to both loan groups reaches the amount specified herein
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 6

                    To the Class A-1 Bonds in respect of any
                        unreimbursed basis risk shortfall
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 7
                 To the Class A-1 Bonds in respect of any unpaid
              interest shortfalls not covered by the related policy
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 8

             Distribution of any remaining funds to the Certificates
      ____________________________________________________________________


PAYMENTS FROM THE HIGH LTV POOL.

The available funds in respect of the High LTV pool will be distributed generally as follows:

      ____________________________________________________________________
                                     Step 1

                    Interest payments to the Class A-2 Bonds
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 2

                    Principal payments to the Class A-2 Bonds
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 3

     Reimbursement to the bond insurer of payments made by the bond insurer to the Class A-2 Bonds and reimbursement to the bond insurer for amounts due under the insurance agreement
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 4

       Principal payments of net monthly excess cash flow to the Class A-2
       Bonds as required to create overcollateralization, until the amount of overcollateralization reaches the amount specified herein
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 5

        Principal payments of net monthly excess cash flow to the reserve fund, until the amount of overcollateralization with respect to both loan groups reaches the amount specified herein
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 6
              To the Class A-2 Bonds in respect of any unreimbursed
                              basis risk shortfall
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 7

            To the Class A-2 Bonds in respect of any unpaid interest
                  shortfalls not covered by the related policy
      ____________________________________________________________________


      ____________________________________________________________________
                                     Step 8

             Distribution of any remaining funds to the Certificates
      ____________________________________________________________________


See "Description of the Bonds--Priority of Payment" in this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to the Bonds on each payment date will generally equal, to the extent of the related available funds:

          o the related bond interest rate on the Bonds for the related payment date,

               multiplied by

          o the bond principal balance of the related Bonds immediately prior to the related payment date,

               multiplied by

          o the actual number of days in the related interest accrual period divided by 360,

               minus

          o    certain interest shortfalls allocated to that Bond.

The bond interest rate on the Class A-1 Bonds will be the lesser of (i) One-Month LIBOR plus the related bond margin and (ii) 12.25% per annum. The bond interest rate on the Class A-1 Bonds will initially be 5.34% per annum.

The bond interest rate on the Class A-2 Bonds will be the lesser of (i) One-Month LIBOR plus the related bond margin and (ii) 15.00% per annum. The bond interest rate on the Class A-2 Bonds will initially be 5.57% per annum.

See "Description of the Bonds--Interest Distributions on the Bonds" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS. Principal distributions on the Bonds will consist of the following:

          o the principal portion of scheduled monthly payments on the related mortgage loans;

          o    principal prepayments on the related mortgage loans; and

          o the principal portion of other recoveries on the related mortgage loans.

In addition, the Bonds will receive a distribution in respect of principal, to the extent that any net monthly excess cash flow is available to cover certain realized losses and then to increase the amount of overcollat- eralization until the overcollateralization target is reached. In addition, the Bonds will receive a distribution in respect of principal from the related bond insurance policy if the aggregate bond principal balance is greater than the aggregate principal balance of the related mortgage loans.

See "Description of the Bonds--Principal Distributions on the Bonds" in this prospectus supplement.

CREDIT ENHANCEMENT

COVERAGE OF LOSSES. Realized losses on the mortgage loans will be covered by net monthly excess cash flow, overcollateralization, the reserve fund and the policy as follows:

          o First, realized losses will be covered by a distribution from any net monthly excess cash flow to the related Bonds,

          o Second, realized losses will result in a decrease in the level of the related overcollateralization, until reduced to zero,

          o third, realized losses will be covered by the reserve fund, and if so covered, will result in a reduction of the bond principal balance of the related bonds, and

          o fourth, realized losses will be covered by the related bond insurance policy, and if so covered, will result in a reduction of the bond principal balance of the related bonds.

Neither the Bonds nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by the company, the master servicer, the indenture trustee, the owner trustee, or any affiliate thereof.

See "Description of the Bonds--Overcollateralization; Allocation of Losses" in this prospectus supplement.

THE BOND INSURANCE POLICIES. Ambac Assurance Corporation will issue two bond insurance policies as a means of providing additional credit enhancement to the Bonds. Under these policies, the bond insurer will pay to the indenture trustee, for the benefit of the holders of the related Bonds, on each payment date, as further described herein, an amount that will cover any shortfalls in amounts available to pay accrued bond interest for the Bonds on any payment date, the principal portion of any realized losses allocated to the Bonds and the bond principal balance of the Bonds to the extent unpaid on the final scheduled payment date. The policies will not provide coverage for certain interest shortfalls.

See "The Bond Insurer" and "Description of the Bond Insurance Policies" herein.

THE CAP CONTRACTS. The trust will include two cap contracts between the cap counterparty and the issuer. Payments under the cap contracts will be made pursuant to the formulas described in "Description of the Bonds--The Cap Contracts." Amounts paid under the cap contracts will be included as additional available funds.

See "Description of the Bonds--The Cap Contracts" in this Prospectus Supplement.

THE RESERVE FUND. On each payment date, to the extent that following such payment date, the sum of the actual level of overcollateralization in both mortgage pools is less than the sum of the required level of overcollateralization in both mortgage pools, the net monthly excess cash flow from one of the mortgage pools will be diverted to a reserve fund if such mortgage pool is at its required level of overcollateralization. Such reserve fund will be available to cover losses otherwise allocable to the Bonds or to reimburse the bond insurer for payments made with respect to either bond insurance policy.

See "Description of the Bonds--The Reserve Fund" in this prospectus supplement.

ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment (or if no payment is received at all), the master servicer will advance its own funds to cover that shortfall to the extent described herein. However, the master servicer will make such advance only if it determines that such advance will be recoverable from future payments or collections on that mortgage loan. Due to the nature of the mortgage loans in the High LTV pool, it is unlikely that advances will be made with respect to such loans on a regular basis, and if made, will only be made to the extent of the interest portion of scheduled payments.

See "Description of the Bonds--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On the earlier of (i) any payment date on which the aggregate outstanding principal balance of the mortgage loans as of the related due date is less than 25% of their aggregate principal balance as of the cut-off date and (ii) the Payment Date occurring in March 2006, the holder of the Certificates, on behalf of the Issuer, may, but will not be required to, purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the Bonds.

An optional repurchase will cause the outstanding principal balance of the Bonds to be paid in full with accrued interest, plus certain unpaid interest shortfalls and basis risk shortfalls. However, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the Bonds. In addition, no such purchase of the mortgage loans or Bonds will be permitted if it would result in a draw under the policy unless the bond insurer consents to such termination.

See "Description of the Servicing Agreement-- Termination" in this prospectus supplement and "Description of the ing Agreement--Termination; Retirement of Bonds" in the prospectus.

RATINGS

When issued, the Bonds will receive the ratings set forth on page S-3 of this prospectus supplement. The ratings on the Bonds address the likelihood that holders of the Bonds will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the likelihood of recovery of certain interest shortfalls on the bonds.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

When issued, the Class A-1 Bonds will, and the Class A- 2 Bonds will not, be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the Bonds constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the Bonds by regulated institutions.

TAX STATUS

For federal income tax purposes, the Bonds will be treated as indebtedness.

For further information regarding the federal income tax consequences of investing in the Bonds, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

The Bonds may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Plans should consult with their legal advisors before investing in the Bonds.

See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

          Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:

THE UNDERWRITING STANDARDS OF THE ARM LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC

          The ARM loans were underwritten generally in accordance with underwriting standards described in "Description of the Mortgage Pool--Underwriting" below and Appendix A attached hereto which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics of the related mortgagor that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, ARM Loans underwritten under non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit borrowers or to typical "A" credit borrowers.

          For a detailed description of the underwriting guidelines of the ARM Loans, see "Description of the Mortgage Pool--Underwriting" herein and Appendix A hereto.

THE BORROWERS FOR THE HIGH LTV LOANS HAVE LIMITED EQUITY IN THE RELATED MORTGAGED PROPERTY; ANY LIQUIDATION OF SUCH PROPERTIES MAY RESULT IN LITTLE OR NO RECOVERIES

          The borrowers with respect to the High LTV loans have little or no equity in the related mortgaged property. Since all of the High LTV loans are subordinate to the rights of the mortgagee under the related senior mortgage, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such High LTV loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses). In circumstances where it is determined to be uneconomical to foreclose on the mortgaged property, the master servicer may write off the entire outstanding balance of such High LTV loan as a bad debt. The foregoing considerations will be particularly applicable to the High LTV loans that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical in the case of such High LTV loans. Because the High LTV loans have been recently originated, the borrowers will not build equity in the related mortgaged properties through amortization of the High LTV loans for a substantial period of time.

          Approximately 81.26% of the High LTV loans were originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property has increased or the principal amount of the related senior liens has been reduced to the point where the value of the property, less any related foreclosure costs, is greater than the principal amount of the related senior liens. To the extent that any losses are incurred on any of the mortgage loans that are not covered by credit enhancement, holders of the Bonds will bear all risk of such losses resulting from default by mortgagors.

          In the event of a delinquency or a default on a High LTV loan, the master servicer will not have an obligation to advance the principal portion of scheduled monthly payments on such mortgage loan, and will only advance interest under the circumstances described herein. Delinquencies and defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of delinquency and default of second and third mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

          None of the High LTV loans will have hazard insurance or primary mortgage insurance. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" in the Prospectus and "Description of the Mortgage Pool--Mortgage Insurance" herein.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

          Approximately 66.29% and 38.08% of the ARM loans and High LTV loans, respectively (by aggregate outstanding principal balance as of the cut-off date), are secured by mortgaged properties located in the State of California. In the event California experiences a decline in real estate values, losses on the related pool may be greater than otherwise would be the case.

CERTAIN OF THE ARM LOANS ALLOW THE RELATED MORTGAGOR TO CONVERT THE RELATED MORTGAGE RATE FROM AN ADJUSTABLE RATE TO A FIXED RATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

          Approximately 5.43% of the ARM loans provide that, at the option of the related mortgagors, the adjustable interest rate on such ARM loans may be converted to a fixed interest rate. After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a mortgagor of such mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such ARM loan, the master servicer will be obligated to purchase such loan from the trust. There can be no guarantee that the master servicer will have sufficient funds to purchase such loans.

          In the event that the master servicer fails to purchase a converting ARM loan, neither the company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any converted ARM loan. Any such converted ARM loan will remain in the ARM Pool as a fixed-rate mortgage loan and will result in the ARM pool's having fixed-rate ARM loans, which may have an adverse affect on the yield to investors in the Class A-1 Bonds. See "Description of the Mortgage Pool--The ARM Pool--Convertible Loans" herein.

THE MORTGAGE LOANS WITH HIGH LTVS OR HIGH COMBINED LTVS WILL BE MORE AFFECTED THAN THE OTHER MORTGAGE LOANS BY A DECLINE IN VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH LOANS

          Approximately 0.89% of the ARM loans (by aggregate outstanding principal balance as of the cut-off date) and all of the High LTV loans will have loan-to-value ratios in excess of 80.00% but will not be covered by a primary mortgage insurance policy. Such mortgage loans will be affected to a greater extent than the other mortgage loans in the mortgage pool by any decline in the value of the related mortgaged property. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Any decrease in the value of the mortgaged properties underlying such mortgage loans may result in the allocation of losses to the Bonds, to the extent such losses are not covered by net monthly excess cash flow, overcollateralization, or the related policy. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in the Prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE BONDS WILL BE AFFECTED BY PREPAYMENT SPEEDS

          The rate and timing of distributions allocable to principal on the Bonds will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to pay principal on the Bonds as provided herein. As is the case with collateralized asset-backed bonds generally, the Bonds are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. See "The Mortgage Pool" herein.

          Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Bonds at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Bonds at a time when reinvestment at comparable yields may not be possible.

          For further information regarding the effect of principal prepayments on the weighted average lives of the Bonds, see "Certain Yield and Prepayment Considerations" herein, including the tables therein.

THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON A VARIETY OF FACTORS INCLUDING THE EARLY TERMINATION OF THE TRUST BY THE HOLDER OF THE CERTIFICATES

          The yield to maturity on the Bonds will depend, in general, on:

          o the early termination of the trust by the holder of the Certificates;

          o    the applicable bond interest rate thereon from time to time;

          o    the applicable purchase price; and

          o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and adjustments to the mortgage rates on the mortgage loans, payments by the bond insurer, and the allocation thereof to reduce the bond principal balance of such Bonds, as well as other factors.

          The yield to investors on the Bonds will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans not covered by the bond insurer.

          In general, if the Bonds are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Bonds are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

          Any termination of the trust by the holder of the Certificates would result in the concurrent retirement of the Bonds, and would decrease the average lives thereof, perhaps significantly. The earlier that such termination occurs, the greater the effect on the yield of the Bonds.

POSSIBLE CHANGES IN THE BANKRUPTCY LAWS MAY ADVERSELY AFFECT THE HIGH LTV LOANS

          The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. Such Commission delivered a report on October 20, 1997 recommending that Congress amend the Bankruptcy Code by treating a claim secured by a junior security interest in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made. Additionally, the report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale.

          Congress adjourned in 1998 without passing any significant bankruptcy reform legislation addressing the report or the Truth-in-Lending Act with respect to claims secured by a debtor's principal residence. It is expected that bills will be introduced when Congress reconvenes in 1999. Such bills may result in bankruptcy law changes that may affect future bankruptcies and therefore could affect the rate and timing of payments on the home loans. Any such changes to the Bankruptcy Code could have a negative effect on the home loans and the enforcement of rights therein.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     The mortgage loans are subject to federal laws, including:

     (i) the Federal Truth in Lending Act, as amended by the Homeownership Act (as defined below) and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

     (ii) the Real Estate Settlement Procedures Act, and Regulation X promulgated thereunder, which require disclosures related to settlement services associated with any mortgage loan and establish criminal penalties for improper referrals and fee-splitting arrangements involving settlement service business;

     (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer or any subservicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust fund to damages and administrative enforcement. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust fund (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust fund or subsequent holders of the mortgage loans. In addition, certain of the High LTV loans, including all of the High LTV loans originated by Preferred or under Impac Funding's "Closed-End Home Equity Loan Program" (as described in "Description of the Mortgage Pool--Underwriting" herein), are also subject to the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. If the trust fund owns mortgage loans subject to the Homeownership Act, it will be subject to all of the claims and defenses which the borrower could assert against the seller (as defined herein). Recently lawsuits have been brought under the Federal Truth-in-Lending Act naming as defendants securitization trusts such as the trust.

     Any federal and state law violations which would result in liability to the trust would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the mortgage loan sale and contribution agreement, substitute for the mortgage loan in question. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

THE HIGH LTV LOANS INCLUDE MORTGAGE LOANS THAT HAD PRIOR COMPLIANCE VIOLATIONS; ALTHOUGH REMEDIES HAVE BEEN TAKEN, THESE MORTGAGE LOANS MIGHT BE RESCINDED, RESULTING IN A COMPLETE LOSS

     The originator of approximately 54.73% of the High LTV loans, Preferred Credit Corporation, ("Preferred"), was subject, beginning in April 1997, to examination by the California Department of Corporations (the "CDC") and the California Department of Real Estate (the "CDRE"). On or about March 1997, the CDC received complaints from California borrowers that Preferred was not remitting loan proceeds to such borrowers in a timely fashion. The CDC commenced a regulatory examination on April 1, 1997 in response to these complaints. The examination confirmed the validity of the complaints and that Preferred had also improperly charged borrowers interest on their mortgage loans prior to the actual disbursement of funds. Such practices were characterized by the CDC as "widespread" and in violation of several provisions of the California Residential Mortgage Lender Law (the "RML Law"). The examination also determined that Preferred had altered and falsified its books and records in connection with such practices, and that its principals had falsified and/or misrepresented information to the CDC.

     On June 23, 1997, the CDC issued an Order to Refund Excess Interest to Preferred pursuant to FC 50504, as well as commenced administrative proceedings to revoke Preferred's license and to bar its principals from the industry. Following the June 1997 Order, Preferred and its principals entered into a settlement with the CDC requiring the parties, among other things, to pay a $1 million civil money penalty for RML Law violations and, to the extent that any interest accrual period on loans funded by Preferred since March 1, 1996 commenced prior to the actual disbursement of checks to customers, Preferred is to refund such excess interest charged plus 10 percent interest.

     A compliance review of all the Preferred Mortgage Loans was performed by independent consultants to ensure that the types of violations discovered by the CDC and the CDRE would not give rise to claims, defenses, or liabilities that could be asserted against an assignee of the Preferred Mortgage Loans. Such compliance review included procedures to determine whether such loans complied with California state laws and federal laws. Based on the results of such compliance reviews, the Preferred Mortgage Loans include only those loans which were either (i) not in violation of California state law and/or federal law or
(ii) had been in violation of either California state law and/or federal law, but such violation had been fully cured prior to the delivery date and hence, would not subject the holder or subsequent assignee to monetary liability or result in the loan being rescinded against either the holder or subsequent assignee thereof.

     The seller has received an opinion of counsel from Wolf & Richards, A Law Corporation (the "Wolf & Richards Opinion") that addresses the compliance violations noted by the independent consultants and concludes that the manner in which any of the violations of California state law and/or federal law related to the Preferred Mortgage Loans were cured leaves no residual risk of either (i) liability to a holder or other assignee of such mortgage loans for (a) monetary penalties, or (b) other possible claims and defenses that may be raised by the obligor, or (ii) rescission by the obligor of the mortgage loans against either the holder of such mortgage loans or a subsequent assignee thereof. The Wolf & Richards Opinion relies on the factual matters set forth in the report of the independent consultants, as well as certain documentation and certifications from the seller in reaching its conclusions. In addition, the seller will make representations and warranties in connection with the High LTV loans and repurchase from the trust fund any such loan which had violations of any state or federal law which were not satisfactorily cured that materially and adversely affect the related bondholders or the bond insurer.

     To the extent that the above procedures are inadequate to identify all mortgage loans that could be subject to violations under federal or state law that may give rise to claims, defenses, or liabilities as specified above, and any such mortgage loans are not repurchased by the seller, such mortgage loans may be subject to a recission right of the borrower, and expose the trust fund holding the mortgage loans to significant monetary liability. Any such liability may reduce the funds available to satisfy the debt on the bonds to the extent not covered by the related bond insurance policy.

IN CERTAIN CIRCUMSTANCES, THE MORTGAGED PROPERTY UNDERLYING THE HIGH LTV LOANS MAY BE REPLACED BY A NEW PROPERTY

     Certain of the High LTV loans will include provisions allowing the related borrower to transfer the High LTV loan to another mortgaged property subject to certain requirements as described herein. Although the combined loan-to-value ratio of the new lien will be less than or equal to that of the prior lien, there can be no guarantee that the new mortgage property will provide sufficient collateral for the related mortgage loan. See "Description of the Mortgage Pool--High LTV Loans--Portable Loans and Refinancing of Senior Liens" herein.

THE MASTER SERVICER AND THE SUBSERVICER HAVE LIMITED HISTORICAL DELINQUENCY AND FORECLOSURE EXPERIENCE WITH RESPECT TO THE ARM LOANS, AND NO MEANINGFUL EXPERIENCE WITH RESPECT TO THE HIGH LTV LOANS

     Impac Funding has limited historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the ARM loans underwritten pursuant to the underwriting standards described herein, which include those of non-related bulk purchasers. In addition, Impac Funding has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the High LTV loans. See "Description of the Mortgage Pool--Delinquency and Foreclosure Experience of Impac Funding" herein.

     In addition, there can be no assurance that the delinquency experience of the servicing portfolios described herein with respect to mortgage loans serviced by Wendover will correspond to the delinquency experience of the ARM loans. There is no basis for comparing the servicing portfolio of Wendover to the High LTV loans. See "Description of the Servicing Agreement--The Master Servicer; the Subservicers" herein.

THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE BONDS AND THE MORTGAGE LOANS MAY RESULT IN BASIS RISK SHORTFALL WITH RESPECT TO THE BONDS

     The bond interest rate with respect to each class of Bonds is based upon, among other factors as described herein under "Description of the Bonds--Interest Distributions on the Bonds," the value of an index (One-Month LIBOR).

     The mortgage rate of each ARM loan generally adjusts semi-annually, commencing after an initial fixed-rate period, based generally upon a different index (Six-Month LIBOR) as described under "Description of the Mortgage Pool" herein and the related gross margin, whereas the bond interest rate on the Class A-1 Bonds adjusts monthly based upon One-Month LIBOR plus the related bond margin, limited by a maximum bond interest rate and available funds. In addition, One-Month LIBOR and the indices on the ARM loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the ARM loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Index is stable or falling or that, even if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise much more rapidly than the index.

     The mortgage rate of each High LTV loan is fixed, whereas the bond interest rate on the Class A-2 Bonds adjusts monthly based upon One-Month LIBOR plus the related bond margin, limited by a maximum bond interest rate and available funds. See "Description of the Bonds--Interest Distributions on the Bonds."

     The trust will enter into two cap contracts which will provide some protection against basis risk shortfall. However, payments under the cap contracts are based on the principal balance that would have resulted under the assumed prepayment speed described herein with respect to the ARM loans and a constant prepayment speed of 20% with respect to the High LTV loans; a slower or faster prepayment speed may result in the related cap contract providing insufficient funds to cover such shortfalls on the related Bonds. Such shortfalls may remain unpaid on the final scheduled payment date.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations applicable to the Bonds.

                                  INTRODUCTION

          The Impac CMB Trust Series 1999-1 (the "Issuer" or the "Trust") will be formed pursuant to a Trust Agreement dated February 18, 1999 (as amended by the Amended and Restated Trust Agreement dated February 26, 1999, the "Trust Agreement"), among IMH Assets Corp. (the "Company"), Wilmington Trust Company (the "Owner Trustee") and LaSalle National Bank, as certificate registrar and certificate paying agent. The Issuer will issue two classes of bonds (the "Bonds"): (i) the "Class A- 1 Bonds" and (ii) the "Class A-2 Bonds." The Bonds will be issued pursuant to an Indenture (the "Indenture"), to be dated as of February 26, 1999 (the "Delivery Date"), between the Issuer and LaSalle National Bank, as Indenture Trustee. Pursuant to the Trust Agreement, the Issuer will issue one class of Trust Certificates, Series 1999-1 (the "Certificates" or the "Trust Certificates"). The Bonds and the Certificates are collectively referred to herein as the "Securities." Only the Bonds are offered hereby. On the Delivery Date, the Company will deposit into the Trust (i) a group of first lien, adjustable-rate mortgage loans (the "ARM Pool" and such loans, the "ARM Loans"), (ii) a group of second lien, fixed-rate mortgage loans (the "High LTV Pool"; and together with the ARM Pool, the "Mortgage Pool"; and such loans, the "High LTV Loans"; and together with the ARM Loans, the "Mortgage Loans"), in each case secured by one- to four-family residential properties with terms to maturity of not more than thirty years and (iii) cash to purchase the Cap Contracts described herein. The Mortgage Loans will be serviced pursuant to the Servicing Agreement dated as of February 1, 1999 (the "Servicing Agreement") among the Issuer, Impac Funding Corporation (the "Master Servicer") and the Indenture Trustee.


                        DESCRIPTION OF THE MORTGAGE POOL

The Mortgage Loans

GENERAL

          The Company will acquire the Mortgage Loans to be included in the Mortgage Pool from Impac Mortgage Holdings, Inc. (the "Seller") pursuant to a Mortgage Loan Sale and Contribution Agreement dated the Delivery Date (the "Mortgage Loan Sale and Contribution Agreement"). The Seller in turn acquired them on previous dates from Impac Funding. Impac Funding acquired the ARM Loans and 45.27% of the High LTV Loans pursuant to various agreements from affiliates of Impac Funding and various mortgage loan conduit sellers. Impac acquired 54.73% of the High LTV Loans from Preferred Credit Corporation ("Preferred").

          The Company will convey the Mortgage Loans to the Issuer on the Delivery Date pursuant to the Trust Agreement. The Seller will make certain representations and warranties with respect to the Mortgage Loans in the Mortgage Loan Sale and Contribution Agreement and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of holders of the Bonds and the Certificates or the Bond Insurer. See "The Mortgage Pools--Representations by Sellers" and "Description of the Bonds--Assignment of Trust Fund Assets" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein. See "--Underwriting" below and Appendix A.

          All of the Mortgage Loans will initially be subserviced by Wendover.

          The Mortgage Loans are generally assumable pursuant to the terms of the related Mortgage

Note. See "Maturity and Prepayment Considerations" in the Prospectus.

         The representations and warranties made by Impac Funding and the guarantee thereof by the Seller with respect to the Mortgage Loans will be pledged to the Indenture Trustee for the benefit of the Bondholders.

         The disclosure with respect to the Mortgage Loans in each Loan Pool is subject to a variance of 0.5%.

The ARM Pool

GENERAL

          The ARM Loans had an aggregate outstanding principal balance as of February 1, 1999 (the related "Cut-off Date") of approximately $123,993,721 (the "ARM Pool Cut-off Date Balance"). The ARM Loans will have adjustable rates and will be secured by first liens on the related Mortgage Property as described herein.

MORTGAGE RATE ADJUSTMENT

          The Mortgage Rate on each ARM Loan will generally adjust semi-annually commencing after an initial period after origination (the "Initial Period") of generally six months, one year or two years, in each case on each applicable Adjustment Date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the Index plus
(ii) a fixed percentage (the "Gross Margin"). In addition, the Mortgage Rate on each ARM Loan is subject on its first Adjustment Date following its origination to a cap (the "Initial Periodic Rate Cap") and on each Adjustment Date thereafter to a periodic rate cap (the "Periodic Rate Cap"). All of the ARM Loans are also subject to specified maximum and minimum lifetime Mortgage Rates ("Maximum Mortgage Rates" and "Minimum Mortgage Rates," respectively). The ARM Loans were generally originated with an initial Mortgage Rate below the sum of the Index at origination and the Gross Margin. Due to the application of the Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates, the Mortgage Rate on any ARM Loan, as adjusted on any related Adjustment Date, may not equal the sum of the Index and the Gross Margin. The Due Date for each ARM Loan is the first day of the month.

          Approximately 99.96% of the ARM Loans will adjust based on an index (the related "Index") equal to Six-Month LIBOR. Approximately 0.04% of the ARM Loans will adjust based on an Index equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board ("One-Year CMT").

          Approximately 96.93% of the ARM Loans will not have reached their first Adjustment Date as of the Delivery Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the Index in effect at origination. ARM Loans that have not reached their first Adjustment Date are, therefore, more likely to be subject to the Periodic Rate Cap on their first Adjustment Date.

SIX-MONTH LIBOR INDEX

          The index applicable to the determination of the Mortgage Rate on 99.96% of the ARM Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae and as most recently available as of the first business day generally 45 days prior to such Adjustment Date ("Six-Month LIBOR").

          The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 A.M. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any ARM Loan based on Six-Month LIBOR.

                                 Six-Month LIBOR

Month           1994       1995        1996      1997       1998       1999
-----          ------     ------      ------    ------     ------     ------
January......  3.39%      6.69%       5.34%     5.71%      5.75%      5.04%
February.....  4.00       6.44        5.29      5.68       5.78
March........  4.25       6.44        5.52      5.96       5.80
April........  4.63       6.31        5.42      6.08       5.87
May..........  5.00       6.06        5.64      6.01       5.81
June.........  5.25       5.88        5.84      5.94       5.87
July.........  5.33       5.88        5.92      5.83       5.82
August.......  5.33       5.94        5.74      5.86       5.69
September....  5.69       5.99        5.75      5.85       5.36
October......  6.00       5.95        5.58      5.81       5.13
November.....  6.44       5.74        5.55      6.04       5.28
December.....  7.00       5.56        5.62      6.01       5.17


CONVERTIBLE LOANS

          Approximately 5.43% of the ARM Loans (the "Convertible ARM Loans") provide that, at the option of the related Mortgagors, the adjustable interest rate on such ARM Loans may be converted to a fixed interest rate. Upon conversion, the Mortgage Rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related Mortgage Note which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of any such ARM Loan (a "Converting ARM Loan"), the Master Servicer will be obligated to purchase the Converting ARM Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon at the related Mortgage Rate plus any unreimbursed Advances with respect to such ARM Loan net of any subservicing fees (the "Conversion Price").

          In the event that the Master Servicer fails to purchase a Converting ARM Loan (such ARM Loan, following its conversion, a "Converted ARM Loan"), neither the Company nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any Converted ARM Loan. Any such Converted ARM Loan will remain in the ARM Pool as a fixed-rate Mortgage Loan and will result in the ARM Pool's having fixed-rate ARM Loans. See "Certain Yield and Prepayment Considerations" herein.

          Following the purchase of any Converted ARM Loan as described above, the purchaser will be entitled to receive an assignment from the Indenture Trustee of such Mortgage Loan and the purchaser will thereafter own such Mortgage Loan free of any further obligation to the Indenture Trustee or the Bondholders with respect thereto.

CONDOSELECT LOANS

          57 ARM Loans, which were made with respect to the one of three separate projects under Impac Funding's CondoSelect underwriting program (the "CondoSelect Loans"), represent $3,168,769 or 2.56% of the ARM Pool (by principal balance as of the related Cut-off Date).

          The first project, which consists of 38 condominium loans, is located in Scottsdale, Arizona (the "Casabella Project"). The CondoSelect Loans in the Casabella Project are cross-collateralized and cross-defaulted with each other and with 116 other mortgage loans (such mortgage loans, together with the related CondoSelect Loans, the "Casabella CondoSelect Pool Loans") which are not included in the Mortgage Pool. The aggregate amount of the mortgage loans in the Casabella Project is approximately $9.3 million.

          The second project, which consists of 7 condominium loans, is located in Scottsdale, Arizona (the "Mira Vista Project"). The CondoSelect Loans in the Mira Vista Project are cross-collateralized and cross-defaulted with each other and with 145 other mortgage loans (such mortgage loans, together with the related CondoSelect Loans, the "Mira Vista CondoSelect Pool Loans") which are not included in the Mortgage Pool. The aggregate amount of the mortgage loans in the Mira Vista Project is approximately $10.2 million.

          The third project, which consists of 12 condominium loans, is located in Tuscon, Arizona (the "Villa Sin Vaca Project"). The CondoSelect Loans in the Villa Sin Vaca Project are cross-collateralized and cross-defaulted with each other and with 60 other mortgage loans (such mortgage loans, together with the related CondoSelect Loans, the "Villa Sin Vaca CondoSelect Pool Loans") which are not included in the Mortgage Pool. The aggregate amount of the mortgage loans in the Mira Vista Project is approximately $4.0 million.

          The Casabella Loans, the Mira Vista Loans and the Villa Sin Vacas Loans were made to provide short-term financing to bankruptcy remote limited partnerships or limited liability companies in connection with the improvement of the condominiums or single-family residences, as applicable, in the related project. Upon completion of the improvements or the expiration of any applicable lease, the condominium properties or single-family properties, as applicable, will be sold to third-party purchasers and the related CondoSelect Loans will be paid off with the proceeds. The limited partnership or limited liability company which is the mortgagor on each group of CondoSelect Loans is making one monthly payment representing the entire monthly payment on all of the related Casabella CondoSelect Pool Loans, Mira Vista CondoSelect Pool Loans or Villa Sin Vacas CondoSelect Pool Loans. Failure to make such payment will result in a default on all of the Casabella CondoSelect Pool Loans, Mira Vista CondoSelect Pool Loans or Villa Sin Vacas CondoSelect Pool Loans, as applicable, including the related CondoSelect Loans.

MORTGAGE INSURANCE

          Except with respect to approximately 0.89% of the ARM Loans, each ARM Loan with a Loan-to-Value Ratio at origination in excess of 80.00% will be insured by either (i) a Primary Insurance Policy (as defined in the Prospectus) issued by a private mortgage insurer or (ii) by an insurance policy (the "CMAC PMI Policy," and the ARM Loans covered by such policy, the "CMAC PMI Insured Loans") issued by Commonwealth Mortgage Assurance Company ("CMAC"). Each such Primary Insurance Policy and the CMAC PMI Policy will insure against default under the related Mortgage Note as follows: (i) with respect to each ARM Loan originated under the Seller's "Progressive Series Program" (as described herein under "--Underwriting" and Appendix A hereto), (A) for which the outstanding principal balance at origination of such ARM Loan is at least 80.01% and up to and including 85.00% of the value of the related Mortgaged Property used in determining such Loan-to-Value Ratio (the "Appraised Value"), such ARM Loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Appraised Value, (B) for which the outstanding principal balance at origination of such ARM Loan is at least 85.01% and up to an including 90.00% of the Appraised Value, such ARM Loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Appraised Value and (C) for which the outstanding principal balance at origination of such ARM Loan exceeded 90.00% of the Appraised Value, such ARM Loan is covered by a Primary Insurance Policy in an amount equal to at least 25.00% of the Appraised Value, (ii) with respect to each ARM Loan originated under the Seller's "Progressive Express(TM) Program" and covered by the CMAC Policy, (A) for which the outstanding principal balance at origination of such ARM Loan is at least 80.01% and up to and including 89.99% of the Appraised Value, such ARM Loan is covered by the CMAC PMI Policy in an amount equal to at least 22.00% of the Appraised Value and (B) for which the outstanding principal balance at origination of such ARM Loan equaled or exceeded 90.00% of the Appraised Value, such ARM Loan is covered by the CMAC PMI Policy in an amount equal to at least 30.00% of the Appraised Value, and (iii) with respect to each ARM Loan originated under the Seller's "Progressive Express(TM) Program" and not covered by the CMAC Policy, for which the outstanding principal balance at origination of such ARM Loan is greater than or equal to 80.01% of the Appraised Value, such ARM Loan is covered by a Primary Insurance Policy in an amount equal to at least 22.00% of the Appraised Value.

          The CMAC PMI Policy will be issued with respect to approximately 60.20% of the ARM Loans. The CMAC PMI Policy will cover ARM Loans originated under the "Progressive Express(TM) Program." The aggregate amount of coverage under the CMAC PMI Policy will not exceed 10.00% of the aggregate Stated Principal Balance of the related CMAC PMI Insured Loans as of the related Cutoff Date. Otherwise, coverage under the CMAC PMI Policy will be identical to typical primary mortgage insurance coverage. The premium for the CMAC PMI Policy will be payable by the Master Servicer out of interest collections on the ARM Loans, and will range from 0.67% per annum to 0.81% per annum (the "CMAC PMI Rate") of the then current aggregate Stated Principal Balance of such CMAC PMI Insured Loans.

          Each ARM Loan is required to be covered by a standard hazard insurance policy (a "Primary Hazard Insurance Policy"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder--Hazard Insurance Policies" in the Prospectus.

ARM LOAN CHARACTERISTICS

          The ARM Loans have original terms to stated maturity of 30 years.

          Effective with the first payment due on an ARM Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the ARM Loan over its remaining term. The weighted average number of months from the related Cut-off Date to the next Adjustment Date is 17 months.

          As of the related Cut-off Date, each ARM Loan will have an unpaid principal balance of not less than $22,903 or more than $647,054 and the average unpaid principal balance of the ARM Loans will be approximately $182,882. The latest stated maturity date of any of the ARM Loans will be February 1, 2029; however, the actual date on which any ARM Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

          The weighted average remaining term to stated maturity of the ARM Loans will be approximately 357 months.

          Approximately 58.05% of the ARM Loans provide for payment of a prepayment charge. As to each such ARM Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated as set forth in the following sentence). Approximately 10.16%, 23.93%, 12.47%, 0.19% and 11.30% of the ARM Loans provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately one year, two years, three years, four years and five years of the origination of such ARM Loan calculated in accordance with the terms of the related Mortgage Note; provided, that certain of such ARM Loans will not have a prepayment charge if the related Mortgagor sells the related Mortgaged Property. All prepayment charges received on the ARM Loans will be included in the related Available Funds.

          The earliest year in which the first payment was due on any ARM Loan is 1994 and the latest month and year of first payment will be March 1999.

          None of the ARM Loans are Buydown Mortgage Loans.

          Set forth below is a description of certain additional characteristics of the ARM Loans as of the related Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                                         PRINCIPAL BALANCES AT ORIGINATION


                  Original                                               Percentage of Cut-off
                Mortgage Loan          Number of    Aggregate Unpaid        Date Aggregate
            Principal Balance($)       ARM Loans    Principal Balance      Principal Balance
            -----------------          ---------    -----------------    ---------------------
      0.01 - 50,000.00.............        11         $    287,396               0.23%
 50,000.01 - 100,000.00 ...........       121             8,973,155               7.24
100,000.01 - 150,000.00............       148            18,840,522              15.19
150,000.01 - 200,000.00............       144            24,768,806              19.98
200,000.01 - 250,000.00............       102            22,847,886              18.43
250,000.01 - 300,000.00............        89            24,576,691              19.82
300,000.01 - 350,000.00............        28             9,177,795               7.40
350,000.01 - 400,000.00............        22             8,291,188               6.69
400,000.01 - 450,000.00............         7             3,007,192               2.43
450,000.01 - 500,000.00............         1               469,224               0.38
500,000.01 - 550,000.00............         4             2,106,811               1.70
600,000.01 - 650,000.00............         1               647,054               0.52
                                          ---          ------------             ------
     Total.........................       678          $123,993,721             100.00%
                                          ===          ============             =======

         The average principal balance of the ARM Loans at origination was approximately $183,723.



                 PRINCIPAL BALANCES AT THE RELATED CUT-OFF DATE


                                                                          Percentage of Cut-off
               Mortgage Loan           Number of    Aggregate Unpaid        Date Aggregate
            Principal Balance($)       ARM Loans    Principal Balance      Principal Balance
            -----------------          ---------    -----------------     ---------------------
      0.01 - 50,000.00.............        14          $    410,605               0.33%
 50,000.01 - 100,000.00 ...........       118             8,849,945               7.14
100,000.01 - 150,000.00............       148            18,840,522              15.19
150,000.01 - 200,000.00............       144            24,768,806              19.98
200,000.01 - 250,000.00............       102            22,847,886              18.43
250,000.01 - 300,000.00............        89            24,576,691              19.82
300,000.01 - 350,000.00............        28             9,177,795               7.40
350,000.01 - 400,000.00............        22             8,291,188               6.69
400,000.01 - 450,000.00............         7             3,007,192               2.43
450,000.01 - 500,000.00............         1               469,224               0.38
500,000.01 - 550,000.00............         4             2,106,811               1.70
600,000.01 - 650,000.00............         1               647,054               0.52
                                          ---          ------------             ------
     Total.........................       678          $123,993,721             100.00%
                                          ===          ============             =======

         As of the related Cut-off Date, the average current principal balance of the ARM Loans will be approximately $182,882.

                          MORTGAGE RATES AT ORIGINATION


                                                               Percentage of
                                                               Cut-off Date
                              Number of    Aggregate Unpaid      Aggregate
          Mortgage Rates(%)   ARM Loans   Principal Balance   Principal Balance
          --------------      ---------   -----------------   -----------------
3.500  -  3.999 ...........        1       $     88,031            0.07%
4.500  -  4.999 ...........        1             47,623            0.04
5.000  -  5.499 ...........        4          1,089,165            0.88
5.500  -  5.999 ...........       20          4,158,366            3.35
6.000  -  6.499 ...........       67         12,920,005           10.42
6.500  -  6.999 ...........      112         23,198,882           18.71
7.000  -  7.499 ...........      157         29,960,800           24.16
7.500  -  7.999 ...........      133         28,205,833           22.75
8.000  -  8.499 ...........       73         12,350,498            9.96
8.500  -  8.999 ...........       76          8,546,868            6.89
9.000  -  9.499 ...........       21          1,691,884            1.36
9.500  -  9.999 ...........        5            688,874            0.56
10.000 - 10.499............        5            615,425            0.50
10.500 - 10.999............        2            253,968            0.20
11.000 - 11.499............        1            177,498            0.14
                                 ---        ------------          ------
     Total.................      678        $123,993,721          100.00%
                                 ===        ============          ======

          The weighted average Mortgage Rate of the ARM Loans at origination was approximately 7.314% per annum.

                   MORTGAGE RATES AT THE RELATED CUT-OFF DATE



                                                                Percentage of
                                                                Cut-off Date
                             Number of     Aggregate Unpaid       Aggregate
          Mortgage Rates(%)  ARM Loans    Principal Balance   Principal Balance
          --------------     ---------    -----------------   -----------------
5.000  - 5.499..............     4         $   1,089,165            0.88%
5.500  - 5.999 .............    20             4,158,366            3.35
6.000  - 6.499 .............    67            12,920,005           10.42
6.500  - 6.999 .............   112            23,198,882           18.71
7.000  - 7.499 .............   157            29,960,800           24.16
7.500  - 7.999 .............   132            27,979,846           22.57
8.000  - 8.499 .............    76            12,773,905           10.30
8.500  - 8.999 .............    75             8,407,477            6.78
9.000  - 9.499 .............    22             1,769,509            1.43
9.500  - 9.999 .............     5               688,874            0.56
10.000 - 10.499.............     5               615,425            0.50
10.500 - 10.999.............     2               253,968            0.20
12.000 - 12.499.............     1               177,498            0.14
                               ---         -------------          ------
     Total..................   678          $123,993,721          100.00%
                               ===          ============          ======

      As of the related Cut-off Date, the weighted average Mortgage Rate of the ARM Loans will be approximately 7.321% per annum.

                              NEXT ADJUSTMENT DATE

                                                                 Percentage of
                                                                 Cut-off Date
                              Number of    Aggregate Unpaid        Aggregate
    Next Adjustment Date      ARM Loans    Principal Balance   Principal Balance
    --------------------      ---------    -----------------   -----------------
March, 1999 .............       10          $    740,455             0.60%
April, 1999..............       28             6,621,661             5.34
May, 1999................       57            12,035,639             9.71
June, 1999...............       94            10,224,305             8.25
July, 1999 ..............       22             4,537,864             3.66
September, 1999 .........        1                71,250             0.06
July, 2000...............        1               186,072             0.15
August, 2000.............        1               330,578             0.27
September, 2000..........        1               247,982             0.20
October, 2000............       31             4,857,691             3.92
November, 2000...........      124            23,015,402            18.56
December, 2000...........      177            34,344,727            27.70
January, 2001............      109            22,369,497            18.04
February, 2001...........       22             4,410,600             3.56
                               ---           -----------           ------
Total....................      678          $123,993,721           100.00%
                               ===          ============           =======



          As of the related Cut-off Date, the weighted average remaining months to the Next Adjustment Date of the ARM Loans will be approximately 16.81 months.

                                  GROSS MARGIN

                                                                 Percentage of
                                                                 Cut-off Date
                              Number of     Aggregate Unpaid       Aggregate
       Gross Margins (%)      ARM Loans    Principal Balance   Principal Balance
       -----------------      ---------    -----------------   -----------------
2.750-   2.999.............       14       $  2,719,745              2.19%
3.000-   3.249.............       15          2,919,316              2.35
3.250-   3.499.............      136         26,637,855             21.48
3.500-   3.749.............      141         24,565,098             19.81
3.750-   3.999.............       62         11,853,089              9.56
4.000-   4.249.............      240         42,888,473             34.59
4.250-   4.499.............       23          4,492,438              3.62
4.500-   4.749.............       11          2,196,552              1.77
4.750-   4.999.............       14          1,983,605              1.60
5.000-   5.249.............        3            400,919              0.32
5.250-   5.499.............        2            231,417              0.19
5.500-   5.749.............        2            472,917              0.38
5.750-   5.999.............        6            931,952              0.75
6.000-   6.249.............        3            467,078              0.38
6.500-   6.749.............        2            297,726              0.24
6.750-   6.999.............        1            519,563              0.42
7.000-   7.249.............        2            238,480              0.19
7.250-   7.499.............        1            177,498              0.14
                                 ---       ------------            ------
Total......................      678       $123,993,721            100.00%
                                 ===       ============            ======



          As of the related Cut-off Date, the weighted average Gross Margin of the ARM Loans will be approximately 3.825% per annum.

                              MAXIMUM MORTGAGE RATE

                                                                 Percentage of
                                                                 Cut-off Date
                               Number of     Aggregate Unpaid       Aggregate
   Maximum Mortgage Rate (%)   ARM Loans   Principal Balance   Principal Balance
   -------------------------   ---------   -----------------   -----------------
9.500 - 9.999..................      1      $       88,031           0.07%
10.500 - 10.999................      1              47,623           0.04
12.000 - 12.499................      9           1,450,369           1.17
12.500 - 12.999................    179          36,331,309          29.30
13.000 - 13.499................    144          27,626,568          22.28
13.500 - 13.999................    159          34,055,388          27.47
14.000 - 14.499................     74          12,331,435           9.95
14.500 - 14.999................     37           5,993,669           4.83
15.000 - 15.499................     49           4,014,132           3.24
15.500 - 15.999................     17           1,008,307           0.81
16.000 - 16.499................      5             615,425           0.50
16.500 - 16.999................      2             253,968           0.20
17.000 - 17.499................      1             177,498           0.14
                                   ---       -------------         ------
    Total......................    678        $123,993,721         100.00%
                                   ===        ============         =======


         As of the related Cut-off Date, the weighted average Maximum Mortgage Rate of the ARM Loans will be approximately 13.419% per annum.


                            INITIAL PERIODIC RATE CAP

                                                                 Percentage of
                                                                 Cut-off Date
                                Number of    Aggregate Unpaid     Aggregate
Initial Periodic Rate Cap (%)   ARM Loans   Principal Balance  Principal Balance
-----------------------------   ---------   -----------------  -----------------
1.000..........................      153      $ 30,875,390           24.90%
1.500..........................       50         2,733,241            2.20
2.000..........................        1            47,623            0.04
3.000..........................      474        90,337,467           72.86
                                     ---       -----------          ------
    Total......................      678      $123,993,721          100.00%
                                     ===      ============          ======




                                PERIODIC RATE CAP

                                                                 Percentage of
                                                                 Cut-off Date
                                Number of  Aggregate Unpaid        Aggregate
   Periodic Rate Cap (%)        ARM Loans  Principal Balance   Principal Balance
   ---------------------        ---------  -----------------   -----------------
1.000..........................    598         $116,625,964          94.06%
1.500..........................     79            7,320,134           5.90
2.000..........................      1               47,623           0.04
                                   ---         ------------         ------
    Total......................    678         $123,993,721         100.00%
                                   ===         ============         ======

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                Percentage of
                                   Number                       Cut-off Date
                                   of ARM   Aggregate Unpaid       Aggregate
Original Loan-to-Value Ratios(%)   Loans    Principal Balance  Principal Balance
--------------------------------   ------  -----------------  -----------------
30.01 - 35.00...................       1       $     94,516          0.08%
45.01 - 50.00...................       1            159,815          0.13
50.01 - 55.00...................      50          2,733,241          2.20
55.01 - 60.00...................       6            604,001          0.49
60.01 - 65.00...................       7            994,710          0.80
65.01 - 70.00...................       8          1,979,890          1.60
70.01 - 75.00...................      21          4,616,589          3.72
75.01 - 80.00...................      99         21,102,459         17.02
80.01 - 85.00...................      27          6,163,316          4.97
85.01 - 90.00...................     355         67,933,156         54.79
90.01 - 95.00...................     103         17,612,027         14.20
                                     ---        -----------        ------
    Total.......................     678        $123,993,721       100.00%
                                     ===        ============       ======

          The minimum and maximum Loan-to-Value Ratios at origination of the ARM Loans were approximately 30.65% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the ARM Loans was approximately 86.33%.


                                 OCCUPANCY TYPES

                                                                                 Percentage of
                                                                                 Cut-off Date
                                       Number of        Aggregate Unpaid           Aggregate
Occupancy (as indicated by borrower)   ARM Loans        Principal Balance       Principal Balance
------------------------------------   ---------        -----------------       -----------------
Owner-Occupied Primary Residence....      613             $119,369,053               96.27%
Investor............................       59                3,583,919                2.89
Second Home.........................        6                1,040,749                0.84
                                          ---             ------------              ------
    Total...........................      678             $123,993,721              100.00%
                                          ===             ============              ======

                              MORTGAGE LOAN PROGRAM

                                                                                  Percentage of
                                                                                  Cut-off Date
                                          Number of       Aggregate Unpaid          Aggregate
Loan Program                              ARM Loans       Principal Balance     Principal Balance
------------                              ---------     ----------------------  -----------------
Full Documentation.....................      74             $  6,324,626              5.10%
Limited Documentation..................      43                9,173,095              7.40
No Ratio...............................       8                2,113,235              1.70
Alternate Documentation................       2                  425,819              0.34
No Income No Asset.....................       6                1,187,194              0.96
Progressive Express....................     367               66,029,822             53.25
Progressive Express (Assets Verified)..     178               38,739,931             31.24
                                            ---             ------------            ------
    Total..............................     678             $123,993,721            100.00%
                                            ===             ============            ======

         See "--Underwriting" below and Appendix A attached hereto for a description of each Originator's documentation programs.


                                 RISK CATEGORIES

                                                                 Percentage of
                                                                 Cut-off Date
                                Number of  Aggregate Unpaid        Aggregate
               Credit Grade     ARM Loans  Principal Balance   Principal Balance
               ------------     ---------  -----------------   -----------------
A(1)............................  112       $ 15,355,827            12.38%
A-(1)...........................   21          3,868,142             3.12
Progressive Express(TM)I(2).....  255         48,196,857            38.87
Progressive Express(TM)II(2)....  227         45,866,821            36.99
Progressive Express(TM)III(2)...   27          4,698,847             3.79
Progressive Express(TM)IV(2)....   29          5,166,423             4.17
Progressive Express(TM)V(2).....    6            769,553             0.62
Progressive Express(TM)VI(2)....    1             71,250             0.06
                                 ----       ------------           ------
   Total........................  678       $123,993,721           100.00%
                                  ===       ============           ======
-----------------

(1) All of the ARM Loans were reviewed and placed into risk categories generally based on the credit standards of the Progressive Series Program. See "-Underwriting" and Appendix A attached hereto.

(2) These ARM Loans were originated under Impac Funding's Progressive Express(TM) Program. The underwriting for such ARM Loans is generally based on the borrower's "FICO" score and therefore such ARM Loans do not correspond to the alphabetical risk categories listed above.

                                 PROPERTY TYPES


                                                           Percentage of Cut-off
                            Number of    Aggregate Unpaid     Date Aggregate
         Property Type      ARM Loans   Principal Balance   Principal Balance
         -------------      ---------   -----------------   -----------------
Single-Family..............    516        $102,962,026            83.04%
Condominium................    121          13,578,943            10.95
Planned Unit Development...     23           4,118,479             3.32
Two- to Four-Family........     11           2,695,880             2.17
Hi-Rise....................      7             638,392             0.51
                               ---       -------------           ------
   Total...................    678        $123,993,721           100.00%
                               ===        ============           ======



    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES RELATED TO THE ARM LOANS

                                                                              Percentage of
                                                                              Cut-off Date
                                      Number of       Aggregate Unpaid          Aggregate
                   State              ARM Loans      Principal Balance      Principal Balance
                   -----              ---------      -----------------      -----------------
California.........................     371            $ 82,192,197              66.29%
New Jersey.........................      34               6,111,903               4.93
Colorado...........................      28               4,206,099               3.39
Other (no more than 3% in any one
state).............................     245              31,483,523              25.39
                                        ---            ------------             ------
   Total...........................     678            $123,993,721             100.00%
                                        ===            ============             ======


         No more than approximately 2.19% of the ARM Loans will be secured by Mortgaged Properties located in any one zip code.

                                  LOAN PURPOSES

                                                                 Percentage of
                                                                 Cut-off Date
                              Number of    Aggregate Unpaid        Aggregate
       Loan Purpose           ARM Loans   Principal Balance    Principal Balance
       ------------           ---------   -----------------    -----------------
Purchase....................      583      $104,594,411             84.35%
Cash-Out Refinance..........       51        11,058,663              8.92
Rate and Term Refinance.....       44         8,340,646              6.73
                                  ---      ------------            ------
   Total....................      678      $123,993,721            100.00%
                                  ===      ============            ======


          In general, in the case of an ARM Loan made for "rate and term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. ARM Loans made for "cash-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

          See "--Underwriting" below and Appendix A attached hereto for a description of each Originator's risk categories.

The High LTV Pool

GENERAL

          The High LTV Loans had an aggregate outstanding principal balance as of the close of business on January 31, 1999 (the related "Cut-off Date") of approximately $77,767,632 (the "High LTV Pool Cut-off Date Balance"). The High LTV Loans will have fixed rates and generally will be secured by second liens on the related Mortgaged Property as described herein.

PORTABLE LOANS AND REFINANCING OF SENIOR LIENS

          Certain of the High LTV Loans will include provisions allowing the related borrower to transfer the High LTV Loan to another Mortgaged Property. This transfer will only be permitted if the following requirements are met: (i) the Combined Loan-to-Value Ratio of the High LTV Loan after such transfer must be less than or equal to the original Combined Loan-to-Value Ratio, (ii) the Loan-to- Value Ratio of the first lien on the new Mortgaged Property must be less than or equal to the Loan-to- Value Ratio of the first lien on the prior Mortgage Property at the time the related High LTV Loan was originated, and
(iii) both the original and the new Mortgaged Property must be a single-family owner occupied property.

          In addition, the Servicing Agreement will provide that with respect to any High LTV Loan the Master Servicer may allow the refinancing of a senior lien on the related Mortgaged Property provided that certain requirements are met, including, except under certain limited circumstances, that the resulting Combined Loan-to-Value Ratio of such High LTV Loan is no higher than the Combined Loan-to-Value prior to such refinancing and the interest rate on the refinanced senior loan is no higher than the interest rate on the prior senior loan.

BALLOON LOANS

          Approximately 1.90% of the High LTV Loans require monthly payments of principal generally based on a 30-year amortization schedule and generally have scheduled maturity dates of 15 years from the due date of the first monthly payment (each such Mortgage Loan, a "Balloon Loan"), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "Balloon Payment"). The existence of a Balloon Payment generally will require the related Mortgagor to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the Company, the Master Servicer or the Trustee is obligated to refinance any Balloon Loan.

HIGH LTV LOAN CHARACTERISTICS

          The High LTV Loans have original terms to stated maturity of 5 years to 25 years and 1 month.

          With respect to each High LTV Loan, the "Combined Loan-to-Value Ratio" is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien's mortgage balance at the time such loan was originated plus the original balance of the High LTV Loan, divided by the appraised value of the related Mortgage Property. In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Combined Loan-to-Value Ratio.

          As of the related Cut-off Date, each High LTV Loan will have an unpaid principal balance of not less than $3,211 or more than $199,286 and the average unpaid principal balance of the High LTV Loans will be approximately $38,942. The latest stated maturity date of any of the High LTV Loans will be October 1, 2023; however, the actual date on which any High LTV Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

          The weighted average remaining term to stated maturity of the High LTV Loans will be approximately 199 months.

          Approximately 16.22% of the High LTV Loans provide for payment of a prepayment charge. As to each such High LTV Loan, the prepayment charge generally is the maximum amount permitted under applicable state law (or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated as set forth in the following sentence). Approximately 3.13%, 0.04%, 0.05%, 12.33% and 0.68% of the High LTV Loans provide for payment of a prepayment charge for partial prepayments and full prepayments made within approximately one year, eighteen months, two years, three years and five years of the origination of such High LTV Loan calculated in accordance with the terms of the related Mortgage Note; provided, that certain of such High LTV Loans will not have a prepayment charge if the related Mortgagor sells the related Mortgaged Property. All prepayment charges received on the High LTV Loans will be included in the related Available Funds.

          The earliest year in which the first payment was due on any High LTV Loan is 1995 and the latest month and year of first payment will be March 1999.

          The High LTV Loans will not be covered by any primary mortgage insurance or by any hazard insurance.

          None of the High LTV Loans are Buydown Mortgage Loans.

          Set forth below is a description of certain additional characteristics of the High LTV Loans as of the related Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                        PRINCIPAL BALANCES AT ORIGINATION

           Original                                                              Percentage of Cut-off
         Mortgage Loan               Number of           Aggregate Unpaid           Date Aggregate
     Principal Balance($)          High LTV Loans        Principal Balance         Principal Balance
     -----------------             --------------        -----------------         -----------------
       0.01 -  10,000.00......             9            $    85,616                    0.11%
10,000.01 - 20,000.00.........           236              3,804,564                    4.89
20,000.01 - 30,000.00.........           442             11,017,847                   14.17
30,000.01 - 40,000.00.........           506             17,362,587                   22.33
40,000.01 - 50,000.00.........           398             18,242,500                   23.46
50,000.01 - 60,000.00.........           167              8,970,648                   11.54
60,000.01 - 70,000.00.........            98              6,266,785                    8.06
70,000.01 - 80,000.00.........            85              6,297,534                    8.10
80,000.01 - 90,000.00.........            13              1,091,640                    1.40
90,000.01 - 100,000.00........            27              2,641,251                    3.40
100,000.01 and greater........            16              1,986,660                    2.55
                                      ------             ----------                  ------
     Total....................         1,997            $77,767,632                  100.00%
                                       =====            ===========                  =======

         The average principal balance of the High LTV Loans at origination was approximately $39,952.



                     PRINCIPAL BALANCES AT THE CUT-OFF DATE

                                                                                Percentage of Cut-off
       Mortgage Loan                  Number of        Aggregate Unpaid            Date Aggregate
   Principal Balance($)             High LTV Loans     Principal Balance         Principal Balance
   -----------------                --------------     -----------------        ---------------------
     0.01 - 10,000.00.........             14            $   123,332                  0.16%
10,000.01 - 20,000.00.........            251              4,119,655                  5.30
20,000.01 - 30,000.00.........            454             11,552,066                 14.85
30,000.01 - 40,000.00.........            490             17,088,599                 21.97
40,000.01 - 50,000.00.........            396             18,305,401                 23.54
50,000.01 - 60,000.00.........            160              8,707,919                 11.20
60,000.01 - 70,000.00.........             94              6,058,750                  7.79
70,000.01 - 80,000.00.........             83              6,171,786                  7.94
80,000.01 - 90,000.00.........             13              1,099,938                  1.41
90,000.01 - 100,000.00........             26              2,553,525                  3.28
100,000.01 and greater........             16              1,986,660                  2.55
                                       ------            -----------                ------
     Total....................          1,997            $77,767,632                100.00%
                                        =====            ===========                =======

         As of the related Cut-off Date, the average current principal balance of the High LTV Loans will be approximately $38,942.

                                 MORTGAGE RATES

                                                               Percentage of
                                                               Cut-off Date
                          Number of      Aggregate Unpaid        Aggregate
   Mortgage Rates(%)   High LTV Loans   Principal Balance    Principal Balance
   --------------      --------------   -----------------    -----------------
10.000 - 10.499.......         3         $   144,184              0.19%
10.500 - 10.999.......        10             422,463              0.54
11.000 - 11.499.......         9             371,827              0.48
11.500 - 11.999.......       102           3,978,179              5.12
12.000 - 12.499.......        33           1,406,322              1.81
12.500 - 12.999.......       338          12,789,808             16.45
13.000 - 13.499.......       151           6,337,525              8.15
13.500 - 13.999.......       535          20,974,638             26.97
14.000 - 14.499.......       201           7,996,335             10.28
14.500 - 14.999.......       337          13,305,077             17.11
15.000 - 15.499.......        60           2,316,177              2.98
15.500 - 15.999.......       168           5,967,970              7.67
16.000 - 16.499.......        26             901,309              1.16
16.500 - 16.999.......        23             844,989              1.09
18.000 - 18.499.......         1              10,829              0.01
                          ------          ----------             ------
     Total............     1,997          $77,767,632            100.00%
                           =====          ===========            ======

          The weighted average Mortgage Rate of the High LTV Loans will be approximately 13.891% per annum.

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                      Percentage of
                                                                                       Cut-off Date
                                               Number of       Aggregate Unpaid         Aggregate
     Combined Loan-to-Value Ratios (%)      High LTV Loans    Principal Balance      Principal Balance
     ---------------------------------      --------------    -----------------      -----------------
Less than or equal to 25.00................          2        $      101,692              0.13%
35.01 - 40.00..............................          4                95,306              0.12
50.01 - 55.00..............................          2                84,086              0.11
55.01 - 60.00..............................          3                69,002              0.09
60.01 - 65.00..............................          3               126,512              0.16
65.01 - 70.00..............................          2                60,641              0.08
70.01 - 75.00..............................         13               369,182              0.47
75.01 - 80.00..............................         15               790,758              1.02
80.01 - 85.00..............................         28               889,930              1.14
85.01 - 90.00..............................        104             4,206,739              5.41
90.01 - 95.00..............................         78             2,803,926              3.61
95.01 - 100.00 ............................        262            10,725,346             13.79
100.01 - 105.00 ...........................        115             3,742,905              4.81
105.01 - 110.00 ...........................        160             5,169,443              6.65
110.01 - 115.00 ...........................        220             7,965,982             10.24
115.01 - 120.00 ...........................        258            10,480,390             13.48
120.01 - 125.00 ...........................        706            29,180,123             37.52
Greater than 125.00% ......................         22               905,667              1.16
                                                 -----          ------------            ------
    Total..................................      1,997           $77,767,632            100.00%
                                                 =====           ===========            ======

         The minimum and maximum Combined Loan-to-Value Ratios at origination of the High LTV Loans were approximately 11.52% and 162.50%, respectively, and the weighted average Combined Loan-to-Value Ratio at origination of the High LTV Loans was approximately 111.49%.



                                 OCCUPANCY TYPES

                                                                                  Percentage of
                                                                                  Cut-off Date
                                        Number of High      Aggregate Unpaid        Aggregate
Occupancy (as indicated by borrower)       LTV Loans        Principal Balance    Principal Balance
------------------------------------    --------------      -----------------    ------------------
Owner-Occupied Primary Residence.....        1,996            $77,717,653             99.94%
Investor.............................            1                 49,979              0.06
                                            ------            -----------            ------
    Total............................        1,997            $77,767,632            100.00%
                                             =====            ===========            ======

                              MORTGAGE LOAN PROGRAM

                                                                Percentage of
                                                                 Cut-off Date
                           Number of High   Aggregate Unpaid       Aggregate
Loan Program                 LTV Loans      Principal Balance  Principal Balance
------------                 ---------     ------------------  -----------------
Full Documentation.........     1,520          $55,166,021            70.94%
Limited Documentation......       474           22,500,525            28.93
Alternate Documentation....         1               33,772             0.04
Lite (Self Employed B/C)...         2               67,315             0.09
                                -----         ------------           ------
    Total..................     1,997          $77,767,632           100.00%
                                =====          ===========           ======

         See "--Underwriting" below and Appendix A attached hereto for a description of each Originator's documentation programs.



                                 PROPERTY TYPES

                                                                           Percentage of Cut-off
                                  Number of         Aggregate Unpaid         Date Aggregate
     Property Type             High LTV Loans      Principal Balance       Principal Balance
     -------------             --------------      -----------------       -----------------
Single-Family...............        1,862            $72,694,849                 93.48%
Condominium.................           89              3,259,340                  4.19
Planned Unit Development....           22                922,729                  1.19
Two- to Four-Family.........           23                840,965                  1.08
Hi-Rise.....................            1                 49,749                  0.06
                                   ------          -------------                ------
   Total....................        1,997            $77,767,632                100.00%
                                    =====            ===========                ======



  GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES RELATED TO THE HIGH LTV LOANS

                                                                Percentage of
                                                                Cut-off Date
                               Number of     Aggregate Unpaid      Aggregate
            State           High LTV Loans  Principal Balance  Principal Balance
            -----           --------------  -----------------  -----------------
California...................     645          $29,610,491          38.08%
Florida......................     165            5,936,315           7.63
Georgia......................     107            3,696,567           4.75
Oklahoma.....................      97            2,852,608           3.67
Other (no more than 3% in
any one state)...............     983           35,671,651          45.87
                                -----          -----------         ------
   Total.....................   1,997          $77,767,632         100.00%
                                =====          ===========         ======


          No more than approximately 0.54% of the High LTV Loans will be secured by Mortgaged Properties located in any one zip code.

                                  LOAN PURPOSES

                                                                                 Percentage of
                                                                                  Cut-off Date
                                  Number of             Aggregate Unpaid            Aggregate
          Loan Purpose         High LTV Loans          Principal Balance        Principal Balance
          ------------         --------------          -----------------        -----------------
Debt Consolidation Refinance...     1,574                $59,363,293                76.33%
Cash-Out Refinance.............       263                 12,158,643                15.63
Purchase.......................        85                  3,233,288                 4.16
Rate and Term Refinance........        26                  1,182,594                 1.52
Debt Consolidation Cash Out....        25                    969,934                 1.25
Home Improvement Refinance.....        24                    859,881                 1.11
                                   ------               ------------               ------
   Total.......................     1,997                $77,767,632               100.00%
                                    =====                ===========               ======



                            CREDIT BUREAU RISK SCORES

                                                                                    Percentage of
                                                                                     Aggregate
     Credit Bureau                     Number of           Aggregate Unpaid        Cut-off Date
       Risk Score                    High LTV Loans        Principal Balance     Principal Balance
-------------------------            --------------       -------------------    -----------------
619 or lower.....................           28              $ 1,118,503                1.44%
620 - 639........................          256                8,289,041               10.66
640 - 659........................          445               17,062,829               21.94
660 - 679........................          463               18,229,023               23.44
680 - 699........................          368               15,406,677               19.81
700 - 719........................          222                9,225,011               11.86
720 - 739........................          130                5,024,599                6.46
740 - 759........................           54                2,234,541                2.87
760 - 779........................           23                  867,899                1.12
780 - 799........................            5                  186,589                0.24
800 or greater...................            3                  122,920                0.16
                                         -----             ------------              ------
         Total...................        1,997              $77,767,632              100.00%
                                         =====              ===========              ======


          As of the related Cut-off Date, the weighted average Credit Bureau Risk Score of the High LTV Loans is approximately 675.



                              DEBT-TO-INCOME RATIOS

                                                                                  Percentage of
                                                                                  Cut-off Date
     Debt-to-Income                  Number of              Aggregate Unpaid        Aggregate
           Ratio (%)               High LTV Loans         Principal Balance     Principal Balance
---------------------------        --------------        -------------------    -----------------
Up to 20.00.....................           133              $ 5,639,277                7.25%
20.01 - 25.00...................            82                2,507,785                3.22
25.01 - 30.00...................           217                7,352,676                9.45
30.01 - 35.00...................           309               10,995,818               14.14
35.01 - 40.00...................           410               15,137,034               19.46
40.01 - 45.00...................           447               17,930,260               23.06
45.01 - 50.00...................           381               17,237,558               22.17
Greater than 50.00..............            18                  967,225                1.24
                                         -----             ------------              ------
         Total..................         1,997              $77,767,632              100.00%
                                         =====              ===========              ======


          As of the related Cut-off Date, the weighted average Debt-to-Income Ratio of the High LTV Loans is approximately 37.00%.

         Specific information with respect to the High LTV Loans will be available to purchasers of the Bonds on or before the time of issuance of such Bonds. If not included in the Prospectus Supplement, such information will be included in the Form 8-K.

UNDERWRITING

          The Mortgage Loans were acquired by Impac Funding from the Originators. Approximately 12.95% and approximately 84.50% of the ARM Loans were underwritten pursuant to Impac Funding's Progressive Series Program and the Progressive Express Program, respectively, as described in Appendix A attached hereto. Approximately 2.56% of the ARM Loans were underwritten in accordance with Impac Funding's guidelines for CondoSelect Loans.

          Approximately 54.73% of the High LTV Loans were acquired by Impac Funding from Preferred in accordance with the underwriting standards of Preferred attached hereto as Exhibit A. Due diligence and compliance review of such Mortgage Loans were made by the Seller and independent consultants. Approximately 26.53% of the High LTV Loans were acquired by the Seller in accordance with the Seller's "Closed-End Home Equity Loan Program" attached hereto as Exhibit A. Approximately 18.31% of the High LTV Loans were acquired by the Seller in accordance with the Seller's "Progressive Series" program attached hereto as Exhibit A. Approximately 0.43% of the High LTV Loans were acquired by the Seller in accordance with the Seller's "Streamline Second Trust Deed Program" attached hereto as Exhibit A. See "The Mortgage Pools-Underwriting Standards" in the Prospectus.

          All of the Mortgage Loans were generally underwritten in accordance with the description in the Prospectus. All of the Mortgage Loans were reviewed for completeness of documentation. See "The Mortgage Pools-Underwriting Standards" in the Prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF IMPAC FUNDING

          The following information is material and relevant solely with respect to the ARM Loans. The information concerns mortgage loans which are generally similar to the ARM Loans.

          Based solely upon information provided by Impac Funding, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all mortgage loans originated or acquired by Impac Funding. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered "30 days" delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

                                         At December 31, 1996             At December 31, 1997           At December 31, 1998
                                   ----------------------------------------------------------------------------------------------
                                        Number         Principal        Number       Principal        Number         Principal
                                       of Loans          Amount        of Loans       Amount         of Loans         Amount
                                       --------         --------       --------       ------         --------         ------
                                        (Dollars in thousands)          (Dollars in thousands)         (Dollars in thousands)

Total Loans Outstanding............     11,996        $1,550,121       28,494        $3,028,554       33,414         $3,713,986

DELINQUENCY1
  Period of Delinquency:
     30-59 Days....................        587           $66,272        1,167          $136,427        1,677           $172,723
     60-89 Days....................        118            15,089          282            33,203          506             46,719
     90 Days or More...............          3                95           69             6,454          799             51,454
                                       -------         ---------     --------         ---------     --------           --------
  Total Delinquencies..............        708           $81,456        1,518          $176,084        2,982           $270,896
                                        ======           =======      =======          ========      =======           ========
Delinquencies as a Percentage
of Total Loans Outstanding               5.90%             5.25%        5.33%             5.81%        8.92%              7.29%




____________________

1 The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated ("Foreclosure Loans"), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated ("Bankruptcy Loans") and (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled "Foreclosures Pending," "Bankruptcies Pending" and "REO Properties," respectively, and are not included in the "30-59 Days," "60-89 Days," "90 Days or More" and "Total Delinquencies" sections of the table. See the section of the table entitled "Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending" for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled "REO Properties" for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

                                    At December 31, 1996              At December 31, 1997           At December 31, 1998
                                 -----------------------------  -------------------------------  ---------------------------
                                    Number       Principal         Number           Principal      Number      Principal
                                   of Loans       Amount          of Loans           Amount       of Loans       Amount
                                   --------       ------          --------           ------       --------       ------
                                   (Dollars in thousands)           (Dollars in thousands)        (Dollars in thousands)

FORECLOSURES PENDING2                 180         $ 25,697            378           $ 41,792        459          $54,678
Foreclosures Pending as a
Percentage of Total Loans
Outstanding......................     1.50%           1.66%          1.33%              1.38%      1.37%            1.47%

BANKRUPTCIES PENDING3                  55         $  6,315            140           $ 15,517        362          $25,973
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding......................     0.46%           0.41%          0.49%              0.51%      1.08%            0.70%
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending.............     943         $113,468          2,036           $233,393      3,803         $351,547
Total Delinquencies plus
Foreclosures Pending and
Bankruptcies Pending as a
Percentage of Total Loans
Outstanding......................     7.86%           7.32%          7.15%              7.71%     11.38%            9.47%

REO PROPERTIES4..................        2        $    429             80           $  9,276        116          $13,958

REO Properties as a Percentage
of Total Loans Outstanding.......     0.02%           0.03%          0.28%              0.31%      0.35%            0.38%


          The above data on delinquency, foreclosure, bankruptcy and REO property status are calculated on the basis of the total mortgage loans originated or acquired by Impac Funding. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated periods of delinquency or to foreclosure or bankruptcy proceedings or REO property status. In the absence of such mortgage loans, the delinquency, foreclosure, bankruptcy and REO property percentages indicated above would be higher and could be substantially higher.

          The above data on delinquency, foreclosure, bankruptcy and REO property status as of December 31, 1998, include mortgage loans which were sold servicing-released by Impac Funding, but for which the servicing had not yet been transferred as of such date.

          Based solely on information provided by Impac Funding, the following table presents the changes in Impac Funding's charge-offs and recoveries for the period indicated.

___________________

2 Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer's policy, with respect to mortgage loans originated by Impac Funding, to commence foreclosure proceedings when a mortgage loan is between 31 and 60 days delinquent.

3 Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.

4 REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by Impac Funding after the respective dates indicated.

                                                Twelve Months                Twelve Months
                                                    Ended                        Ended
                                              December 31, 1997            December 31, 1998
                                            ---------------------------------------------------
                                            (Dollars in thousands)      (Dollars in thousands)
Charge-offs:
     Mortgage Loan Properties...............        $  291                     $ 2,684
     REO Properties.........................         4,862                        (153)

Recoveries:
     Mortgage Loan Properties...............            62                           0
     REO Properties.........................            18                           0

Net charge-offs:............................         5,073*                      2,531*

Ratio of net charge-offs to average loans
outstanding during the indicated period.....         0.22%**                     0.08%**


______________________

* Does not include losses from the sale of delinquent loans of $358,354 recorded by Impac Funding during the twelve months ended December 31, 1998.
** The ratio of net charge-offs was based upon annualized charge-offs for the indicated periods. The average loans outstanding was computed using monthly balances for the indicated periods.

          From November 1995 through December 1996, Impac Funding experienced no charge-offs and no recoveries.

          The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by Impac Funding. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the Mortgage Pool will consist of a fixed group of Mortgage Loans, the actual charge-off percentages with respect to the Mortgage Pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

          The information set forth in the preceding paragraphs concerning Impac Funding has been provided by Impac Funding.

          Impac Funding has no historical delinquency and default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the High LTV Loans underwritten pursuant to Preferred's or the Seller's underwriting standards described herein. Preferred began originating mortgage loans comparable to the Mortgage Loans during the late summer and early fall of 1996. The Seller began originating and acquiring mortgage loans comparable to the Mortgage Loans during the late fall of 1997. Accordingly, there is insufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the High LTV Loans.

          For loss and delinquency information with respect to mortgage loans similar to the Mortgage Loans serviced by Wendover, see "Description of the Servicing Agreement--The Master Servicer; the Subservicers" herein.

ADDITIONAL INFORMATION

          The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the related Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

          A Current Report on Form 8-K will be available to purchasers of the Bonds and will be filed, together with the Servicing Agreement, the Trust Agreement and the Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

          See "The Mortgage Pools" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.


                                   THE ISSUER

          The Issuer is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Bonds and Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The assets of the Issuer will consist of the Mortgage Loans and certain related assets.


                                THE OWNER TRUSTEE

          Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware. The Owner Trustee will receive a fee on each Payment Date at a rate equal to 0.0017% per annum (the "Owner Trustee Fee Rate") on the aggregate Principal Balance of the Mortgage Loans.

          Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                              THE INDENTURE TRUSTEE

          LaSalle National Bank will act as Indenture Trustee with respect to the Indenture. The Indenture Trustee will receive a fee on each Payment Date at a rate equal to 0.0125% per annum (the "Indenture Trustee Fee Rate"; and together with the Owner Trustee Fee Rate, the "Administrative Fee Rate") on the aggregate Principal Balance of the Mortgage Loans. The Indenture Trustee will provide to a prospective or actual Bondholder without charge, upon written request, a copy of the Indenture.

Requests should be addressed to the Indenture Trustee at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Impac CMB Trust Series 1999-1.

          The Mortgage Files with respect to the Mortgage Loans will be held by Bankers Trust Company (the "Custodian"). See "Description of the
Bonds--Assignment of Trust Fund Assets" in the Prospectus.


                                THE BOND INSURER

          Ambac Assurance Corporation (the "Bond Insurer") is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Bond Insurer primarily insures newly issued municipal and structured finance obligations. The Bond Insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Bond Insurer.

          The consolidated financial statements of the Bond Insurer and its subsidiaries as of December 31, 1997 and December 31, 1996, and for the three years ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 31, 1998; Commission File Number 1-10777) and the unaudited consolidated financial statements of the Bond Insurer and its subsidiaries as of September 30, 1998 and for the periods ending September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1998 (which was filed with the Commission on November 13,
1998), are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

          All financial statements of the Bond Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

          The following table sets forth the Bond Insurer's capitalization as of December 31, 1995, December 31, 1996, December 31, 1997 and September 30, 1998, respectively, in conformity with generally accepted accounting principles.

                           AMBAC ASSURANCE CORPORATION

                        CONSOLIDATED CAPITALIZATION TABLE
                              (Dollars in Millions)

                                             December 31,    December 31,     December 31,   September 30,
                                                 1995            1996            1997            1998
                                                 ----            ----            ----            ----
                                                                                             (Unaudited)
Unearned premiums............................   $   906         $   995         $ 1,184         $ 1,260
Other liabilities............................       295             259             562             803
                                                -------         -------         -------         -------
     Total liabilities.......................     1,201           1,254           1,746           2,063
                                                -------         -------         -------         -------
Stockholder's equity:(1)
     Common Stock............................        82              82              82              82
     Additional paid-in capital..............       481             515             521             527
     Accumulated other comprehensive income..        87              66             118             167
     Retained earnings.......................       907             992           1,180           1,341
                                                -------         -------         -------         -------
Total stockholder's equity...................     1,557           1,655           1,901           2,117
                                                -------         -------         -------         -------
Total liabilities and stockholder's equity...   $ 2,758         $ 2,909         $ 3,647         $ 4,180
                                                =======         =======         =======         =======

___________________

(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Bond Insurer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the Bond Insurer's financial position or results of operations.

          For additional financial information concerning the Bond Insurer, see the audited and unaudited financial statements of the Bond Insurer incorporated by reference herein. Copies of the financial statements of the Bond Insurer incorporated herein by reference and copies of the Bond Insurer's annual statement for the year ended December 31, 1997 prepared in accordance with statutory accounting standards are available, without charge, from the Bond Insurer. The address of the Bond Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

          The Bond Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Bond Insurer and presented under the headings "The Bond Insurer" and "Description of the Bond Insurance Policies" and in the financial statements incorporated herein by reference.


                            DESCRIPTION OF THE BONDS

GENERAL

          The Series 1999-1 Collateralized Asset-Backed Bonds will include the following two classes (the "Class A Bonds"): (i) the Class A-1 Bonds and (ii) the Class A-2 Bonds. The Class A Bonds will represent obligations of Impac CMB Trust Series 1999-1 (the "Issuer"), which was formed pursuant to a Trust Agreement dated as of February 18, 1999 between IMH Assets Corp. (the "Company") and Wilmington Trust Company, the Owner Trustee (as amended and restated by the Amended and Restated Trust Agreement to be dated February 26, 1999, the "Trust Agreement"). The Bonds will be issued pursuant to an Indenture to be dated as of February 26, 1999, between the Issuer and LaSalle National Bank, the Indenture Trustee.

          The Bonds will be secured by the pledge by the Issuer of its assets to the Indenture Trustee pursuant to the Indenture which will consist of the following (such assets, collectively, the "Trust

Fund"): (i) the Mortgage Loans; (ii) collections in respect of principal and interest on the Mortgage Loans received after the related Cut-Off Date (other than payments due on or before the related Cut-off Date); (iii) the amounts on deposit in any Collection Account (as defined in the Prospectus), including the account in which amounts are deposited prior to payment to the Bondholders (the "Payment Account"), including net earnings thereon; (iv) certain insurance policies maintained by the related Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Mortgage Loans; (v) an assignment of the Company's rights under the Mortgage Loan Sale and Contribution Agreement (as defined herein) and the Servicing Agreement; (vi) the Cap Contracts; (vii) the CMAC PMI Policies; and (viii) proceeds of the foregoing.

          The Bonds will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof. See "--Book-Entry Bonds" below.

BOOK-ENTRY BONDS

          GENERAL. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede & Co., as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical Bonds evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

          DTC management is aware that some computer applications, systems, and the like for processing data (the "DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that the DTC Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

          However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

          According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

          None of the Company, the Master Servicer, the Subservicers, the Owner Trustee or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE BONDS. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Form of Bonds."

          Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Bonds--Form of Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive Bonds representing the Book-Entry Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

          For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Form of Bonds" in the Prospectus.

PAYMENTS

          Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in March 1999. Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Bonds, on the Record Date. See "Description of the Bonds--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request, at least five Business Days prior to the related Record Date, of a Holder by wire transfer) to the address of the person entitled thereto (which, in the case of Book-Entry Bonds, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein as of the Determination Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City, Delaware, California or in the city in which the corporate trust offices of the Indenture Trustee are located, are required or authorized by law to be closed.

AVAILABLE FUNDS

          The "Available Funds" for any Payment Date will equal the amount received by the Indenture Trustee and available in the Payment Account on each Payment Date. The Available Funds, as determined separately for each Loan Pool, will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans received or Advanced during the related Collection Period, (ii) any amounts representing interest on amounts in the Payment Account and miscellaneous fees and collections, including prepayment penalties and assumption fees, to the extent not paid to any Subservicer, (iii) any unscheduled payments and receipts, including Mortgagor prepayments on such Mortgage Loans, received during the related Prepayment Period, and (iv) the related Cap Contract Payment Amount, in each case net of amounts reimbursable therefrom to the Master Servicer and any Subservicer and reduced by Servicing Fees, the fees of CMAC under the CMAC PMI Policy, the fees of the Indenture Trustee and the Owner Trustee, and the premium with respect to the Bond Insurance Policies.

          With respect to any Payment Date and the Mortgage Loans, the "Collection Period" is the calendar month preceding the month of such Payment Date. With respect to any Payment Date and the ARM Loans, the "Due Period" is the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the related Cut-Off Date) and ending on the related Due Date. With respect to any Payment Date and the High LTV Loans, the "Due Period" is the calendar month preceding the month of such Payment Date. The "Prepayment Period" with respect to any Mortgage Loan is the prior calendar month.

INTEREST PAYMENTS ON THE BONDS

          On each Payment Date, holders of the Bonds will be entitled to receive an amount (the "Accrued Bond Interest") equal to interest accrued during the related Accrual Period (as defined herein) on the Bond Principal Balance thereof at the then-applicable Bond Interest Rate (as defined below), subject to the limitations described below. With respect to the Class A-1 Bonds, the "Bond Interest Rate" on each Payment Date will be a floating rate equal to the lesser of (i) One-Month LIBOR (as defined herein) plus the related Bond Margin, and
(ii) 12.25% per annum (the "Maximum Class A-1 Bond Interest Rate"). With respect to the Class A-2 Bonds, the "Bond Interest Rate" on each Payment Date will be a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Bond Margin, and (ii) 15.00% per annum (the "Maximum Class A-2 Bond Interest Rate"). However, the amount of interest payable to the Class A-1 Bonds and Class A-2 Bonds on any Payment Date will be limited by the Class A-1 Available Interest and the Class A-2 Available Interest, respectively.

          The "Bond Margin" with respect the Class A-1 Bonds is equal to 0.40% prior to the Step-Up Date and 0.80% thereafter. The "Bond Margin" with respect the Class A-2 Bonds is equal to 0.63% prior to the Step-Up Date and 1.26% thereafter. The "Step-Up Date" is the first Payment Date on which the holder of the Certificates can cause the redemption of the Bonds as described in "--Optional Redemption" below.

          On any Payment Date, the "Class A-1 Available Interest" is equal to interest accrued on the ARM Loans at a rate (the "Class A-1 Available Funds Rate") equal to the sum of (A)(i)(a) the weighted average of the Mortgage Rates on the ARM Loans minus the sum of the related Servicing Fee Rate, Indenture Trustee Fee Rate, Owner Trustee Fee Rate, 0.50% per annum, and, if applicable, the related CMAC PMI Policy Rate, weighted on the basis of the Principal Balances thereof as of the end of the prior Due Period, times a fraction equal to (1) the aggregate Principal Balance of the ARM Loans as of the end of the prior Due Period over (2) the Bond Principal Balance of the Class A-1 Bonds immediately prior to such Payment Date, minus (b) the related Policy Premium Rate, times (ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period plus (B) amounts received on the related Cap Contract and other amounts in respect of interest received with respect to the ARM Loans expressed as a rate per annum.

          On any Payment Date, the "Class A-2 Available Interest" is equal to interest accrued on the High LTV Loans at a rate (the "Class A-2 Available Funds Rate"; and together with the Class A-1 Available Funds Rate, the "Available Funds Rates") equal to the sum of (A)(i)(a) the weighted average of the Mortgage Rates on the High LTV Loans minus the sum of the related Servicing Fee Rate, Indenture Trustee Fee Rate, Owner Trustee Fee Rate and 2.50% per annum, weighted on the basis of the Principal Balances thereof as of the end of the prior Due Period, times a fraction equal to (1) the aggregate Principal Balance of the High LTV Loans as of the end of the prior Due Period over (2) the Bond Principal Balance of the Class A-2 Bonds immediately prior to such Payment Date, minus (b) the related Policy Premium Rate, times
(ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and (B) amounts received on the related Cap Contract and other amounts in respect of interest received with respect to the High LTV Loans expressed as a rate per annum.

          Interest on each Class of Bonds in respect of any Payment Date will accrue (such period, an "Accrual Period") from the preceding Payment Date (or in the case of the first Payment Date, from the Delivery Date) through the day preceding such Payment Date on the basis of the actual number of days in the Accrual Period and a 360-day year.

          If on any Payment Date the related Available Funds is insufficient to pay Accrued Bond Interest on any class of Bonds, the shortfall will be covered by the related Bond Insurance Policy; provided, that to the extent such shortfalls are caused by Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls, they will not be covered by the Bond Insurance Policy. Such shortfalls could occur, for example, if delinquencies on the related Mortgage Loans were exceptionally high, were not covered by Advances and were concentrated in a particular month.

          Any such shortfalls in respect of Prepayment Interest Shortfalls and Relief Act Shortfalls will be carried forward and will bear interest at the related Bond Interest Rate (such amount, the related "Unpaid Interest Shortfall") and be payable on future Payment Dates from the related Net Monthly Excess Cash Flow to the extent of funds available therefor as described below in "--Priority of Payment."

          The "Prepayment Interest Shortfall" for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest (less the related Servicing Fees) resulting from Mortgagor prepayments on the related Mortgage Loans during the related Collection Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. However, with respect to any Payment Date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the Master Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the related Servicing Fees for such Payment Date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the Master Servicer from the Servicing Fees or otherwise. No assurance can be given that the Servicing Fees available to cover Prepayment Interest Shortfalls will be sufficient therefor.

          On each Payment Date, the related "Basis Risk Shortfall" is equal to the excess, if any, of (x) Accrued Bond Interest on the related Bonds calculated pursuant to clause (i) of the definition of Bond Interest Rate thereof over (y) interest accrued on the related Mortgage Loans at the related Available Funds Rate. The related "Basis Risk Shortfall Carry-Forward Amount" is equal to the aggregate amount of related Basis Risk Shortfall for such class of Bonds on such Payment Date, plus any unpaid related Basis Risk Shortfall from prior Payment Dates, plus interest thereon to the extent previously unreimbursed by the related Net Monthly Excess Cash Flow. Basis Risk Shortfall will only be recoverable from the related Net Monthly Excess Cash Flow, and not from the related Policy or otherwise.

          As described herein, Accrued Bond Interest on each class of Bonds is based on the Bond Principal Balances thereof immediately prior to the related Payment Date. The "Bond Principal Balance" of any class of Bonds means the initial Bond Principal Balance thereof as reduced by the sum of (x) all amounts actually distributed to the holders of such Bonds on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Realized Losses allocated thereto (upon which interest will no longer accrue) on all prior Payment Dates.

          The "Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the related Cut-off Date, reduced by all amounts allocable to principal that have been distributed to the Bondholders or to the Certificateholders with respect to such mortgage loan, and as further reduced to the extent of any Realized Loss thereon on or before the date of determination; provided that a 180-day Delinquent High LTV Loan will have a principal balance of zero.

          A "180-day Delinquent High LTV Loan" is a High LTV Loan which has been delinquent for 180 days or more.

CALCULATION OF ONE-MONTH LIBOR FOR THE BONDS

          On the first Payment Date, "One-Month LIBOR" will be equal to 4.94% per annum. On the second business day preceding each following Payment Date (each such date, an "Interest Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the next Accrual Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

          On each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Bonds will be established by the Indenture Trustee as follows:

               (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

               (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE BONDS

          The "Principal Payment Amount" for any Payment Date, as determined separately with respect to the ARM Pool and the High LTV Pool, will be equal to the lesser of (a) the sum of the related Available Funds remaining after distributions pursuant to clause (i) of "--Priority of Payment" below and any portion of any related Insured Amount or Reserve Fund Release Amount for such Payment Date representing a related Overcollateralization Deficit and (b) the sum of:

               (i) the principal portion of all scheduled monthly payments on the related Mortgage Loans received or Advanced (as defined herein) on such Mortgage Loans with respect to the related Due Date;

               (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Pool (or, in the case of a substitution, certain amounts representing a principal adjustment) pursuant to the Servicing Agreement during the preceding calendar month;

               (iii) the principal portion of all other unscheduled collections received on the related Mortgage Loans during the related Prepayment Period (or deemed to be received during the related Prepayment Period (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Bond Insurance Policy)), to the extent not distributed in the preceding month; and

               (iv) any Reserve Fund Release Amount or related Insured Amount paid with respect to any related Overcollateralization Deficit;

               minus

               (v) the amount of any related Overcollateralization Reduction Amount for such Payment Date.

          In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Bond Principal Balance of the Bonds.

          On any Payment Date, the related "Overcollateralization Deficit" is the amount by which the Bond Principal Balance of the Class A-1 Bonds or Class A-2 Bonds, as applicable, exceeds the aggregate Principal Balance of the related Mortgage Loans.

PRIORITY OF PAYMENT

          On each Payment Date, the related Available Funds, any Reserve Fund Release Amount and any Insured Amount with respect to such Payment Date, as determined separately with respect to each Loan Pool, will be allocated to the Securities in the following order of priority, in each case to the extent of amounts remaining:

               (i) to the related Bondholders, the Accrued Bond Interest with respect to such Payment Date;

               (ii) to the related Bondholders, the Principal Payment Amount with respect to such Payment Date;

               (iii) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the related Bond Insurance Policy and any other amounts due to the Bond Insurer pursuant to the Insurance Agreement, to the extent not previously paid or reimbursed (the "Reimbursement Amount");

               (iv) to the related Bondholders, the Overcollateralization Increase Amount (as defined in

          "--Overcollateralization Provisions" below), in reduction of the Bond Principal Balance thereof, until the Bond Principal Balance has been reduced to zero;

               (v) to the Reserve Fund, the related Reserve Fund Addition, if applicable, as described below;

               (vi) to the Class A-1 Bonds or Class A-2 Bonds, as applicable, any related Basis Risk Shortfall Carry-Forward Amount for such Payment Date;

               (vii) to the Class A-1 Bonds or Class A-2 Bonds, as applicable, in respect of any related Unpaid Interest Shortfalls previously allocated thereto, until the amount of such Unpaid Interest Shortfalls have been reduced to zero;

               (viii) to the Indenture Trustee, for amounts owing to the Indenture Trustee other than its Trustee's Fees; and

               (ix) any remaining amounts to the holders of the Trust Certificates.

          In no event will any Principal Distribution Amount paid with respect to any Payment Date and any class of Bonds be less than zero.

OVERCOLLATERALIZATION PROVISIONS

          Initially, the aggregate Principal Balance of the ARM Loans as of the related Cut-off Date will exceed the aggregate Bond Principal Balance of the Class A-1 Bonds as of the Delivery Date by approximately $2,789,859, or 2.25% of the sum of the aggregate Principal Balance of the ARM Loans as of the related Cut-off Date. Initially, the aggregate Principal Balance of the High LTV Loans as of the related Cut-off Date will exceed the aggregate Bond Principal Balance of the Class A-2 Bonds as of the Delivery Date by approximately $12,831,660, or 16.50% of the sum of the aggregate Principal Balance of the High LTV Loans as of the related Cut-off Date. These amounts are the required levels of overcollateralization (the "Required Overcollateralization Amounts") as of the Delivery Date and may increase or decrease, subject to certain trigger tests, in accordance with the provisions of the Indenture.

          The Indenture requires that the related Net Monthly Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the related Bonds to the extent that the related Required Overcollateralization Amount exceeds the related Overcollateralization Amount as of such Payment Date (such excess, the related "Overcollateralization Increase Amount"). The "Net Monthly Excess Cash Flow" means, as determined for each Loan Pool, the amount remaining to be distributed on each Payment Date following clause (iii) of the distributions in "--Priority of Payment" above. The "Required Overcollateralization Amount" means, with respect to the Class A-1 Bonds, as of any Payment Date (i) prior to the related Step-Down Date, 2.25% of the ARM Pool Cut-off Date Balance and (ii) on or after the related Step-Down Date, the greatest of (a) 4.50% of the then current aggregate Principal Balance of the ARM Loans as of the end of the related Due Period, (b) the aggregate Principal Balance of the three largest ARM Loans, (c) two times the excess of (1) 50% of the aggregate Principal Balance of the ARM Loans 90 or more days delinquent over (2) three times the related Net Monthly Excess Cash Flow for such Payment Date and (d) 0.50% of the ARM Pool Cut-off Date Balance. The "Required Overcollateralization Amount" means, with respect to the Class A-2 Bonds, as of any Payment Date (i) prior to the related Step-Down Date, 16.50% of the High LTV Pool Cut-off Date Balance, and (ii) on or after the related Step-Down Date, the greater of (x) 33.00% of the then current aggregate Principal Balance of the High LTV Loans as of the end of the related Due Period and (y) 3.00% of the High LTV Pool Cut-off Date Balance; provided that such Required Overcollateralization Amount shall not be reduced on any Payment Date after the Step-Down Date unless (i) cumulative losses on the High LTV Loans are less than 7.00% of the High LTV Pool Cut-off Date Balance in March 2003 (or 8.00% and 9.00% in March 2004, and March 2005
or thereafter, respectively), and (ii) the average losses on the High LTV Loans over the past six Payment Dates is less than one-half of the average related Net Monthly Excess Cash Flow over the past six Payment Dates; and provided further, that such Required Overcollateralization Amount shall be unlimited on any Payment Date where the aggregate Realized Losses for the prior twelve months exceeds 5.00% of the aggregate Principal Balance of the High LTV Loans as of the first day of such twelve-month period.

          The "Stepdown Date" for the Class A-1 Bonds means the later of (i) the first Payment Date occurring after February 2002 and (ii) the first Payment Date on which the Principal Balance of the ARM Loans is equal to or less than 50% of the ARM Pool Cut-off Date Balance. The "Stepdown Date" for the Class A-2 Bonds means the later of (i) the first Payment Date occurring after February 2003 and
(ii) the first Payment Date on which the Principal Balance of the High LTV Loans is equal to or less than 50% of the High LTV Pool Cut-off Date Balance.

          In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, a portion of the principal which would otherwise be distributed to the holders of the related Bonds on such Payment Date shall not be distributed to the holders of such Bonds on such Payment Date. This has the effect of decelerating the amortization of the Bonds relative to the amortization of the related Mortgage Loans, and of reducing the related Overcollateralization Amount. With respect to any Payment Date and each Loan Pool, the excess, if any, of (a) the related Overcollateralization Amount on such Payment Date over (b) the related Required Overcollateralization Amount is the related "Excess Overcollateralization Amount" with respect to such Payment Date. If, on any Payment Date and as to any Loan Pool, the related Excess Overcollateralization Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the related Overcollateralization Amount is or would be greater than the related Required Overcollateralization Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the related Bonds on such Payment Date shall instead be distributed as excess cash flow to the related Bonds and the Trust Certificates as described under "--Priority of Payment" herein; such amount being the related "Overcollateralization Reduction Amount" for such Payment Date.

THE CAP CONTRACTS

          On the Delivery Date, two separate cap contracts (the "Cap Contracts"), one for the Class A-1 Bonds (the "Class A-1 Cap Contract") and the other for the Class A-2 Bonds (the "Class A-2 Cap Contract"), will be entered into between DLJ Financial Products Limited ("DLJ Financial" or the "Cap Counterparty") and the Issuer. Each Cap Contract will provide for an amount to be paid from such contract equal to the related Cap Contract Payment Amount.

          With respect to any Payment Date, the "Cap Contract Payment Amount" for each Cap Contract will equal interest accrued during the related Accrual Period at a rate equal to the excess of (x) One- Month LIBOR (determined as described above under "--Determination of One-Month LIBOR" above) over (y) the related Strike Price, on an amount equal to the related Projected Principal Balance for such Accrual Period. The "Strike Price" with respect to the Class A-1 Cap Contract will equal 5.25% per annum for the first 6 Payment Dates, 6.00% for the 7th Payment Date to the 16th Payment Date, 6.375% for the 17th Payment Date to the 28th Payment Date, and 8.50% for the 29th Payment Date to the 36th Payment Date. After the 36th Payment Date, the Class A-1 Cap Contract will terminate. The "Strike Price" with respect to the Class A-2 Cap Contract will equal 10.25% per annum for the first 84 Payment Dates. After the 84th Payment Date, the Class A-2 Cap Contract will terminate.

          For the first Payment Date, the "Projected Principal Balance" with respect to the Class A-1 Cap Contract shall be the aggregate Principal Balances as of the Cut-off Date for the ARM Loans. For each Payment Date thereafter, the Projected Principal Balances for the Class A-1 Cap Contract are then based on a prepayment assumption of a constant prepayment rate ("CPR") of 1% per annum for the first six Payment Dates, then 4% CPR on the seventh Payment Date increasing to 10% CPR on the twelfth Payment Date, and 10% CPR thereafter. For the first Payment Date, the "Projected Principal Balance" with respect to the Class A-2 Cap Contract shall be the aggregate Principal Balances as of the Cut-off Date for the High LTV Loans. For each Payment Date thereafter, the Projected Principal Balances for the Class A-2 Cap Contract are then based on a constant prepayment assumption of 20% CPR with respect to the High LTV Loans. There can be no assurance that the Mortgage Loans will pay at these rates or at any other rate. See "Certain Yield and Prepayment Considerations" herein.

          The Cap Contract Payment Amounts will be included in the related Available Funds. See "--Available Funds" above.

THE RESERVE FUND

          On each Payment Date, to the extent that if, following payments on such Payment Date, the sum of the Overcollateralization Amounts for both Loan Pools would be less than the sum of the Required Overcollateralization Amounts for both Loan Pools, the Net Monthly Excess Cash Flow for the Loan Pool currently at the related Required Overcollateralization Amount (the "Reserve Fund Addition") shall be diverted to a reserve fund (the "Reserve Fund").

          On any Payment Date where an Overcollateralization Deficit for either Loan Pool would exist or amounts would be unreimbursed to the Bond Insurer after payment of any related Net Monthly Excess Cash Flow, an amount will be withdrawn from the Reserve Account (the "Reserve Fund Release Amount") and distributed as described herein.

ADVANCES

          Prior to each Payment Date, the Master Servicer is required under the Servicing Agreement to make Advances (out of its own funds, advances made by a Subservicer, or funds held in the Collection Account (as described in the Prospectus) for future payment or withdrawal) with respect to any payments of interest and principal (net of the related Servicing Fees) which were due on the ARM Loans on the immediately preceding Due Date and which are delinquent on the business day next preceding the related Determination Date. In addition, the Master Servicer is required to make such Advances with respect to the High LTV Loans, but only with respect to the interest portion of the related monthly payment.

          Such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds with respect to the related Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Any failure by the Master Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the Indenture Trustee, as successor Master Servicer, will be obligated to make any such Advance, in accordance with the terms of the Servicing Agreement.

          All Advances will be reimbursable to the Master Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to payments on the Bonds.

THE PAYING AGENT

          The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

OPTIONAL REDEMPTION

          The Bonds may be redeemed in whole, but not in part, by the holder of the Certificates on any Payment Date on or after the earlier of (i) the Payment Date on which the sum of the aggregate Principal Balance of the Mortgage Loans is less than or equal to 25% of the aggregate Principal Balance of the Mortgage Loans as of the related Cut-off Date and (ii) the Payment Date occurring in March 2006. The purchase price will be equal to 100% of the aggregate outstanding Bond Principal Balance and accrued and unpaid interest thereon (including any Unpaid Interest Shortfalls and Basis Risk Shortfall Carry-Forward Amount) at the Bond Interest Rate through the date on which the Bonds are redeemed in full together with all amounts due and owing to the Indenture Trustee. The "Final Scheduled Payment Dates" with respect to the Class A-1 Bonds and Class A-2 Bonds are the Payment Dates occurring in March 2029 and June 2023, respectively.

YEAR 2000 PROBLEM

          The "Year 2000 Problem" relates to the fact that many existing computer programs and applications use only two digits to identify a year in the date field. A failure to modify such programs and applications to be Year 2000 compliant may adversely impact the operations at the turn of the century of the Master Servicer and the Trustee. The Master Servicer and the Trustee plan to modify or replace computer programs and applications in order to deal with the Year 2000 Problem. There can be no guarantee that such plans will be timely completed.


                   DESCRIPTION OF THE BOND INSURANCE POLICIES

          On the Delivery Date, the Bond Insurer will issue the Bond Insurance Policies in favor of the Indenture Trustee on behalf of the related Bondholders. The Bond Insurance Policies will unconditionally and irrevocably guarantee certain payments on the related Bonds. Draws will be made on the related Bond Insurance Policy (any such draw, a related "Insured Amount") to cover related Deficiency Amounts and Preference Amounts. A "Deficiency Amount" means (A) with respect to each Payment Date prior to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the related Accrued Bond Interest over the related Available Funds for such Payment Date (but only to the extent of the related Available Interest) and (ii) any related Overcollateralization Deficit not covered by a Reserve Fund Release Amount; (B) with respect to the Final Scheduled Payment Date, an amount equal to the sum of
(i) the excess, if any, of the related Accrued Bond Interest over the related Available Funds for such Payment Date and (ii) the excess, if any, of the Bond Principal Balance of all Outstanding Bonds due on such Final Scheduled Payment Date over the related Available Funds not used to pay the related Accrued Bond Interest for such Final Scheduled Payment Date; and (C) for any date on which the acceleration of the Bonds has been directed or consented to by the Bond Insurer pursuant to Section 5.02 of the Indenture, an amount equal to the excess, if any, of the sum of the Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Available Funds for such date of payment. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts in the Payment Account for such Payment Date available for distribution on such Payment Date. A "Preference Amount" means any amount previously distributed to a Bondholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

Prepayment Interest Shortfalls, Relief Act Shortfalls and any Basis Risk Shortfalls will not be covered by the Bond Insurance Policies. Pursuant to the terms of the Indenture, draws under the Bond Insurance Policy in respect of any Overcollateralization Deficit will be paid to the Bondholders by the Paying Agent as principal. In the absence of payments under the related Bond Insurance Policy, Bondholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the related Overcollateralization Amount or otherwise.


                          THE CAP CONTRACT COUNTERPARTY

          DLJ Financial will be a party to each Cap Contract. DLJ Financial is an exempt Bermudan corporation that has been established as a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc. ("DLJ Inc."). DLJ Financial will look to its parent for a guarantee of its obligations under the Cap Contracts. DLJ Inc. has a ratings classification of "A-" from Standard & Poor's and "A3" from Moody's. As of December 31, 1998, DLJ Inc. had assets of approximately $72,282,236, liabilities of approximately $69,154,537, DLJ Inc.-obligated, mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of DLJ Inc. of $200,000 and stockholder's equity of approximately $2,927,699. All figures are reported in thousands. DLJ Inc. will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of DLJ Inc. Requests for such information should be directed to Anne Buckley at (212) 312-3109 or in writing at Donaldson, Lufkin & Jenrette, Inc., 120 Broadway, 37th Floor, New York, New York 10271.

          DLJ Financial and DLJ Inc. are affiliates of the Underwriter.


                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

          The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the related Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the related Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans (other than the CondoSelect Loans, as described below), the rate and timing of principal prepayments thereon by the Mortgagors and liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and repurchases may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Bonds.

          The Mortgage Loans may be prepaid in full or in part at any time, although approximately half of the Mortgage Loans provide for payment of a prepayment charge. The Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the Master Servicer or Subservicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. In the event the Master Servicer or any Subservicer does not approve an assumption, the related Mortgage Loan will be due on sale. The Master Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans (other than mortgage loans similar to the CondoSelect Loans, as described below) include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

          It is expected that the condominium and single-family properties underlying the CondoSelect Loans will be sold to third-party purchasers of the related properties and that the CondoSelect Loans will be paid off with the proceeds within eighteen to twenty-four months after the Delivery Date; however, there can be no assurance that the CondoSelect Loans will be retired within such time period. As a result, the prepayment experience of the CondoSelect Loans will not be based on factors similar to those for typical single-family residential mortgage loans and will be based largely on the ability of the limited partnership or limited liability company to sell the condominiums and single-family properties to such third-party purchasers.

          Increases in the monthly payments of the ARM Loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans, particularly since the Mortgagor under each ARM Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such ARM Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases.

          The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios (or Combined Loan-to-Value Ratios), may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, because some of the borrowers of the High LTV Loans have Balloon Loans requiring a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Maturity and Prepayment Considerations" in the Prospectus.

          The amount of interest otherwise payable to holders of the Bonds will be reduced by any interest shortfalls to the extent not covered by the Master Servicer as described herein. See "Yield Considerations" in the Prospectus and "Description of the Bonds--Interest Payments on the Bonds" herein for a discussion of the effect of principal prepayments on the Mortgage Loans on the yield to maturity of the Bonds and certain possible shortfalls in the collection of interest.

          In addition, the yield to maturity of the Bonds will depend on, among other things, the price paid by the holders of the Bonds and the then applicable Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Bond is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Bonds, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

          In addition, the yield to maturity on the Bonds may be affected by shortfalls with respect to interest in the event that the interest accrued on the Bonds at the Bond Interest Rate is greater than the related Available Interest Rate. In such event, the resulting shortfall will only be payable to the extent funds are available therefor as described in "Description of the Bonds-Priority of Payment."

          The bond interest rate with respect to each class of Bonds is based upon, among other factors as described herein under "Description of the Bonds--Interest Distributions on the Bonds," the value of One-Month LIBOR. The mortgage rate of each ARM loan generally adjusts semi-annually, commencing after an initial fixed-rate period, generally based upon a different index (Six-Month LIBOR) as described under "Description of the Mortgage Pool" herein and the related gross margin, whereas the bond interest rate on the Class A-1 Bonds adjusts monthly based upon One-Month LIBOR plus the related bond margin, limited by a maximum bond interest rate and available funds. In addition, One-Month LIBOR and Six-Month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the ARM loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which Six-Month LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR. The mortgage rate of each High LTV loan is fixed, whereas the bond interest rate on the Class A-2 Bonds adjusts monthly based upon One-Month LIBOR plus the related bond margin, limited by a maximum bond interest rate and available funds. See "Description of the Bonds--Interest Distributions on the Bonds."

          Although the Mortgage Rates on the ARM Loans will generally adjust semi-annually after the Initial Period, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each such Mortgage Loan, and will be based on the Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Gross Margin (which may be different from the prevailing margins on other mortgage loans). As a result, the Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the ARM Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the ARM Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the ARM Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the ARM Loans, the rate of prepayment on the ARM Loans will be expected to decrease.

          To the extent the interest paid to the Bonds is limited by the related Class A-1 Available Interest or Class A-2 Available Interest, as applicable, the difference between the rate of One-Month LIBOR plus the related Bond Margin and the related Available Interest will create a shortfall that will carry forward with interest thereon. However, such shortfall will be payable only from excess cash flows and only to the extent that the related overcollateralization target has been reached. In addition, payments under the related Cap Contract are based on the principal balance that would have resulted under the assumed prepayment speed described herein with respect to the ARM loans and a constant prepayment speed of 20% with respect to the High LTV loans; a slower or faster prepayment speed may result in the related

Cap Contract providing insufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the related Final Scheduled Payment Date.

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each ARM Loan will generally be recalculated semi-annually after the initial Adjustment Date for such Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such ARM Loan. In addition, an increase in the Mortgage Rate on an ARM Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the ARM Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement with respect to the ARM Loans (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 4.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional amount of approximately 2.3636% (precisely 26/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 30% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption. Correspondingly, a 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption, and so forth. The model used in this Prospectus Supplement with respect to the High LTV Loans, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 100% Prepayment Assumption or 20% CPR or any other Prepayment Assumption percentage or CPR percentage is to assume that the stated percentage of the outstanding principal balance of the related pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at these or any other rates.

          The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Funds as described under "Description of the Mortgage Pool" herein and the performance thereof. The tables assume, among other things, that: (i) the Mortgage Loans consist of five hypothetical mortgage loans with the following characteristics:


                                    Original     Months to    Remaining
                                    Term to      Next Rate    Term to                 Maximum     Minimum
  Principal                         Maturity     Adjustment   Maturity      Gross     Mortgage    Mortgage    Periodic  Pay Change
   Balance         Mortgage Rate   (in months)     Date      (in months)    Margin      Rate       Rate        Cap      Frequency
   -------         -------------   -----------     ----      -----------    ------      ----       ----        ---      ---------
$90,337,467.41     7.4643512140%      360           22            358       3.8625%   13.5184%    4.2852%     1.000%       6
 33,608,630.56     6.9334919628       360            3            356       3.7236    13.1571     4.6851      1.000%       6
     47,623.08     8.2500000000       360            1            301       3.0000    10.8750     3.0000      2.000%      12
 76,288,541.23    13.9063422622       214           N/A           200         N/A        N/A        N/A         N/A       N/A
  1,479,090.73    13.0754468875       359           N/A           171         N/A        N/A        N/A         N/A       N/A


(ii) the first three hypothetical mortgage loans above represent the ARM Loans;
(iii) the fourth and fifth hypothetical mortgage loans above represent the High LTV Loans; (iv) the first and second hypothetical ARM Loans listed above all have an Index of Six-Month LIBOR, which remains constant at 5.06% per annum; (v) the third hypothetical ARM Loan listed above has an Index of One-Year CMT, which remains constant at 4.84% per annum; (vi) the fifth hypothetical loan listed above is a balloon loan with a remaining amortization term of 336 months; (vii) payments on the Bonds are based upon the actual number of days in the month and a 360-day year, and are received, in cash, on the 25th day of each month, commencing in March 25, 1999; (viii) there are no delinquencies or losses on the Mortgage Loans and principal payments on the Mortgage Loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption and the constant percentages of CPR set forth in the following tables; (ix) there are no repurchases of the Mortgage Loans; (x) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (xi) the scheduled monthly payment for the Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity; (xii) with respect to each ARM Loan, the Index remains constant at the rate set forth above and the Mortgage Rate on each ARM Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal the Index plus the applicable Gross Margin, subject to the Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps listed above; (xiii) the monthly payment on each ARM Loan is adjusted on the Due Date immediately following the next related Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (xi) above; (xiv) payments on the Mortgage Loans earn no reinvestment return; (xv) the sum of the Administrative Fee Rate, the Servicing Fee Rate, and the rate per annum at which the premium on the related Bond Insurance Policy accrues is 0.5992% with respect to the ARM Pool and 1.2142% with respect to the High LTV Pool; (xvi) the CMAC Policy Rates on the first, second and third hypothetical loans above are 0.4444233120%, 0.3011496409% and 0.00% respectively; (xvii) there are no additional ongoing Trust Fund expenses payable out of the Trust Funds; (xviii) the Issuer exercises its option to redeem the Bonds on the first Payment Date on which it would be permitted to do so as described in "Description of the Bonds--Optional Redemption" herein; (xix) there are no investment earnings on amounts in any Collection Account, including the Payment Account, and no other miscellaneous servicing fees, including assumption fees and prepayment penalties, are passed through to the Bondholders; and (xx) the Bonds will be purchased on February 26, 1999.

          The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Bond Principal Balance outstanding over time and the weighted average life of the Bonds. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Bonds, and sets forth the percentages of the initial Bond Principal Balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR.

          PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                Class A-1 Bonds
                                                ---------------
Payment Date                         0%     50%    75%     100%    150%    200%
------------                         --     ---    ---     ----    ----    ----
Initial Percentage................. 100%   100%    100%    100%    100%    100%
February 25, 2000..................  99     88      82      76      65      53
February 25, 2001..................  98     74      63      52      34      19
February 25, 2002..................  97     62      47      36       0       0
February 25, 2003..................  96     52      36      25       0       0
February 25, 2004..................  95     43      28       0       0       0
February 25, 2005..................  94     36      21       0       0       0
February 25, 2006..................  93     30       0       0       0       0
February 25, 2007 and thereafter...   0      0       0       0       0       0
Weighted Average Life in Years*.... 6.84    4.25   3.24    2.45    1.61    1.18

___________________
(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of Bond Principal Balance by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

            PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT
                        THE FOLLOWING PERCENTAGES OF CPR

                                             Class A-2 Bonds
                                             ---------------
Payment Date                          0%    10%    15%      20%      30%    40%
------------                          --    ---    ---      ---      ---    ---
Initial Percentage................. 100%   100%   100%     100%     100%   100%
February 25, 2000..................   98     86     80       74       63     51
February 25, 2001..................   96     74     64       54       37     22
February 25, 2002..................   93     63     50       38        0      0
February 25, 2003..................   90     52     38       25        0      0
February 25, 2004..................   87     43     32        0        0      0
February 25, 2005..................   83     37     26        0        0      0
February 25, 2006..................   79     32      0        0        0      0
February 25, 2007 and thereafter...    0      0      0        0        0      0
Weighted Average Life in Years*....  6.44   4.25   3.33     2.48     1.60   1.13

_____________________
(*) The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of Bond Principal Balance by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above. In addition, the Issuer exercises its option to redeem the Bonds on the first Payment Date on which it would be permitted to do so. See "Description of the Bonds--Optional Redemption" herein.

                     DESCRIPTION OF THE SERVICING AGREEMENT

          The following summary describes certain terms of the Servicing Agreement, dated as of February 1, 1999, between the Company and the Master Servicer (the "Servicing Agreement"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE MASTER SERVICER; THE SUBSERVICER

          Impac Funding (in its capacity as master servicer, the "Master Servicer") will act as master servicer for the Mortgage Loans pursuant to the Servicing Agreement. See "Impac Funding" in the Prospectus. Impac Funding has entered into a subservicing arrangement with Wendover. Notwithstanding these agreements, Impac Funding will remain primarily liable for servicing the Mortgage Loans. All of the Mortgage Loans will initially be subserviced by Wendover.

          Wendover is a subservicer of residential, consumer and commercial mortgage loans in 50 states. As of December 31, 1998, Wendover serviced approximately $7.7 billion outstanding principal amount of mortgage loans. Additionally, Wendover provides origination and servicing for Federal Housing Administration home equity conversion mortgages, specialized asset management and default servicing for non-performing product, and special servicing activities for government entities. As of December 31, 1998, Wendover employed 341 employees. Wendover is located in Greensboro, North Carolina. Wendover is an approved servicer in good standing with Freddie Mac.

          Established in 1986, Wendover was originally owned by Sunbelt Savings FSB, which was formed to receive the assets and certain liabilities of Independent American Mortgage Services Inc. ("IAMSI") and other insolvent Texas savings and loan associations. Wendover was a subsidiary of IAMSI until it was purchased by Wendover Financial Services Corp. in June 1990. In October 1992, Wendover was acquired by State Street Bank and Trust Company ("State Street"). In June 1997, Wendover was acquired by Electronic Data Systems Corporation.

          The Bond Insurer will have the right to terminate Impac Funding as Master Servicer (and thereby Wendover as subservicer) if certain loss and delinquency tests in the Servicing Agreement are failed.

DELINQUENCY AND LOSS EXPERIENCE OF THE SUBSERVICER

          The following information is material and relevant solely with respect to the ARM Loans. The information concerns mortgage loans which are generally similar to the ARM Loans.

          The following table sets forth certain information concerning delinquency experience including bankruptcies and foreclosures in progress on one- to four-family residential mortgage, consumer, and commercial loans included in Wendover's servicing portfolio at the dates indicated. Consumer and commercial loans represented less than 12.2% of the overall portfolio volume at December 31, 1998. As of December 31, 1994, 1995, 1996, 1997 and 1998, the total principal balance of loans being serviced by Wendover was (in millions) $7,160.8, $7,637.4, $9,819.8, $7,811.4 and $7,746.8, respectively. The indicated
periods of delinquency are based on the number of days past due on a contractual basis. No mortgage, consumer, or commercial loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                                               December 31,
                            ----------------------------------------------------------------------------------
                                        1994                        1995                       1996
                            --------------------------  ------------------------ -----------------------------
                                          Percent of                 Percent of                  Percent of
                             Number       Servicing       Number     Servicing       Number      Servicing
                           of Loans      Portfolio(3)    of Loans   Portfolio(3)    of Loans    Portfolio(3)
                           --------      ------------    --------   ------------    --------    ------------

Total Portfolio(1)          96,270        100%           94,662       100%           112,980       100%
                            ======        ====           ======       ====           =======       ====
Period of
Delinquency:
  30-59 days...........      4,093          4.73%         5,364         6.10%         5,273         4.57%
  60-89 days...........      1,162          1.39%         1,291         1.46%         1,311         1.11%
  90 days or more(2)...     10,082          5.98%         8,409         7.31%         6,097         4.20%
                            ------         ------        ------        ------         -----         -----
Total Delinquencies(2)
(excluding
Foreclosures)               15,337         12.10%        15,064        14.87%        12,681         9.88%
                            ======         ======        ======        ======        ======         =====
Foreclosures Pending         1,632          2.28%         4,041         4.86%         4,240         4.41%




                                                December 31,
                           --------------------------------------------------
                                     1997                       1998
                           -------------------------  -----------------------
                                        Percent of                Percent of
                            Number      Servicing       Number     Servicing
                           of Loans     Portfolio(3)   of Loans   Portfolio(3)
                           --------     ------------   --------   ------------

Total Portfolio(1)          95,164        100%         82,949        100%
                            ======        ====         ======        ====
Period of
Delinquency:
  30-59 days...........      4,789          4.78%        3,565         4.02%
  60-89 days...........      1,845          1.15%          964         0.99%
  90 days or more(2)...     13,464          3.62%        3,551         2.43%
                            ------          -----        -----         -----
Total Delinquencies(2)
(excluding
Foreclosures)               20,098          9.55%        8,080         7.44%
                            ======          =====        =====         =====
Foreclosures Pending         2,469          3.01%        1,727         2.05%


___________________________






1 Includes loans subject to purchased mortgage servicing rights owned by Wendover totaling 6,332 loans for $614.9 million unpaid principal balance and 9,004 loans for $890.4 million unpaid principal balance as of December 31, 1995 and 1996, respectively, 2,717 loans for $178.1 million unpaid principal balance as of December 31, 1997, and 2,913 loans for $149.9 million unpaid principal balance as of December 31, 1998.

2    Includes bankruptcy delinquencies and pending foreclosure referrals.

3    Computed based on unpaid principal balance.

          Wendover subservices for a variety of clients with portfolios that include sub-performing and non-performing loans. In 1995 Wendover added several new clients with an inordinate amount of loans that were severely delinquent, in foreclosure, bankruptcy or the post-foreclosure claim process. Clients with special needs or those with "B" or "C" quality portfolios are assigned to Wendover's Asset Management Division. Such division handles approximately 400 delinquent loans per employee and is responsible for the collection, workout, foreclosure, bankruptcy or REO management of each account in their respective portfolios. Standards for these portfolios typically require intensive collection activity which include collection contacts early and often, innovative workout programs and fast track foreclosure processing where appropriate.

          GENERAL. There can be no assurance that the delinquency and foreclosure experience of the ARM Loans will correspond to the delinquency and foreclosure experience of the servicing portfolio of Wendover set forth in the foregoing tables. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency and foreclosure experience on the ARM Loans will depend on the results obtained over the life of the Trust Fund. Each servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the ARM Loans. In addition, Wendover's servicing portfolio includes consumer and commercial loans. Each servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the ARM Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wendover. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the ARM Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the ARM Loans.

          Wendover has been servicing mortgage loans of the type included in the High LTV Pool since the summer of 1997. As a result, there is no material loss and delinquency information with respect to the High LTV Loans available for Wendover.

THE BACK-UP SERVICER

          On or prior to the Delivery Date, the Master Servicer intends to obtain a recognized back-up subservicer for the High LTV Loans. In the event of the failure of certain loss and delinquency tests, the Master Servicer, if so requested by the Bond Insurer, will be required to replace Wendover with such servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The "Servicing Fee Rate" in respect of each ARM Loan and High LTV Loan will be equal to 0.425% per annum and 0.800% per annum, respectively, of the outstanding principal balance of such Mortgage Loan. The Servicing Fee consists of (a) servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities in an amount equal to 0.050% per annum with respect to each Loan Pool and (b) subservicing and other related compensation payable to the Subservicer (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Subservicer), equal to 0.375% per annum and 0.750% per annum in the case of the ARM Pool and High LTV Pool, respectively. Wendover will be entitled to retain in the form of additional servicing compensation half of any late payment charges on the Mortgage Loans. The Master Servicer will not be entitled to any such additional servicing compensation and any such amounts, including prepayment penalties, to the extent received by the Master Servicer, will be included in the Available Funds.

                                  THE INDENTURE

          The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

INFORMATION FOR THE BONDHOLDERS

          Certain information made available in the reports to Bondholders referred to in "Description of the Bonds--Reports to Bondholders" in the Prospectus may be obtained by calling LaSalle National Bank's ASAP System at
(714) 282-5518 and requesting statement number 391. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at (714) 282-3990 or such other mechanism as the Indenture Trustee may have in place from time to time.

EVENTS OF DEFAULT

          An "Event of Default" with respect to the Bonds is defined in the Indenture as follows: (a) the failure to pay (i) the Available Funds with respect to a Payment Date on such Payment Date, or (ii) any Unpaid Interest Shortfall or Basis Risk Shortfall Carry-Forward Amount, as applicable, with respect to a Payment Date, but only to the extent funds are available to make such payment as described under "Description of the Bonds--Interest Distributions on the Bonds," "--Principal Distributions on the Bonds" and "--Priority of Payment," as applicable; (b) a default in the observance of certain negative covenants in the Indenture; (c) a default in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee, by the Bond Insurer or by the Holders of at least 25% of the Bond Principal Balance of the Bonds, as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Bond or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, the Bond Insurer or by Bondholders representing at least 25% of the Bond Principal Balance of the Bonds; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure on the Final Scheduled Payment Date to reduce the Bond Principal Balance of the related Bonds to zero.

RIGHTS UPON EVENT OF DEFAULT

          In case an Event of Default should occur and be continuing with respect to the Bonds, the Indenture Trustee may, and on request of the Bond Insurer or the Bondholders representing more than 50% of the Bond Principal Balance of the Bonds then outstanding shall, declare the principal of the Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by Bondholders representing more than 50% of the Bond Principal Balance of the Bonds.

          If, following an Event of Default, the Bonds have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the Bondholders representing more than 50% of the Bond Principal Balance of the Bonds have not directed the Indenture Trustee to sell the assets included in the Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, must sell or cause to be sold the assets included in the Trust Estate if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Bonds, in which case payments will be made on the Bonds in the same manner as described in the next sentence with regard to instances in which such assets are sold. In addition, upon an Event of

Default the Indenture Trustee may sell or cause to be sold the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as provided below: (i) to amounts owed to the Indenture Trustee which have not been previously paid; (ii) to the Bond Insurer in respect of any unpaid premium on the Bond Insurance Policies; (iii) to the Bondholders, the amount of interest then due and unpaid on the Bonds (but not including any CarryForward Amount), without preference or priority of any kind; (iv) to the Bondholders, the amount of principal then due and unpaid on the Bonds, without preference or priority of any kind; (v) to the Bond Insurer for any unreimbursed Insured Amount or any other funds owing to it under the Insurance Agreement; (vi) to the Bondholders, the amount of any Carry-Forward Amount not previously paid; and (vii) to the Issuer.

          Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Bonds; and Bondholders representing more than 50% of the Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. Any such waiver shall not be effective unless the Indenture Trustee has been reimbursed for its costs and expenses incurred in connection with such event of default and prior to its waiver. So long as the Bond Insurer is not in default, the Bond Insurer has, and may exercise without the consent of the Bondholders, all of the rights of the Bondholders under the Indenture.

LIMITATION ON SUITS

          No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the Bond Principal Balance of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60- day period by the Bondholders representing more than 50% of the Bond Principal Balance of the Bonds.

THE INDENTURE TRUSTEE

          The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Indenture Trustee. The Indenture Trustee also may be removed at any time by the Bond Insurer or Bondholders representing more than 50% of the Bond Principal Balance of the Bonds if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the

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appointment by the successor Indenture Trustee. No termination of the Indenture
Trustee without cause will be effective unless the costs and expenses of such Indenture Trustee have been reimbursed in connection with such removal.


                         FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, the Bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1. The Bonds will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the ARM Loans and High LTV Loans will prepay at a rate equal to 100% of the Prepayment Assumption and 30% CPR, respectively. No representation is made that the Mortgage Loans will prepay at those rates or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

          The Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

          Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.


                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in an Underwriting Agreement, dated February 23, 1999 (the "Underwriting Agreement"), among Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), the Company and Impac Holdings, the Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about February 26, 1999, against payment therefor in immediately available funds.

          The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately $186 million, before the deduction of expenses payable by the Company estimated to be approximately $550,000. The Underwriter may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

          The Underwriting Agreement provides that the Company, Impac Funding and Impac Holdings will jointly and severally indemnify the Underwriter, and that under limited circumstances the

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Underwriter will indemnify the Company, Impac Funding and Impac Holdings against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

          There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide the Bondholders with sufficient liquidity of investment. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the Prospectus under "Description of the Bonds--Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Company is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.


                                 LEGAL OPINIONS

          Certain legal matters relating to the Bonds will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.


                                     RATINGS

          It is a condition of the issuance of the Class A-1 Bonds that they be rated "AAAr" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition of the issuance of the Class A-2 Bonds that they be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

          Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Bondholders of payments required under the Indenture. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Bonds. Standard & Poor's rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings issued by Standard & Poor's on payment of principal and interest do not cover the payment of the Carry-Forward Amount.

          The rating process of Moody's addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. The ratings assigned to the Bonds do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Bondholders will be paid any Prepayment Interest Shortfalls, Relief Act Shortfalls or the Carry-Forward Amount.

          The Company has not requested a rating on the Bonds by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by Standard & Poor's and Moody's.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to

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the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds.

          The ratings of the Class A-1 Bonds do not represent any assessment of the Master Servicer's ability to repurchase any Converting Mortgage Loan following the conversion of the related Mortgage Rate to a fixed rate, or the effect on the yield to the Class A-1 Bondholders resulting from any such conversion and the failure of the Master Servicer to repurchase such Converting Mortgage Loan, and the "r" designation in Standard & Poor's rating of the Class A-1 Bonds specifically indicates that such assessment has not been made.


                                LEGAL INVESTMENT

          The Class A-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class A-2 Bonds will not constitute "mortgage related securities" for purposes of SMMEA, because the High LTV Pool will include Mortgage Loans secured by junior liens. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. See "Legal Investment" in the Prospectus.

          The Company makes no representations as to the proper characterization of the Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Bonds constitute a legal investment or are subject to investment, capital or other restrictions.

          See "Legal Investment Matters" in the Prospectus.


                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts of insurance companies in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code; "Disqualified Persons") and "parties in interest" (within the meaning of ERISA; "Parties in Interest") who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Issuer, the Seller, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support or any of their affiliates is a Party in Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest or Disqualified Person with respect to the investing Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes

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of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." There can be no assurance given that the Bonds are or will be treated as debt and not "equity interests" under the DOL Regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Bonds. In evaluating these consequences, the ratings of the Bonds should be considered in connection with the status of the Bonds as debt with no "substantial equity features."


                                     EXPERTS

          The consolidated financial statements of the Bond Insurer, Ambac Assurance Corporation, as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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APPENDIX A -- UNDERWRITING GUIDELINES FOR THE MORTGAGE LOANS

                                  THE ARM POOL

         All of the ARM Loans were acquired by Impac Funding and substantially all were underwritten pursuant to, or in accordance with, the standards of Impac Funding's Progressive Series Program, Progressive Express(TM) Program, Express Priority Refi(TM) Program, or ConformPlus(TM) Program, each of which is described below.

         THE PROGRESSIVE SERIES PROGRAM

         GENERAL. The underwriting guidelines utilized in the Progressive Series Program, as developed by Impac Funding, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of six mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and Loan-to-Value Ratio restrictions. Series I is designed for credit history and income requirements typical of "A" credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower's mortgage loan is placed into either Series II, III, III+, IV or V, depending on which series' mortgage loan parameters meets the borrower's unique credit profile. Series II, III, III+, IV and V allow for less restrictive standards because of certain compensating or offsetting factors such as a lower Loan-to-Value Ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinance mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I Program utilizes an average annual salary to calculate the debt service-to-income ratio. Salaried borrowers are evaluated based on a 12 month salary history, and self-employed and commission borrowers are evaluated on a 24 month basis. The debt service-to-income ratio for Series I borrowers is required to be within the range of 36% to 50%. The Progressive Series II, III, III+, IV and V Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the Loan-to-Value Ratio of the ARM Loan.

         Under the Progressive Series Program, Impac Funding underwrites one- to four-family mortgage loans with Loan-to-Value Ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than Impac Funding at origination; however, the combined Loan-to-Value Ratio ("CLTV") generally may not exceed 95% for mortgage loan amounts up to $400,000 and 90% for mortgage loan amounts above $400,000. In certain circumstances, Impac Funding may allow second lien financing with CLTVs of up to 100%. The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with FHLMC and FNMA standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, Impac Funding may approve mortgage loans in excess of such amount on a case-by-case basis.

         All of the mortgage loans originated under the Progressive Series I, II and III Programs are underwritten either by employees of Impac Funding or by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV and V Programs are underwritten by employees of Impac Funding. Substantially all of the Series I Program mortgage loans and all of the Series II and III Program mortgage loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a Primary Insurance Policy. None of the Series III+ Program ARM Loans with Loan-to-Value Ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. In general, all Series IV and Series V Program ARM Loans have Loan-to- Value Ratios at origination which are less than or equal to 80% and do not require a Primary Insurance Policy. Impac Funding receives verbal verification from Impac Funding's conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

         FULL/ALTERNATIVE DOCUMENTATION AND REDUCED DOCUMENTATION PROGRESSIVE SERIES PROGRAMS. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Impac Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program, the Lite Documentation Program, the "No Ratio" Program or the "No Income, No Assets" Program (any of the foregoing, a "Reduced Documentation Program"). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or FHLMC Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-l's, federal business tax returns for two years, year-to-date financial statements, a business credit report (for corporations) and a signed IRS Form 4506 (Request for Copy of Tax Returns).

         Under the Limited Documentation Program, which is available to borrowers in every Progressive Series Program, Impac Funding obtains from prospective borrowers either a verification of deposits or bank statements for the most recent two-month period preceding the mortgage loan application. In addition, the Lite Documentation Program is available to Series III+, Series IV and Series V self-employed borrowers where the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the Limited Documentation and Lite Documentation Programs generally are limited.

         The Progressive Series Program also allows for approval of applications pursuant to the "No Ratio" Program and "No Income, No Assets" Program. The "No Ratio" Program, available to borrowers in the Series I and Series II Programs, is designed for a mortgage loan which requires a minimum 20% down payment from the borrower with employment information, but no income information, stated on the application (and, therefore, the debt service-to-income ratio is not calculated). The verification of assets is confirmed by written verification of deposits and supported by bank statements.

         Under the "No Income, No Assets" Program, available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the "No Income, No Assets" Program, a mortgage loan with a Loan-to-Value Ratio at origination in excess of 80% is generally not eligible.

         Under all Progressive Series Programs, Impac Funding's or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a Loan-to-Value Ratio at origination in excess of 80% for Series I, II and III and mortgage loans on mortgaged property used as a second or vacation home by the prospective borrowers are not eligible for a Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions and rate-term transactions and a maximum loan amount of $650,000 for cash out refinance transactions. The maximum loan amount for mortgage loans underwritten in accordance with Series III+, IV and V Reduced Documentation Program is $450,000, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Limited Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. Secondary financing may also be allowed in the case of the "No Ratio" or the "No Income, No Assets" Programs. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

         CREDIT HISTORY. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has "A" credit, meaning a minimum of four trade accounts, with 24 months credit history, no 30-day delinquent mortgage payments in the last 24 months, and a maximum of two 30-day delinquent payments on any installment credit account within the past 24 months. No bankruptcies or foreclosures are allowed in the past 24 months. No judgments, suits, liens, collections or charge-offs are allowed within the past 24 months.

         With respect to the Series II Program, a borrower must have a minimum of four trade accounts

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with no late mortgage payments for the past 12 months and may have one 30-day delinquent mortgage payment within the past 13th through 24th months. A borrower may not have more than three 30-day delinquent payments on any revolving credit account and a maximum of three 30-day delinquent payments within the past 24 months on any installment credit account. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series III Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months and may have no more than three 30-day delinquent mortgage payments within the past 13th through 24th months. The borrower may not have more than three 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 24 months and may not have more than three 30-day delinquent and one 60-day delinquent payment on any installment credit account in the past 24 months. Any open judgment, suit, lien, collection or charge-off generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. No late mortgage payments are permitted on equity take-out refinances under the Limited Documentation Program offered under the Progressive Series Program.

         With respect to the Series III+ Program, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. The borrower may not have more than two 30-day delinquent payments and one 60-day delinquent payment on revolving debt in the last 12 months and may not have more than two 30-day delinquent payments and one 60-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $500 generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months.

         With respect to the Series IV Program, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. The borrower may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on revolving debt in the last 12 months and may not have more than four 30-day delinquent payments or two 60-day delinquent payments or one 90-day delinquent payment on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $1,000 generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 18 months.

         With respect to the Series V Program, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments and one 90-day delinquent mortgage payment within the past 12 months. The borrower may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on revolving debt in the last 12 months and may not have more than six 30-day delinquent payments or three 60-day delinquent payments or two 90-day delinquent payments on any installment credit account in the past 12 months. Any open judgments, suits, liens, collections, charge-offs not to exceed $4,000 generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in

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the past 12 months.

         QUALITY CONTROL. Impac Funding generally performs a pre-funding audit on each Progressive Series Program mortgage loan. This audit includes a review for compliance with Progressive Series Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Series Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISALS. Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related loan, from the seller's approved appraiser list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal, or a field review appraisal may be required.

         The seller is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements: (i) be a state licensed or certified appraiser; (ii) meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations; (iii) be experienced in the appraisal of properties similar to the type being appraised; (iv) be actively engaged in appraisal work; and (v) subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         One full appraisal is required on each loan, however, an enhanced desk review is also required when the loan amount is between $350,000 and $500,000; the Loan-to-Value Ratio is over 90%; or the property has multiple units and the Loan-to-Value Ratio is equal to or greater than 80%; the property is unique; or the property exceeds 10 acres. An enhanced field review is also required when the loan amount is above $500,000.

         VARIATIONS. Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Series Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) the prospective mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) the prospective mortgagor has demonstrated an ability to maintain a debt free position; (iv) the prospective mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the prospective mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         THE PROGRESSIVE EXPRESSTM PROGRAM

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         GENERAL. In July 1996, Impac Funding developed an additional Series to the Progressive Program, the "Progressive Express(TM) Program". The concept of the Progressive Express(TM) Program is to underwrite the loan focusing on the borrower's Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgage property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express(TM) Program offers six levels of mortgage loan programs. The Progressive Express(TM) Program has a minimum Credit Score that must be met by the borrower's primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express(TM) I above 680, Progressive Express(TM) II 680-620, Progressive Express(TM) III 619-601, Progressive Express(TM) IV 600-581, Progressive Express(TM) V 580- 551, and Progressive Express(TM) VI 550-500. Each Progressive Express(TM) program has different Credit Score requirements, credit criteria, reserve requirements, and Loan-to-Value Ratio restrictions. Progressive Express(TM) I is designed for credit history and income requirements typical of "A+" credit borrowers. In the event a borrower does not fit the Progressive Express(TM) I criteria, the borrower's mortgage loan is placed into either Progressive Express(TM) II, III, IV, V, or VI, depending on which series' mortgage loan parameters meets the borrower unique credit profile.

         All of the mortgage loans originated under the Progressive Express(TM) program are underwritten either by employees of Impac Funding or by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express(TM) Program, Impac Funding underwrites single family dwellings with Loan-to-Value Ratios at origination of up to 95%. In order for the property to be eligible for the Progressive Express(TM) Program, it must be a single family residence (1 unit only), condominium, and/or planned unit development (PUD). Progressive Express(TM) Programs I through IV loans with Loan-to-Value Ratios at origination in excess of 80% are insured by CMAC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a Loan-to-Value Ratio between 80.01% and 85.00% requires 25% coverage, and a Loan-to-Value Ratio between 85.01% and 95.00% requires 30% coverage. If the borrower does not make such election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by CMAC to Impac Funding providing coverage in the amount of 22% for a mortgage loan with a Loan-to-Value Ratio between 80.01% and 89.99% and of 30% for a mortgage loan with a Loan-to-Value Ratio between 90% and 95%.

         Each borrower completes a Progressive Express(TM) Doc loan application or a Residential Loan Application (Fannie Mae 1003 or FHLMC Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. The conduit seller obtains a verbal verification of employment on each borrower. At the signing of loan documents, each such borrower executes a "Borrower's Certification" certifying the following: (i) loan terms stated on the Progressive Express(TM) Application and/or Residential Loan Application for the loan are true, accurate, and complete; (ii) borrower intends to occupy the property; (iii) if the property is a condominium, attached planned unit development (PUD), attached townhouse/rowhouse or the loan is securing a second home funds used to close the loan are not a gift and are from the Borrower's own funds; (iv) borrower has four months reserves available after closing, exclusive of cash-out proceeds (for Progressive Express(TM) V and VI the reserve requirement is not applicable); (v) borrower and co- borrower, if applicable, are currently employed as stated on the loan application; and (vi) the transaction is an arms length transaction. Impac Funding uses the foregoing parameters as guidelines only. Sellers may include certain provisions in the note that Impac Funding may not enforce, particularly, when a fixed rate loan provides in the addendum to the note for a prepayment penalty. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Product Line.

         CREDIT HISTORY. The Progressive Express(TM) Program defines an acceptable credit history in each of the programs I through VI. Progressive Express(TM) I defines an acceptable credit history as a borrower who has "A+" credit, meaning a minimum of four trade accounts, no 30-day delinquent mortgage payments in the past 24 months, and a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 24 months and one 30-day delinquent payment on any installment credit accounts within the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months.

         With respect to Progressive Express(TM) II, a borrower must have a minimum of four trade accounts, no late mortgage payments for the past 12 months, and a maximum of two 30-day or no 60-day delinquent payments on any revolving credit accounts and a maximum of one 30-day or no 60-day delinquent payments on any installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed within the last 24 months.

         With respect to Progressive Express(TM) III, a borrower must have a minimum of four trade accounts, no late mortgage payments for the past 12 months and may have one 30-day late mortgage payment within the past 13 and 24 months. A borrower may not have more than a maximum of three 30-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs must be paid prior to closing. Tax liens are not allowed within the last 24 months.

         With respect to Progressive Express(TM) IV, a borrower must have a minimum of four trade accounts, no more than two 30-day late mortgage payments for the past 12 months or three 30-day late mortgage payments in the past 24 months. A borrower may not have more than a maximum of three 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 24 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 3 years. Judgments, suits, liens, collections or charge-offs and must be paid prior to closing. Tax liens are not allowed within the last 24 months.

         With respect to Progressive Express(TM) V, a borrower must have a minimum of 3 trade accounts, no more than two 30-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of two 30-day or one 60-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established a satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500, and must be paid at closing. Tax liens are not allowed within the last 12 months.

         With respect to Progressive Express(TM) VI, a borrower must have a minimum of 3 trade accounts, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. A borrower may not have more than a maximum of four 30-day or two 60-day or one 90-day delinquent payments on any revolving credit accounts or installment credit accounts in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000, and must be paid at closing. Tax liens are not allowed within the last 12 months.

         QUALITY CONTROL. Impac Funding generally performs a pre-funding audit on each Progressive Express(TM) Program mortgage loan. This audit includes a review for compliance with Progressive Express(TM) Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Progressive Express(TM) Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISALS. Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related mortgage loan, from the seller's approved appraiser list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal, or a field review appraisal may be required.

         The seller is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements: (i) be a state licensed or certified appraiser; (ii) meet the independent appraiser requirements for staff appraisers, or, if appropriate, fee appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision consistent with their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations; (iii) be experienced in the appraisal of properties similar to the type being appraised;
(iv) be actively engaged in appraisal work; and (v) subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         One full appraisal is required on each loan, however, an enhanced desk review is also required when the loan amount is between $350,000 and $500,000; the Loan-to-Value Ratio is over 90%; the property has multiple units and the Loan-to-Value Ratio is equal to or greater than 80%. An enhanced field review is required when the loan amount is above $500,000.

         Impac Funding commenced acquiring mortgage loans underwritten pursuant to the Progressive Series Program in November 1995 and pursuant to the Progressive Express(TM) Program in late 1996. Accordingly, Impac Funding has limited historical delinquency or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the ARM Loans underwritten pursuant to the Progressive Series Program and the Progressive Express(TM) Program. It is contemplated that all of the Progressive Series Program and Progressive Express(TM) Program mortgage loans originated or acquired by Impac Funding will also be underwritten with a view toward the resale thereof in the secondary mortgage market.

         VARIATIONS. Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Progressive Express(TM) Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor (i) has demonstrated an ability to save and devote a greater portion of income to basic housing needs; (ii) may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market; (iii) has demonstrated an ability to maintain a debt free position; (iv) may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         In addition, see "The Mortgage Pools--Underwriting Standards" in the Prospectus.

                                THE HIGH LTV POOL

UNDERWRITING PROGRAMS FOR PREFERRED CREDIT CORPORATION

         GENERAL. The High LTV Loans originated by Preferred will have been made to borrowers that typically have limited access to traditional home equity mortgage financing for a variety of reasons, such as insufficient home equity value, high levels of debt-to-income ratios, unfavorable past credit experience or a limited credit history. Preferred considers the underwriting policy under which the High LTV Loans are underwritten to be analogous to credit lending, rather than equity lending, since its underwriting decisions are based primarily on the borrower's credit history and capacity to repay rather than on the potential value upon foreclosure of the Mortgaged Property pledged as collateral to secure the related High LTV Loan. Loan decisions are based primarily on an analysis of the prospective borrower's documented cash flow and credit history and supplemented by a collateral evaluation. The proceeds of the High LTV Loans are generally used by the related borrowers to finance (i) debt consolidation,
(ii) property improvements, (iii) the acquisition of personal property such as home appliances or furnishings, (iv) the purchase or refinancing of residential one- to four-family properties, and (v) a combination of debt consolidation, property improvements and other consumer purposes.

         UNDERWRITING PROCESS OF PREFERRED. Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The application is subject to a direct credit investigation by Preferred or Preferred's approved correspondent prior to the extension of credit. Preferred's underwriting investigation generally includes (i) verification of employment, which normally includes, for salaried borrowers, two of the most recent consecutive pay stubs showing year-to-date earnings and the previous year's W-2 form and for self-employed borrowers, a minimum of two years of tax returns or other written or telephone verification with employers, (ii) verifying ownership of the property and any senior mortgage balance, (iii) verifying payment history of the senior lien, which may be obtained form credit bureau information or in writing or by telephone from the holder of any senior lien, and

(iv) obtaining and reviewing an independent credit bureau report from one of three national credit repositories-- TRW, TransUnion and Equifax. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         In evaluating the credit quality of borrowers, Preferred utilizes credit bureau risk scores (the "Credit Score"), a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories--Equifax, TransUnion and TRW. The Credit Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 400s to the 800s. Such Credit Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. Such Credit Scores are based solely on the information at the particular credit repository. The Credit Score is obtained from one of the three national credit repositories stated above and is used by Preferred to provide a means of analysis to assist the underwriter to estimate the probability that the proposed mortgage loan will be paid in accordance with its terms, however, the final decision whether to approve a High LTV Loan rests with Preferred. Credit Scores are not necessarily indicative of ultimate performance of loans, but serve as a measure, based on historical origination and statistical data, of the creditworthiness of borrowers.

         The Maximum Loan Amount ("MLA") a borrower can obtain is generally determined by a combination of considerations, including the Credit Score of the primary wage earner and the combined debt-to-income ratio (the "DTI") of joint borrowers. Provided a mortgage loan generally meets Preferred's other underwriting guidelines, borrowers with applicable Credit Scores and DTIs may generally be granted Maximum Loan Amounts of up to $65,000 and a DTI of up to 50%. Exceptions to these guidelines, including exceptions for Maximum Loan Amounts greater than $65,000, Credit Scores below 620 and DTI's above 50%, may be approved at Preferred's discretion.

         Preferred generally requires one of the following to be obtained for each High LTV Loan: (i) a Uniform Residential Appraisal Report in compliance with FNMA or FHLMC guidelines, (ii) a Second Mortgage Property Value Analysis Report, typically referred to as a "Drive-By Appraisal Report" which consists exclusively of an exterior inspection of the property without examination of interior, or (iii) a comparable sale analysis report referred to as a "Desk-Top Appraisal Report" which generally consists of an analysis of historical comparable sale information on similar type properties through the use of public record information or other on-line real estate sale information services and does not consist of an exterior or interior inspection of the property. All appraisals are analyzed on an "as is" valuation. Substantially all of the appraisals on the High LTV Loans are drive-by appraisals and such appraisals are only considered to a limited extent by Preferred in its mortgage loan underwriting decisions. There can be no assurance that the values determined by appraisers at the time of loan origination will be achieved in the event of foreclosure sale or that a different appraiser (or an appraisal which included an interior review) would have arrived at the same opinion of value.

UNDERWRITING PROGRAMS FOR IMPAC FUNDING CORPORATION

         CLOSED END HOME EQUITY PROGRAM

         High LTV Loans included in the Mortgage Pool originated or acquired by the Seller (other than the Preferred High LTV Loans, the "Impac High LTV Loans") will have been purchased by the Seller, either directly or indirectly from Unaffiliated Sellers (as defined in the Prospectus). Such High LTV Loans will generally have been originated in accordance with underwriting standards acceptable to the Seller or alternative underwriting criteria. The underwriting standard for the Impac High LTV Loans are described below and in the Prospectus Supplement.

         Generally, the underwriting standards used in originating the Impac High LTV Loans are primarily intended to place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay such High LTV Loan.

         Generally, the Impac High LTV Loans purchased by the Seller have been made to borrowers that typically have demonstrated a commitment to maintain their credit obligations regardless of collateral. The creditworthiness of the borrower should be evidenced by a strong credit history as indicated by both traditional credit methods and credit risk scoring models; a commitment to home ownership based on a non-delinquent mortgage payment history; and a stable employment background with a documented history of earnings sufficient to repay obligations; and use the proceeds for home improvements and/or debt consolidation. Under the "Closed-End Home Equity Loan" program, the originator obtains credit information with respect to each applicant from several sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed 54.16%. Generally, the applicant will have a Credit Score of 620 or greater. A credit score (the "CREDIT SCORE") is derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which are obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 800. A borrower with a Credit Score of 720 or higher would be assigned the highest classification for credit quality by the Seller. The principal amount of the "Closed-End Home Equity Loan" originated or purchased by the Seller does not exceed $150,000. Other than on an exception basis, the loans originated under the "Closed-End Home Equity Loan" program will not have a Combined Loans-to-Value Ratio in excess of 135%. In general, the loan is secured by a first or second lien on the related property. In most instances the property is improved with an owner-occupied one-to-four family residence.

         The Seller's underwriting standards are designed to provide a program for all qualified applicants in an amount and for a period of time consistent with their ability to repay. The Seller's underwriting determinations are made without regard to sex, martial status, race, color, religion, age or national origin. Each application is evaluated on its individual merits, applying the stated guidelines to ensure that each application is considered equitably.

         The "Closed-End Home Equity Loan" program allows for "stated value" (i.e., independent verification of property values are not required) on loans of $35,000 and less. Generally, the Seller bases the loan decision on the creditworthiness of the borrower, rather than the underlying collateral. However, the Seller reserves the right to require an appraisal or other documentation verifying values in each and every transaction.

         A credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instance of adverse credit that can be discovered by a search of public records. An applicants recent credit report, obtained by the originator opposed to the correspondent, is used to evaluate the borrower's payment record and must be current at the time of application. A lack of credit history payment will not necessarily preclude a loan if the borrower has sufficient equity in the property.

         Generally, the Seller requires a Title Report or an Abstract of Title with Liability Coverage that includes a bring down or date down endorsement or certification on all property securing loans it originators or purchases. Title reports indicate the lien position of any related senior mortgage loans.

         Generally, the Seller has established classifications with respect to the credit profiles of applicants based on Credit Scores. The criteria currently used by the Seller to classify loan applicants are generally as follows:

Minimum Credit Score       Existing Mortgage              Bankruptcy Filings
--------------------       -----------------              ------------------

720 & above                No 30-day late                 Discharged for at
                           payments in last               least 3 years with
                           12 months and no               re-established credit
                           60-day late payments           prior to closing

719-680                    One time 30-days late          Discharged for at
                           payment in last                least 3 years with
                           12 months and no               re-established credit
                           60-day late payments           prior to closing


679-660                    Two times 30-days late         Discharged for at
                           payment in last                least 3 years with
                           12 months and no               re-established credit
                           60-day late payments           prior to closing

659-640                    Two times 30-days late         Discharged for at
                           payment in last                least 3 years with
                           12 months and no               re-established credit
                           60-day late payments           prior to closing

         Additionally, the Seller's underwriting criteria require loan applicants to meet a minimum monthly disposable income requirement of $1,500 and a debt-to-income ratio of 50% associated with all loan amount and credit score classifications.

         With respect to existing non-mortgage credit, minor derogatory items are acceptable. Generally, collections and/or charge-offs must be brought current. Installment and revolving histories can show one 30-day delinquency in the past 12 months with a credit score of 680 and above. While installment and revolving histories can show three 30-day delinquency in the past 12 months with a credit score of 640 and above.

         In response to changes and developments in the consumer finance area as well as the refinement of the Seller's credit evaluation methodology, the Seller's underwriting requirements for certain types of loans may change from time to time resulting sometimes in more stringent and sometimes in less stringent underwriting requirements. Depending upon the date on which the Impac Funding Loans were originated or purchased by the Seller, such loans may have been originated or purchased by the Seller under different underwriting requirements, and accordingly, certain of the Impac Funding Loans may be of a different credit quality and have different loan characteristics from those of other loans. Furthermore, to the extent that certain loans were originated or purchased by the Seller in accordance with less stringent underwriting requirements, such Impac Funding Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Impac Funding Loans originated or purchased in accordance with more stringent underwriting requirements.

         THE STREAMLINE SECOND TRUST DEED PROGRAM

         GENERAL. In July 1998, Impac Funding developed the Streamline Second Program in addition to its other programs. The Streamline Second Program allows the underwriting of a mortgage loan focusing on the borrower's Credit Score, the borrower's ability and willingness to repay the mortgage loan obligation, and the adequacy of the mortgage property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower's credit bureau report. This includes all reported accounts as well as public records and inquiries. The Streamline Second Program has a minimum Credit Score that must be met by the borrower's primary wage earner. The Credit Score requirement under this program is 620 and above. The Streamline Second Program is designed for borrowers with credit histories and income typical of "A" credit borrowers.

         All of the mortgage loans originated under the Streamline Second Program are underwritten either by employees of Impac Funding or be delegated conduit sellers. Under the Streamline Second Program, Impac Funding underwrites single family dwelling with Combined Loan-to-Value Ratios at origination of up to 100%. The permitted Combined Loan-to-Value Ration under this program depends on, among other things, a borrower's credit history, repayment ability, as well as the type of use of the mortgaged property. The Streamline Second Program generally allows for cash out on a single-family dwelling, which is the primary residence of the related borrower, up to a Combined Loan-to-Value Ratio of 100%. Alternatively, cash out is allowed on a property secured by non-owner occupied borrowers, loans secured by property that is a condominium or an attached planned unit development (PUD), up to a Combined Loan-to-Value Ratio of 90%. In each case, the maximum loan amount is $100,000 and the maximum allowable cash out is $100,000. In order for the property to be eligible it must be a single family dwelling, condominium, planned unit dwelling.

         The Streamline Second Program is designed for borrowers with an excellent mortgage payment history and minimal derogatory credit.

         The original appraised value is used to determine the Combined Loan-to-Value. When an increase in the market value has occurred since the original appraisal date, a current Combined Loan- to-Value may be determined by using a Priority Value-Check alternative appraisal, or drive-by appraisal or a new full appraisal. The alternative appraisal is an automated property valuation that is a professional opinion rather than just a computer-generated data, utilizing the services of highly trained, experienced, state certified appraisers to review available statistical market data in a particular neighborhood. These appraisers determine value by using the zip code, radius search, relevant comparable sales and multiple listing data. Trend analysis for the entire area along with the true comparable analysis of relevant data is used to determine the valuation with remarkable accuracy.

         Each borrower completes a Progressive Express(TM) Doc loan application or a Residential Loan Application (Fannie Mae 1003 or Freddie Mac 65). The borrower must disclose employment with occupation, income, assets and property value on the application, however, there is no verification of the information. The conduit seller obtains a verbal verification of employment on each borrower.

         CREDIT HISTORY. The Streamlined Second Program defines an acceptable credit history as a borrower who has "A" credit with a minimum credit score of 620 with one 30-day delinquent mortgage payments in the last 12 months. Borrower may not have any open judgments or IRS tax liens. Open collection accounts must be paid prior to or at closing.

         QUALITY CONTROL. Impac Funding generally performs a pre-funding audit on each Streamline Second Program mortgage loan. This audit includes a review for compliance with Streamline Second Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Streamline Second Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing, or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISAL. Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related loan, from the seller's approved list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal or field appraisal may be required.

         The Seller is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements: (i) be a state licensed or certified appraiser, (ii) meet the independent appraiser requirements for staff appraisers or, as appropriate, fee appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision with their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, regardless of whether the Seller is subject to those regulations, (iii) be experienced in the appraisal of properties similar to the type being appraised, (iv) be actively engaged in appraisal work, and (v) subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         VARIATIONS. Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Streamline Second Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor may have a potential for increased earnings and advancement to basic housing needs; (ii) the mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the mortgagor has just entered the job market; (iii) the mortgagor has demonstrated an ability to maintain a debt free position; (iv) the mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

         THE PROGRESSIVE SERIES SECOND MORTGAGES

         GENERAL. The underwriting guidelines utilized in the Progressive Series Second Mortgage Program, as developed by Impac Funding, are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Second Mortgage Program designed to meet the needs of borrowers that have less than perfect credit.

         All of the mortgage loans originated under the Progressive Series Second Mortgage Program are underwritten either by employees of Impac Funding or delegates conduit sellers.

         FULL/ALTERNATIVE DOCUMENTATION AND REDUCED DOCUMENTATION PROGRESSIVE SERIES SECOND MORTGAGE PROGRAM. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Impac Funding requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payment and any record of defaults, bankruptcies, repossessions or judgments.

         The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) Lite Documentation Program (c) the Reduced (Stated) Documentation Program. The Full/Alternative Program requires the following documents; (i) Uniform Residential Loan Application (FNMA Form 1003 or FHLMC Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or FHLMC 65A), (iii) Two repository credit report if the Loan-to- Value is 80.01% and above, otherwise a one repository credit report, (iv) Verification of Employment Form providing a complete two year history, (v) Verification of Deposit Form for all liquid assets, verifying borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA 1004 or FHLMC Form 70) if the loan is greater than $50,000. Loans of $50,000 and less require a drive by appraisal (FNMA 704). Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two to three years, including K-1's, federal business tax returns for two years, year-to-date financial statements, and signed IRS Form 4506 (Request for Copy of Tax Returns). In addition, the Lite Documentation program is available to self-employed borrowers where the previous 12 months bank statements and year-to-date profit and loss statement utilized in lieu of tax returns. In addition, the Reduced (Stated) Documentation Program is available to all borrowers where the borrowers income stated on the loan application is used for qualification purposes, however, is not verified. Under these Reduced Documentation programs the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio calculated, however, income is not verified.

         Under all Progressive Series Second Mortgage Program, Impac Funding's or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history and collateral quality are important factors in evaluating a mortgage loan submitted under the Reduced Documentation Programs, the mortgage loan conform to certain criteria regarding maximum loan amount, property type, and occupancy status. Second homes and property that is non-owner occupied are not eligible for Reduced Documentation program. In general the maximum combined Loan-to-Value ratio on Reduced Documentation owner-occupied is 100% with a maximum loan amount of $75,000 which includes a maximum cash-out of $75,000. In general the maximum combined Loan-to-Value ratio on Full/Alternative Documentation for second home and non-owner occupied borrowers is 70% with a maximum loan amount of $150,000 which includes a maximum cash-out of $50,000.

         CREDIT HISTORY. The Progressive Series Program defines an acceptable credit history in each of the Credit Program. The "A" Credit Program defines an acceptable credit history as a borrower who has "A credit, meaning a minimum of three trade accounts, and a maximum of one 30-day delinquent mortgage payment in the last 12 months, and a maximum of three 30-day delinquent payments on any installment credit account, and a maximum of three 30-day delinquent payments on any revolving credit account within the past 12 months. Bankruptcy discharged 2 years and foreclosures not allowed in the last 3 years.

         QUALITY CONTROL. Impac Funding generally performs a pre-funding audit on each Streamline Second program mortgage loan. This audit includes a review for compliance with Streamline Second Program parameters and accuracy of the legal documents. Impac Funding performs a quality control review on a minimum of 25% of the mortgage loans originated or acquired under the Streamline Second Program for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing, or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

         APPRAISAL. Impac Funding does not publish an approved appraiser list for the conduit seller. Conduit sellers may select any appraiser of choice, regardless of the LTV of the related loan, from the sellers' approved appraiser list. At the discretion of the underwriter a full appraisal or enhanced desk review appraisal or field appraisal may be required.

         The Seller is responsible for maintaining an approved appraiser list with appraisers meeting the following requirements: (i) be a state licensed or certified appraiser, (ii) meet the independent appraiser requirements for staff appraisers or, as appropriate, fee appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision with their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, regardless of whether the Seller is subject to those regulations, (iii) be experienced in the appraisal of properties similar to the type being appraised, (iv) be actively engaged in appraisal work, and (v) subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

         Mortgage loans of $50,000 and less with property value of $500,000 or less, a drive by appraisal is required and mortgage loans of $50,001 and greater, a full appraisal is required.

         VARIATIONS. Impac Funding uses the foregoing parameters as guidelines only. On a case-by-case basis, Impac Funding may determine that the prospective mortgagor warrants an exception outside the standard Streamline Second Program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including (i) the prospective mortgagor may have a potential for increased earnings and advancement to basic housing needs; (ii) the mortgagor may have a potential for increased earnings and advancement because of education or special job training, even if the mortgagor has just entered the job market; (iii) the mortgagor has demonstrated an ability to maintain a debt free position; (iv) the mortgagor may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and (v) the mortgagor's net worth is substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

                                IMH ASSETS CORP.
                                     Company


                          COLLATERALIZED MORTGAGE BONDS


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 IN THIS PROSPECTUS.

The Offered Bonds will represent interests only in the trust created for the Offered Bonds and will not represent ownership interests in or obligations of IMH Assets Corp., Impac Mortgage Holdings, Inc. or any of their affiliates.

This prospectus may be used to offer and sell the bonds offered hereby only if accompanied by the prospectus supplement for the Offered Bonds.



THE OFFERED BONDS

The Company proposes to establish one or more trusts to issue and sell from time to time one or more classes of Offered Bonds, which shall be Collateralized Mortgage Bonds. Each series of Bonds will be secured by the assets of a trust. Each series of Offered Bonds will be paid ONLY by the assets of such trust.

THE TRUST FUND

Each series of Bonds will be secured by a trust fund consisting primarily of a segregated pool of one- to four-family residential mortgage loans, including:

                  o mortgage loans secured by first and junior liens on the related mortgage property;

                  o        home equity revolving lines of credit;

                  o mortgage loans where the borrower has little or no equity in the related mortgaged property; and

                  o manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the Company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization.

The Offered Bonds may be offered to public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 23, 1999.

                                TABLE OF CONTENTS

Caption                                                                     Page
-------                                                                     ----
RISK FACTORS...................................................................3

INTRODUCTION..................................................................10

THE MORTGAGE POOLS............................................................11
         General  ............................................................11
         The Mortgage Loans...................................................12
         Allocation of Revolving Credit Loan Balances.........................17
         Underwriting Standards...............................................18
         Qualifications of Originators and Sellers............................19
         Representations by Sellers...........................................19

SERVICING OF MORTGAGE LOANS...................................................21
         General  ............................................................21
         The Master Servicer..................................................21
         Collection and Other Servicing Procedures; Mortgage Loan
                  Modifications...............................................22
         Subservicers.........................................................23
         Special Servicers....................................................23
         Realization Upon or Sale of Defaulted Mortgage Loans.................23
         Servicing and Other Compensation and Payment of Expenses;
                  Spread......................................................25
         Evidence as to Compliance............................................26

DESCRIPTION OF THE BONDS......................................................26
         General  ............................................................26
         Form of Bonds........................................................27
         Assignment of Trust Fund Assets......................................28
         Collection Account...................................................30
         Distributions........................................................34
         Distributions of Interest and Principal on the Bonds.................34
         Funding Account......................................................35
         Distributions on the Bonds in Respect of Prepayment
                  Premiums....................................................36
         Allocation of Losses and Shortfalls..................................36
         Advances ............................................................36
         Reports to Bondholders...............................................37

DESCRIPTION OF CREDIT ENHANCEMENT.............................................38
         General  ............................................................38
         Financial Guaranty Insurance Policy..................................39
         Subordinate Bonds....................................................39
         Letter of Credit.....................................................40
         Mortgage Pool Insurance Policies.....................................40
         Special Hazard Insurance Policies....................................41
         Bankruptcy Bonds.....................................................42
         Overcollateralization................................................43
         Reserve Funds........................................................43
         Maintenance of Credit Enhancement....................................44
         Reduction or Substitution of Credit Enhancement......................45

PURCHASE OBLIGATIONS..........................................................46

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
         CLAIMS THEREUNDER....................................................46
         General  ............................................................46
         Primary Mortgage Insurance Policies..................................46
         Hazard Insurance Policies............................................48
         FHA Insurance........................................................49

THE COMPANY...................................................................49

IMPAC FUNDING CORPORATION.....................................................49

THE AGREEMENTS................................................................50
         Events of Default; Rights Upon Event of Default......................50
         Amendment............................................................51
         Termination; Redemption of Bonds.....................................52
         The Owner Trustee....................................................53
         The Indenture Trustee................................................53

YIELD CONSIDERATIONS..........................................................53

MATURITY AND PREPAYMENT CONSIDERATIONS........................................56

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................57
         Mortgage Loans.......................................................58
         Contracts............................................................58
         Foreclosure on Mortgages.............................................60
         Repossession with respect to Contracts...............................61
         Rights of Redemption.................................................62
         Anti-Deficiency Legislation and Other Limitations on Lenders.........63
         Junior Mortgages.....................................................64
         Consumer Protection Laws with respect to Contracts...................65
         Environmental Legislation............................................65
         Enforceability of Certain Provisions.................................66
         Subordinate Financing................................................66
         Applicability of Usury Laws..........................................67
         Alternative Mortgage Instruments.....................................67
         Formaldehyde Litigation with respect to Contracts....................68
         Soldiers' and Sailors' Civil Relief Act of 1940......................68

FEDERAL INCOME TAX CONSEQUENCES...............................................68
         General  ............................................................68

STATE AND OTHER TAX CONSEQUENCES..............................................74

ERISA CONSIDERATIONS..........................................................74
         Tax-Exempt Investors.................................................75

LEGAL INVESTMENT MATTERS......................................................75

USE OF PROCEEDS...............................................................77

METHODS OF DISTRIBUTION.......................................................77

LEGAL MATTERS.................................................................78

FINANCIAL INFORMATION.........................................................78

RATING   .....................................................................78

AVAILABLE INFORMATION.........................................................78

REPORTS TO BONDHOLDERS........................................................78

INCORPORATION OF CERTAIN INFORMATION BY
         REFERENCE............................................................79

INDEX OF PRINCIPAL DEFINITIONS................................................80

                                  RISK FACTORS

         The Offered Bonds are not suitable investments for all investors. In particular, you should not purchase the Offered Bonds unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

         The Offered Bonds are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

         You should carefully consider, among other things, the following factors in connection with the purchase of the Offered Bonds:

THE OFFERED BONDS WILL HAVE LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Offered Bonds of any series will develop or, if it does develop, that it will provide Offered Bondholders with liquidity of investment or that it will continue for the life of the Offered Bonds of any series. The prospectus supplement for any series of Offered Bonds may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Offered Bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Offered Bonds will not be listed on any securities exchange.

THE OFFERED BONDS WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY

         The Offered Bonds will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Offered Bonds will not represent an interest in or obligation of the company, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Offered Bonds and the mortgage loans will be the obligations (if any) of the company pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's servicing obligations under the related servicing agreement (including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans) and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the master servicer (i) in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible mortgage loan upon conversion to a fixed rate and (ii) to advance funds to mortgagors in respect of draws on revolving credit loans (if applicable). Neither the Offered Bonds nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, by the company, the master servicer or any of their respective affiliates. Proceeds of the assets included in the related trust fund for each series of Offered Bonds (including the mortgage loans and any form of credit enhancement) will be the sole source of payments on the Offered Bonds, and there will be no recourse to the company, the master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Bonds.

ANY CREDIT ENHANCEMENT WILL BE LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED BONDS

         With respect to each series of Offered Bonds, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to herein, including: subordination of any subordinate bonds of the same series; a financial guaranty insurance policy; a letter of credit; a purchase obligation; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; overcollateralization; a reserve fund; a cash flow agreement; or any combination thereof. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Offered Bonds (or certain classes thereof). The company, the master servicer or other specified person will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Offered Bonds, if each applicable rating agency indicates that the then-current rating(s) thereof will not be adversely affected. The rating(s) of any series of Offered Bonds by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Neither the company, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating(s) of any series of Offered Bonds. See "Description of Credit Enhancement--Reduction of Credit Enhancement."

THE RATINGS ON THE OFFERED BONDS ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED BONDS AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME

         It is a condition to the issuance of the Offered Bonds that each class of Offered Bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Offered Bond, and, accordingly, there can be no assurance that the ratings assigned to any Offered Bond on the date on which such Offered Bonds are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Offered Bonds may be adversely affected. See "Rating" herein.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER.

         Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in certain states, notice to any party having an interest of record in the real property, including junior lienholders. Certain states have adopted "anti-deficiency" statutes that limit the ability of a lender to realize upon assets securing a mortgage loan. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of such statutes and judicial principles may be to delay and/or reduce distributions in respect of the Offered Bonds. See "Certain Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans."

AN INVESTMENT IN SECURITIES SUCH AS THE BONDS THAT ARE SECURED BY MORTGAGE LOANS AND/OR MANUFACTURED HOUSING CONDITIONAL SALES CONTRACTS AND INSTALLMENT LOAN AGREEMENTS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES AND CHANGES IN THE BORROWERS' FINANCIAL CONDITION.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to-value ratios will be affected by any decline in real estate values. Any decrease in the value of such mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY BE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC

         Certain mortgage loans may be underwritten in accordance with underwriting standards which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. Accordingly, Mortgage loans underwritten under the originators' non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE VARIABLE PAYMENTS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Certain of the types of loans which may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. In the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. In the case of buydown loans, the increase in the monthly payment by the mortgagor during and following the buydown period may result in an increased risk of default on such buydown loan. Certain of the mortgage loans provide for escalating or variable payments by the mortgagor, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances, mortgagors may not be able to make their loan payments as such payments increase and thus the likelihood of default will increase.

         This is a consideration with respect to revolving credit loans, since additional draws may be made by the mortgagor in the future up to the applicable credit limit. Although revolving credit loans are generally subject to provisions whereby the credit limit may be reduced as a result of a material adverse change in the mortgagor's economic circumstances, the servicer or master servicer generally will not monitor for such changes and may not become aware of them until after the mortgagor has defaulted. Under extreme circumstances, a mortgagor may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances. For a series of Offered Bonds backed by the trust balances of revolving credit loans, even though the trust balance of a revolving credit loan will not increase as a result of draws after the Offered Bonds are issued, the foregoing considerations are relevant because such trust balance will share pro rata in any losses incurred on such revolving credit loan.

         Any risks associated with the variable payments of such mortgage loans may affect the yield to maturity of the Offered Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY BE SECURED BY JUNIOR LIENS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Certain mortgage loans may be secured by second liens on the related mortgaged properties. As to mortgage loans secured by second mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer or subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Offered Bonds, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

CERTAIN OF THE MORTGAGE LOANS MAY BE CONCENTRATED IN A PARTICULAR AREA, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of Offered Bonds may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Moreover, as described below, any mortgage loan for which a breach of a representation or warranty exists will remain in the related trust fund in the event that a seller is unable, or disputes its obligation, to repurchase such mortgage loan and such a breach does not also constitute a breach of any representation made by any other person. In such event, any resulting losses will be borne by the related form of credit enhancement, to the extent available. Any risks associated with mortgage loan concentration may affect the yield to maturity of the Offered Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR BALLOON PAYMENTS AT MATURITY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Certain of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self- amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the Offered Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the Offered Bonds to the extent losses caused by such risks which are not covered by credit enhancement are allocated to the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE HIGH COMBINED LOAN-TO-VALUE RATIOS, SUCH THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Some or all of the mortgage loans included in any trust fund may be high loan-to-value loans, with combined loan-to-value ratios in excess of 100%. Such mortgage loans may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Bonds.

CERTAIN OF THE MORTGAGE LOANS MAY PROVIDE FOR REVOLVING LINES OF CREDIT, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         With respect to revolving credit loans, except for certain programs under which the draw period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such mortgage loans prior to maturity, which amount may include substantial draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a revolving credit loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such revolving credit loan or to sell the related mortgaged property. Furthermore, revolving credit loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under revolving credit loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the mortgage rate applicable at the time the revolving credit loan was originated may have an adverse effect on the ability of the mortgagor to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a revolving credit loan at its maturity.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE BEEN UNDERWRITTEN BY SELLERS WHO ARE NOT AFFILIATED WITH THE COMPANY, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Mortgage loans to be included in a mortgage Pool will have been purchased by the company, either directly or indirectly from sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the company and generally described herein under "The Mortgage Pools--Underwriting Standards" or such alternative underwriting criteria as may be described in the related prospectus supplement. However, in some cases, particularly those involving unaffiliated sellers, the company may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to such effect and will reflect what, if any, reunderwriting of the related mortgage loans was done by the company or any of its affiliates. To the extent the mortgage loans cannot be reunderwritten or the underwriting criteria cannot be verified, the mortgage loans may suffer losses greater than they would had they been directly underwritten by the company or an affiliate thereof. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Bonds.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein. To the extent such laws and regulations result in losses on the mortgage loans, the yield to maturity of the Offered Bonds, to the extent not covered by credit enhancement, may be affected.

THE RATE OF PREPAYMENTS ON THE TRUST FUND ASSETS AND THE PURCHASE PRICE YOU PAID FOR THE OFFERED BONDS MAY CAUSE YOUR YIELD TO BE LOWER THAN ANTICIPATED

         The yield to maturity of the Offered Bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties), or draws (if applicable) on the related mortgage loans and the price paid by Offered Bondholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments (or draws if applicable) on the related mortgage loans. The yield to maturity on interest only Offered Bonds will be extremely sensitive to the rate of prepayments (or draws if applicable) on the related mortgage loans. In addition, the yield to maturity on certain other types of classes of Offered Bonds, including Offered Bonds with an accrual feature, Offered Bonds with an interest rate which fluctuates based on an index or inversely with an index or certain other classes in a series including more than one class of Offered Bonds, may be relatively more sensitive to the rate of prepayment (or draws if applicable) on the related mortgage loans than other classes of Offered Bonds. In addition, to the extent amounts in any funding account have not been used to purchase additional mortgage loans, holders of the Offered Bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein.

         The yield to maturity of the Offered Bonds of any series, or the rate and timing of principal payments (or draws if applicable) on the related mortgage loans may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, revolving credit loans may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new draws. Furthermore, revolving credit loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Offered Bonds backed by revolving credit loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

          For any series of Offered Bonds backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal distributions on the Offered Bonds. For a series of Offered Bonds backed by the trust balances of revolving credit loans, the specific provisions applicable to the allocation of payments, draws and losses on the revolving credit loans between the trust balances and the excluded balances thereof will also have a significant effect on the rate and timing of principal distributions on the Offered Bonds. See "Description of the Mortgage Pools--Allocation of Revolving Credit Balances" herein.

CERTAIN OF THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property with contaminated with or affected by hazardous wastes or hazardous substances, such mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Offered Bonds, to the extent not covered by credit enhancement, may be affected.

ERISA RESTRICTIONS MAY APPLY TO THE OFFERED BONDS, WHICH BY RESTRICTING THE MARKET, MAY AFFECT THE LIQUIDITY OF THE OFFERED BONDS

         Generally, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Bonds of any series. See "ERISA Considerations".

                                  INTRODUCTION

         Each series of offered bonds (the "Offered Bonds"; and together with any bonds of the same series not offered by the related prospectus supplement, the "Bonds") will represent indebtedness of the related trust fund (with respect to any series, the "Trust Fund") to be established by IMH Assets Corp. (the "Company") pursuant to a trust agreement (the "Trust Agreement") and will be secured by certain assets deposited therein. Each Trust Fund for a series of Bonds and the related Certificates (as defined herein, and together with the Bonds, the "Securities") will consist primarily of a segregated pool (a "Mortgage Pool") of one- to four-family residential first and/or junior mortgage loans, including home equity revolving lines of credit ("Revolving Credit Loans"), or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") or interests therein, acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be pledged pursuant to an indenture (the "Indenture") to secure a series of Bonds to the extent and as more fully described herein under "The Agreements" and in the related Prospectus Supplement. Information regarding the Bonds of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

         Each series of Bonds will include one or more classes. Each class of Bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Bonds to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Bonds" and in the related Prospectus Supplement. A series may include one or more classes of Bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The Company's only obligations with respect to a series of Bonds will be pursuant to certain representations and warranties made by the Company, except as provided in the related Prospectus Supplement. The master servicer (the "Master Servicer") for any series of Bonds will be named in the related Prospectus Supplement. The principal obligations of the Master Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the related Mortgage Loans). See "Description of the Bonds."

         If so specified in the related Prospectus Supplement, the Trust Fund for a series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of Bonds or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

         The rate of payment of principal of each class of Bonds entitled to a portion of principal payments on the Mortgage Loans and the other Trust Fund Assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets and the rate and timing of Draws (as defined herein) in the case of the Revolving Credit Loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Bonds in the manner described herein and in the related Prospectus Supplement. See "Yield Considerations."

         Bonds of a series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

         The Bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

         There will be no secondary market for the Bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.


                               THE MORTGAGE POOLS

GENERAL

         Each Mortgage Pool will consist primarily of Mortgage Loans, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company. The Mortgage Loans may consist of Mortgage Loans and Contracts, each as described below. The Mortgage Loans will either be (i) mortgage loans as to which the entire principal amount is advanced at origination or (ii) revolving home equity lines of credit ("Revolving Credit Loans"). In connection with a series of Bonds backed by Revolving Credit Loans, if the related Prospectus Supplement indicates that the Mortgage Pool consists of certain balances of such Revolving Credit Loans, then the term "Mortgage Loans" as used herein refers only to such balances where the context so requires.

         The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units, which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home. In addition, certain Mortgage Loans included in the Trust Fund may be made to the same borrower, which Mortgage Loans may be cross-collateralized with each other.

         The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will not be guaranteed or insured by the Company, any of its affiliates or by any governmental agency or instrumentality. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA Loans"). See "Description of Primary Insurance Policies--FHA Insurance."

         If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent up to, but not including, 90 days, as of the Cut-off Date. Such Mortgage Loans will be limited to 20% (by principal balance) of any Trust Fund. No non-performing Mortgage Loan will be included in any Trust Fund. A Mortgage Loan is "non-performing" if it is 90 days or more delinquent as of the related Cut-off Date.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from affiliates of the Company such as Impac Funding, Impac Holdings, Southern Pacific Thrift and Loan Association, Southern Pacific Funding Corporation and Imperial Credit Industries, Inc. (collectively, the "Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the Company directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

         Under certain circumstances, the Mortgage Loans to be included in a Mortgage Pool will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Bonds (a "Designated Seller Transaction"). Such Bonds may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Mortgage Pool composed of Mortgage Loans acquired by the Company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Company or, unless it is the Seller, Impac Funding or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

THE MORTGAGE LOANS

         Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (7) below, with any variations described in the Prospectus Supplement:

                  (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

                  (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

                  (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans") having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index*. The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations


---------------------------

         * The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes: (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months,
(iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

         on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan generally not later than six to ten years subsequent to the initial payment date;

                  (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

                  (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

                  (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered
         (1) through (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

         If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgaged Properties secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

         Certain information, including information regarding loan-to-value ratios (each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Bonds, will be supplied in the related Prospectus Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination) or of the Credit Limit, if applicable, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property securing a Mortgage Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Mortgage Loans, the "Value" of the related Mortgaged Property will generally be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain Mortgage Loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the "Value" is generally no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time. The "Credit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

         The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter. In addition, certain or all of the Mortgage Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% and will not be insured by a Primary Insurance Policy (such Mortgage Loans, "High LTV Loans").

         If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Company, the related Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Company or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii) additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Bonds--Payments on Mortgage Loans; Deposits to Collection Account." Generally, the Mortgagor under each Buydown Mortgage Loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be revolving credit loans (the "Revolving Credit Loans"). The Revolving Credit Loans will be originated pursuant to loan agreements (the "Credit Line Agreements"). Interest on each Revolving Credit Loan will be calculated according to the daily simple interest method, and with respect to each Revolving Credit Loan, the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving Credit Loan will have a Mortgage Rate that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the Index on such day as specified in the related Prospectus Supplement, and (b) the gross margin specified in the related Mortgage Note (which may vary under circumstances if so specified in the related Prospectus Supplement), subject to the maximum rate set forth in the Mortgage Note and the maximum rate permitted by applicable law. Notwithstanding the forgoing, if so specified in the related Prospectus Supplement, a Mortgage Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and gross margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest distributions on the Bonds may initially be lower than expected. See "Risk Factors--Risks Relating to Revolving Credit Loans" herein.

         Each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 30 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "Additional Balance" or a "Draw") under the related Credit Line Agreement at any time during the period specified therein (such period as to any Mortgage Loan, the "Draw Period"). The Draw Period generally will not be more than 15 years. With respect to each Revolving Credit Loan, if the Draw Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will not be less than the Finance Charge (as defined herein) for the related billing cycle. The Mortgagor for each Mortgage Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance (as defined herein) thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw. Unless otherwise provided in the related Prospectus Supplement, Draws made after the related Cut-off Date will be excluded from the Mortgage Pool.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Revolving Credit Loan, (a) the Finance Charge (the "Finance Charge") for any billing cycle generally will be equal to interest accrued on the average daily principal balance of such Mortgage Loan for such billing cycle at the related Mortgage Rate, (b) the Account Balance (the "Account Balance") on any day generally will be the aggregate of all related Draws funded on such day and outstanding at the beginning of such day, plus the sum of any unpaid Finance Charges and any unpaid fees, insurance premiums and other charges (collectively, "Additional Charges") that are due on such Mortgage Loan minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day, and (c) the "principal balance" on any day generally will be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Mortgage Loan will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional Charges that are due thereon, and third, to any related Draws outstanding.

         The Mortgaged Property securing each Revolving Credit Loan will be subject to the lien created by the related Mortgage in respect of the outstanding principal balance of each related Draw or portion thereof that is not included in the related Mortgage Pool, whether made on or prior to the related Cut-off Date or thereafter. Such lien will be the same rank as the lien created by such Mortgage in respect of such Revolving Credit Loan, and monthly payments, collections and other recoveries under the Credit Line Agreement related to such Revolving Credit Loan will be allocated as described in the related Prospectus Supplement among such Revolving Credit Loan and the outstanding principal balance of each Draw or portion thereof excluded from the Mortgage Pool. The Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the Mortgage Pool.

         Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Mortgage Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will contain a customary "due-on-sale" clause.

         As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Revolving Credit Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, at the discretion of the Master Servicer, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the loan.

         The Prospectus Supplement for each series of Bonds will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of Bonds will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans, (vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the Mortgage Loans are ARM Loans or Revolving Credit Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the Mortgage Loans, (x) the number of Buydown Mortgage Loans, if applicable, (xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable and (xii) if the Mortgage Loans are Revolving Credit Loans, the aggregate Credit Limits of the related Credit Line Agreements and the Credit Utilization Rate. A Current Report on Form

8-K will be available upon request to holders of the related series of Bonds and will be filed, together with the related Master Servicing Agreement, Trust Agreement and Indenture, with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. The composition and characteristics of a Mortgage Pool containing Revolving Credit Loans may change form time to time as a result of any Draws made after the related Cut-off Date under the related Credit Line Agreements that are included in the Mortgage Pool. In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement other than as a result of any such Draws, such addition or deletion will be noted in the Current Report on Form 8-K.

         The Company will cause the Mortgage Loans constituting each Mortgage Pool to be assigned, without recourse, to the Indenture Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series (the "Securityholders"). Except to the extent that servicing of any Mortgage Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Servicing Agreement and will receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Bonds" and "The Agreements." With respect to those Mortgage Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage Loans--Subservicers," and "Description of the Bonds--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Bonds--Advances"). With respect to the Revolving Credit Loans, the Master Servicer (or such other entity identified in the related Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related Cut-off Date. In addition to or in lieu of the Master Servicer for a series of Bonds, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

         With respect to any series of Bonds backed by Revolving Credit Loans, the related Trust Fund may include either (i) the entire principal balance of each Revolving Credit Loan outstanding at any time, including balances attributable to Draws made after the related Cut-off Date, or (ii) only a specified portion (the "Trust Balance") of the total principal balance of each Revolving Credit Loan outstanding at any time, which except as otherwise indicated in the related Prospectus Supplement will consist of the principal balance thereof as of the Cut-off Date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the Cut-off Date.

         In the latter case, that portion of the principal balance of any Revolving Credit Loan not included in the Trust Balance at any time is referred to as the "Excluded Balance," which will include balances attributable to Draws after the Cut-off Date and may include, if so specified in the related Prospectus Supplement, a portion of the principal balance outstanding as of the Cut-off Date (such as any such portion included in a different Trust Fund). The related Prospectus Supplement will set forth the specific provisions by which payments and losses on any such Revolving Credit Loan will be allocated as between the Trust Balance and any Excluded Balance. Generally, except as otherwise so specified, such provisions (i) may provide that principal payments made by the Mortgagor will be allocated as between the Trust Balance and any Excluded Balance either (a) on a pro rata basis, (b) first to the Trust Balance until reduced to zero, then to the Excluded Balance, or (c) in accordance with other specified priorities, and (ii) will provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated as between the Trust Balance and any Excluded Balance on a pro rata basis.

         Even where a Trust Fund initially includes the entire principal balance of the Revolving Credit Loans, the Servicing Agreement may provide that after a specified date or upon the occurrence of specified events, the Trust Fund may not include balances attributable to additional Draws made thereafter. The related Prospectus Supplement will describe such provisions as well as the allocation provisions that would be applicable thereto.

         Any Seller, including a Designated Seller, may retain or acquire any Excluded Balances with respect to any related Revolving Credit Loans.

UNDERWRITING STANDARDS

         Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Company, either directly or indirectly from Sellers. Such Mortgage Loans will generally have been originated in accordance with underwriting standards acceptable to the Company or alternative underwriting criteria. The underwriting standards for the Mortgage Loans included in each Mortgage Pool are described below and in the related Prospectus Supplement. However, in some cases, particularly those involving Unaffiliated Sellers, the Company may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re- underwriting of the related Mortgage Loans was done by the Company or any of its affiliates.

         The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

         The primary considerations in underwriting a Mortgage Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related Mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

         It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

         Mortgaged Properties will generally be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. The appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are usually required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the Federal National Mortgage Association ("Fannie Mae") and/or the Federal Home Loan Mortgage Corporation ("Freddie Mac").

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         With respect to any FHA Loan the Mortgage Loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance".

         To the extent relevant and available, the related Prospectus Supplement will include delinquency and foreclosure experience for the applicable Seller(s).

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each Mortgage Loan will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the "Housing Act"). Except with respect to Designated Seller Transactions, each Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Company.

REPRESENTATIONS BY SELLERS

         Each Seller will generally have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a series of Bonds. Such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) as of the Cut-off Date, no Mortgage Loan is 30 or more days delinquent in payment of principal and interest; (ii) a lender's policy of title insurance or a commitment (binder) to issue the same or an attorney's certificate or opinion of title was effective on the date of the origination of each Mortgage Loan and each such policy or certificate or opinion of title is valid and remains in full force and effect;
(iii) there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy; (iv) there is no delinquent tax or assessment lien against any Mortgaged Property; (v) there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vi) no misrepresentation of a material fact or fraud in respect of the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including, without limitation, the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan; (vii) each Mortgage Loan at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws; (viii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; and (ix) each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable by the Trustee or any co-trustee appointed hereunder against the Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law, and all parties to each Mortgage Loan and the originator had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed; and the Mortgage and each Mortgage Note have been duly and validly executed by such parties. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the Securityholders in a Mortgage Loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such Mortgage Loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any Mortgage Loan as to which such a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Seller by or on behalf of the Company; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Bonds or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Bonds. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. The only representations and warranties to be made for the benefit of holders of Bonds in respect of any related Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Seller to or on behalf of the Company will be certain limited representations of the Company and the Master Servicer described under "Description of the Bonds--Assignment of Trust Fund Assets" below.

         The Company will assign to the Indenture Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Securityholders therein within a specified period after having discovered or received notice of such breach, then such Seller may be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") set forth in the related Servicing Agreement which Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate (net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

         As to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller may be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"). Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the Master Servicer in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (v) comply with all of the representations and warranties made by such Affiliated Seller as of the date of substitution. The related purchase agreement may include additional requirements relating to ARM Loans, Revolving Credit Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. An Unaffiliated Seller will generally have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Master Servicer will be required under the applicable Servicing Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Securityholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related Securities. In accordance with the above described practices, the Master Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the Company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan and neither the Company nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Company or any other party. The foregoing obligations will constitute the sole remedies available to Securityholders or the Indenture Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

         Neither the Company nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Company or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Company or the Master Servicer, as described below under "Description of the Bonds--Assignment of Trust Fund Assets," the Company or the Master Servicer may have a purchase or substitution obligation. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan in connection with a breach of such representations and warranties, the identity of such person will be specified in the related Prospectus Supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Servicing Agreement. A form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Servicing Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

THE MASTER SERVICER

         The master servicer (the "Master Servicer"), if any, for a series of Bonds will be named in the related Prospectus Supplement and may be an affiliate of the Company. The Master Servicer is required to maintain a

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fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The Master Servicer for any Mortgage Pool, directly or through Subservicers, will be obligated under the Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Securityholders, in accordance with applicable law and the terms of such Servicing Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Servicing Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         Under a Servicing Agreement, a Master Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Master Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, the Master Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan.

         Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. In any case in which property subject to a Mortgage Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If the Master Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Mortgage Loan or Contract if the Master Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Securityholders, and/or to preserve the security of the related Mortgage Loan. The Master Servicer will generally be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Securityholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

         The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting Mortgage Rates on ARM Loans and Revolving Credit Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The Master Servicer will generally be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

         A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Subservicer"), but the Master Servicer will remain liable for such obligations under the related Servicing Agreement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master Servicer's compensation pursuant to the related Servicing Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Spread" below and "Description of the Bonds--The Collection Account."

SPECIAL SERVICERS

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below or in the related Prospectus Supplement, the Master Servicer will be required, in a manner consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Securityholders after reimbursement to itself for such expenses and
(ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Collection Account in accordance with the Servicing Agreement).

         The Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Bondholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Securities of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to Securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage Loan. Upon foreclosure of a Revolving Credit Loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the Prospectus Supplement.

         With respect to certain series of Bonds, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Securities of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Bondholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Servicing Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery to Securityholders on a present value basis than would liquidation of the related Mortgaged Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of Securityholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an "REO Mortgage Loan") will be considered for most purposes to be an outstanding Mortgage Loan, or an outstanding Trust Balance of the related Revolving Credit Loan, held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated Mortgage Loan"). For purposes of calculations of amounts distributable to Securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. If a gain results from the final liquidation of a defaulted Mortgage Loan or an REO Mortgage Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will not be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

         The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Bonds will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage Loan in the related Trust Fund at the time such collections are deposited into the applicable Collection Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer will not retain any Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Collection Account. Any additional servicing compensation will be described in the related Prospectus Supplement. Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Owner Trustee and the Indenture Trustee, any custodian appointed by the Owner Trustee and the Bond Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Servicing Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for a series of Bonds will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Servicing Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the related Prospectus Supplement and the applicable Servicing Agreement.

         If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from Mortgagor prepayments during such period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

         Each Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Bondholders without charge upon written request to the Master Servicer or the Indenture Trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds will be issued in series. Each series of Bonds (or, in certain instances, two or more series of Bonds) will be issued pursuant to an Indenture between the Company and the Indenture Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Indenture, Trust Agreement and Servicing Agreement will be filed with the Securities and Exchange Commission as an exhibit to a

Current Report on Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Bonds common to each of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

         Bonds of each series covered by a particular Indenture will evidence indebtedness of the related Issuer secured by a separate Trust Fund. A Trust Fund will consist of, to the extent provided in the Indenture: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Bonds as from time to time are subject to the Indenture, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Collection Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

         Each series of Bonds may consist of any one or a combination of the following: (i) a single class of Bonds; (ii) two or more classes of Bonds, one or more classes of which will be senior ("Senior Bonds") in right of payment to one or more of the other classes of Bonds, if any (collectively, the "Subordinate Bonds"), and as to which certain classes of Bonds may be senior to other classes of Senior Bonds or Subordinate Bonds, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Bonds, one or more classes ("Strip Bonds") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;
(iv) two or more classes of Bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Bonds ("Accrual Bonds") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Bonds, as described in the related Prospectus Supplement. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. As to each series, all Bonds offered hereby (the "Bonds") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the Bonds of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Overcollateralization or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Subordinate Bonds or by any combination of the foregoing.

FORM OF BONDS

         Except as described below, the Bonds of each series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Bond Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Bonds, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Bondholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Bond Registrar (consisting of or including the "Bond Register") as the registered holder of a Bond, except as otherwise indicated in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, specified classes of a series of Bonds will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Bonds ("DTC Registered Bonds"), the record Holder of such Bonds will be DTC's nominee. DTC is a limited- purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

         No person acquiring an interest in any DTC Registered Bonds (each such person, a "Beneficial Owner") will be entitled to receive a Bond representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Bonds through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Holders of the related Bonds for purposes of the related Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Bonds only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Bonds, may be limited because of the lack of physical certificates evidencing such Bonds and because DTC may act only on behalf of Participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests required therefor. DTC may take conflicting actions with respect to any action of Holders of Bonds of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of Bonds, the Company will assign, or cause to be assigned, to the related Indenture Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         As to each series of Bonds, the foregoing assignment of the Mortgage Loans to the Indenture Trustee will be made for the purpose of granting a security interest in the Mortgage Loans to the Indenture Trustee to secure

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the Bonds. As to any series of Bonds where the Issuer is an owner trust, immediately prior to such pledge to the Indenture Trustee, the Company will convey the Mortgage Loans to the Owner Trustee pursuant to the Trust Agreement.

         In addition, the Company will, as to each Mortgage Loan (other than Contracts and Revolving Credit Loans), deliver, or cause to be delivered, to the related Indenture Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of the Indenture Trustee (or a nominee thereof), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Indenture Trustee (or a nominee thereof) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers, or causes to be delivered, to the related Indenture Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Indenture Trustee (or a nominee thereof) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Bonds. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Indenture Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Indenture Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Bondholders to the Contracts, the Company will cause to be executed and delivered to the Indenture Trustee a UCC-1 financing statement identifying the Indenture Trustee as the secured party and identifying all Contracts as collateral.

         Notwithstanding the preceding paragraph, with respect to any series of Bonds backed by Trust Balances of Revolving Credit Loans, the foregoing documents generally will have been delivered to an entity specified in the related Prospectus Supplement which may be the Indenture Trustee, a Custodian or another entity appointed by the Indenture Trustee, and such entity shall hold such documents as or on behalf of the Indenture Trustee for the benefit of the Bondholders, with respect to the Trust Balances thereof, and on behalf of any other applicable entity with respect to any Excluded Balance thereof, as their respective interests may appear.

         The Indenture Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Indenture, and within the time period specified in the related Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the

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



Indenture Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the Indenture Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such Mortgage Loan). The Indenture Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan as described above. Except as described in the Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This purchase or substitution obligation generally constitutes the sole remedy available to the related Securityholders and the related Indenture Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Notwithstanding the foregoing, with respect to the Trust Balance of a Revolving Credit Loan, such review of the related documents need not be preformed if a similar review has previously been performed by the entity holding such documents with respect to an Excluded Balance and such review covered all documentation with respect to any Trust Balance.

         The Indenture Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Indenture Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Bonds will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

         With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Indenture Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, if specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation generally constitutes the sole remedy available to Securityholders or the Indenture Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

         Pursuant to the related Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Indenture Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement.

COLLECTION ACCOUNT

         GENERAL. The Master Servicer and/or the Indenture Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans constituting such Trust Fund (collectively, the "Collection Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Bonds of the related series. A Collection Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Servicing Agreement or Indenture

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



("Permitted Investments"). Any interest or other income earned on funds in the Collection Account will be not paid to the related Master Servicer or Indenture Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

         DEPOSITS. The related Master Servicer, Indenture Trustee or Special Servicer will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Indenture Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

                  (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Indenture Trustee, and further net of any Spread;

                  (iii) all proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Bonds as described under "Description of Credit Enhancement";

                  (v) any advances made as described under "--Advances" below;

                  (vi) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Bondholders, as described below;

                  (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Servicing Agreement--Termination" and "Purchase Obligations";

                  (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage
         Loans--Servicing and Other Compensation and Payment of Expenses;
         Spread";

                  (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;


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



                  (x) any amount required to be deposited by the Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

                  (xi) any other amounts required to be deposited in the Collection Account as provided in the related Servicing Agreement and described herein or in the related Prospectus Supplement.

         With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth herein with respect to the Collection Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the Seller, distributions to Bondholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown Account and deposit in the Collection Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related Trust Fund.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Collection Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master Servicer, the Primary Insurer, the insurer under the Mortgage Pool Insurance Policy (the "Pool Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Collection Account or, alternatively, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

         WITHDRAWALS. A Master Servicer, Indenture Trustee or Special Servicer may make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

                  (i) to make distributions to the related Securityholders on each Distribution Date;

                    (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular

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



         Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

                   (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

                    (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses
         (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Bonds of the related series;

                     (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

                    (vi) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company";

                  (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Owner Trustee and the Indenture Trustee;

                  (viii) to reimburse the Owner Trustee or the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements";

                    (ix) if specified in the related Prospectus Supplement, to pay the Master Servicer or the Indenture Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                     (x) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

                    (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

                   (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Indenture for the benefit of the related Bondholders;

                  (xiii) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

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



                   (xiv) to make any other withdrawals permitted by the related Servicing Agreement and described in the related Prospectus Supplement; and

                  (xv) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTIONS

         Distributions on the Bonds of each series will be made by or on behalf of the related Indenture Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. The "Available Distribution Amount" for any series of Bonds and any Distribution Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other Trust Fund Assets included in the related Trust Fund that are available for distribution to the Bondholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Bonds of each series (other than the final distribution in retirement of any such Bond) will be made to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Bonds on each Distribution Date will be allocated PRO RATA among the outstanding Bonds in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the Indenture Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond Register; provided, however, that the final distribution in retirement of any class of Bonds will be made only upon presentation and surrender of such Bonds at the location specified in the notice to Bondholders of such final distribution. Payments will be made to each Bondholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Bond of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Bond by the aggregate initial amount or notional balance of all the Bonds of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Bonds will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates or release to the Company. Any amounts so distributed on the Certificates or released to the Company will be released from the lien of the Indenture.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of Bonds of each series may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Interest Rate or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate, for each class. Interest on the Bonds of each series will be calculated on the basis of a specified period (generally one month) and a 360-day year.

         Distributions of interest in respect of the Bonds of any class (other than any class of Accrual Bonds and other than any class of Strip Bonds that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Bond Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise distributable on such class will be added to the principal balance thereof on each Distribution Date. With respect to each class of Bonds (other than certain classes of Strip Bonds), "Accrued Bond Interest" for each Distribution Date will be equal to interest at the applicable

Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Distribution Date. Accrued Bond Interest for each Distribution Date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Bonds of the same series. Reference to such a notional amount with respect to a class of Strip Bonds is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the Bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Bonds of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

         As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Bonds will be made on each Distribution Date to the holders of the class or classes of Bonds of such series entitled thereto until the principal balance(s) of such Bonds have been reduced to zero. In the case of a series of Bonds which includes two or more classes of Bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Bonds or Subordinate Bonds), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans. In addition, distributions of principal with respect to one or more classes of Bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Bonds of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Bonds. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and

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not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

         The Company will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the Credit Enhancer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Bonds or, in the case of a series guaranteed or supported by a Credit Enhancer, will not adversely affect the capital requirements of such Credit Enhancer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Bonds of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or by overcollateralization) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Bonds, or may be effected simply by a prioritization of payments among such classes of Bonds.

ADVANCES

         If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Distribution Amount for the related series of Bonds for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans (other than the Revolving Credit Loans) during the related Due Period and were delinquent on the related Determination Date. Generally, advances will not be made in connection with Revolving Credit Loans, except as otherwise provided in the related Prospectus Supplement. A "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Bonds, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Bonds. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made to the related series of Securities.

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



         If advances have been made from excess funds in a Collection Account, the Master Servicer that advanced such funds will be required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds then in the Collection Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Indenture and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

         With each distribution to Bondholders of a particular class of Bonds, the related Master Servicer or Indenture Trustee will forward or cause to be forwarded to each holder of record of such class of Bonds a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Indenture, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the amount, if any, of such distribution allocable to principal;

                  (ii) the amount, if any, of such distribution allocable to interest;

                  (iii) the amount, if any, of such distribution allocable to Prepayment Premiums;

                  (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

                  (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

                  (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                  (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Distribution Date;

                  (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

                  (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

                  (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;


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



                  (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

                  (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

                  (xiii) in the case of Bonds benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Bonds or per a specified portion of such minimum denomination. In addition to the information described above, reports to Bondholders will contain such other information as is set forth in the applicable Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Indenture Trustee will furnish a report to each holder of record of a class of Bonds at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Bonds during a portion of such calendar year, for the applicable portion of such a year.


                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the Bonds of each series may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will generally not be covered. To the extent that the credit support for the Bonds of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, (i) coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Mortgage Pool Insurance Policy, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, a Letter of Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv) coverage with respect to Fraud Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or mortgage repurchase bond. In addition, if provided in the applicable Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the

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



form of subordination provided by one or more classes of Subordinate Bonds to provide credit support to one or more classes of Senior Bonds, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

         For any series of Bonds backed by Trust Balances of Revolving Credit Loans, the credit enhancement provided with respect to such Bonds will cover any portion of any Realized Losses allocated to such Trust Balances, subject to any limitations described herein and in the related Prospectus Supplement. See "Description of the Mortgage Pools--Allocation of Revolving Credit Loan Balances" herein.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Bonds of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit support for the Bonds of one series may cover the Bonds of one or more other series.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Bonds. The issuer of the Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty Insurance Policy will be filed with the related Current Report on Form 8-K.

         A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Bonds that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

SUBORDINATE BONDS

         If so specified in the related Prospectus Supplement, one or more classes of Bonds of a series may be Subordinate Bonds. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Bonds to receive distributions from the Collection Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Bonds in a series and the circumstances under which such subordination will be available. The Bonds of any series may include one or more classes of Subordinate Bonds.


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



         If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Bonds of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Bonds evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LETTER OF CREDIT

         If any component of credit enhancement as to the Bonds of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Indenture Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The Letter of Credit may also provide for the payment of advances which the Master Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

MORTGAGE POOL INSURANCE POLICIES

         Any Mortgage Pool Insurance Policy obtained by the Company for each Trust Fund will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under "Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Indenture Trustee and the related Bondholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the Master Servicer, (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Indenture Trustee and Bondholders, or
(b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related Bonds in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition,

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



the Bondholders will also experience losses with respect to the related Bonds in connection with payments made under a Mortgage Pool Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master Servicer from funds otherwise payable to the Bondholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Company or Master Servicer.

         The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer, Special Servicer or Subservicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Bonds. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source.
See "Description of the Bonds--Advances."

         Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related Bondholders.

SPECIAL HAZARD INSURANCE POLICIES

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related series of Bonds from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions,

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



errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Master Servicer.

         Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to Bondholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

         As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Bonds may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Company.

BANKRUPTCY BONDS

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and Deficient Valuations, collectively referred to herein as Bankruptcy Losses). See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any Bankruptcy Bond to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement.


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OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Bonds for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Bonds. To the extent Excess Interest is applied as principal payments on the Bonds, the effect will be to reduce the principal balance of the Bonds relative to the outstanding balance of the Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Bondholders, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, Overcollateralization may also be provided as to any series of Bonds by the issuance of Bonds in an initial aggregate principal amount (together with the related Certificates, if any) which is less than the aggregate principal amount of the related Mortgage Loans.

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Bonds, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Bonds, Spread or other cash flows attributable to the related Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Bonds as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Bondholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Any such Reserve Fund will generally not be deemed to be part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve Fund may provide coverage to more than one series of Bonds.

         In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Indenture Trustee will have a perfected security interest for the benefit of the Bondholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Bondholders which could adversely affect the yield to investors on the related Bonds.

         Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus Supplement.

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Fund Assets on one or more classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Bonds.


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MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a Letter of Credit or alternate form of credit enhancement has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If a Letter of Credit obtained for a series of Bonds is scheduled to expire prior to the date the final distribution on such Bonds is made and coverage under such Letter of Credit has not been exhausted and no substitution has occurred, the Indenture Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Bondholders.

         If a Mortgage Pool Insurance Policy has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Indenture. The Master Servicer will generally agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool Insurance Policy and approved as an insurer by Freddie Mac, Fannie Mae or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related Bondholders.

         In lieu of the Master Servicer's obligation to maintain a Letter of Credit or Mortgage Pool Insurance Policy as provided above, the Master Servicer may obtain a substitute Letter of Credit, Mortgage Pool Insurance Policy or an alternate form of credit enhancement. If the Master Servicer obtains such a substitute Letter of Credit or Mortgage Pool Insurance Policy, it will maintain and keep such Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute Letter of Credit, Mortgage Pool Insurance Policy or alternate form of credit enhancement, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Bonds that the substitution of such Mortgage Pool Insurance Policy, Letter of Credit, or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Special Hazard Instrument has been obtained for a series of Bonds, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or

Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies.

         If a Bankruptcy Bond has been obtained for a series of Bonds, the Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the Indenture, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related Bonds that such substitution shall not adversely affect the then-current ratings assigned to such Bonds by such Rating Agency or Agencies. See "--Bankruptcy Bonds" above.

         The Master Servicer, on behalf of itself, the Indenture Trustee and Bondholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, any Primary Insurance Policy or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Instrument, are to be deposited in the related Collection Account, subject to withdrawal as described above. All draws under any Letter of Credit are also to be deposited in the related Collection Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Indenture Trustee and the Bondholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the Collection Account prior to being delivered to the Master Servicer for deposit in the related Collection Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy or any related Primary Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Bondholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial Guaranty Insurance Policy, Letter of Credit, Mortgage Pool Insurance Policy, other credit enhancement or any related Primary Insurance Policy is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Indenture. Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Bondholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of Bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Bonds may be downgraded to a corresponding level, and the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Bonds. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Bonds are maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.


                              PURCHASE OBLIGATIONS

         With respect to certain types of Mortgage Loans to be included in any Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Bonds themselves, or to a corresponding Purchase Obligation of the Company or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity (which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Indenture Trustee for the benefit of the Bondholders to the related series.

         The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase. Any Purchase Obligation will be payable solely to the Indenture Trustee for the benefit of the Bondholders of the related series and will be nontransferable. Each Purchase Obligation will be a general unsecured obligation of the provider thereof, and prospective purchasers of Bonds must look solely to the credit of such entity for payment under the Purchase Obligation.


                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below) and, if required as described below, a Primary Insurance Policy. The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available upon request.

PRIMARY MORTGAGE INSURANCE POLICIES

         Except in the case of High LTV Loans and as otherwise provided in the related Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio at origination of over 80% will generally be required by the Company to be covered by a primary mortgage guaranty insurance policy (a "Primary Insurance Policy") insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the related Mortgaged Property at origination of the Mortgage Loan, unless and until the principal balance of the Mortgage Loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80%. The Company will represent and warrant that, to the best of the Company's knowledge, such Mortgage Loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the Mortgage Loans and the applicable underwriting standards, and any variation will be described in the related Prospectus Supplement. A Mortgage Loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the Mortgage Loan has amortized to below an 80% Loan-to-Value Ratio level as of the applicable Cut-off Date. Mortgage Loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such Mortgage Loan's Loan-to-Value Ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination.

         While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer (a "Primary Insurer") will differ from those in Primary Insurance Policies issued by other Primary Insurers, each Primary Insurance Policy will in general provide substantially the following coverage. The amount of the loss as calculated under a Primary Insurance Policy covering a Mortgage Loan (herein referred to as the "Loss") will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer,
(iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         The Primary Insurer will generally be required to pay either: (i) the insured percentage of the Loss; (ii) the entire amount of the Loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         For any Bonds offered hereunder, the Master Servicer will maintain or cause each Subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each Mortgage Loan for which such coverage is required under the standard described above, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a Primary Insurance Policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer or, in the case of a Designated Seller Transaction, the Seller will not cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a series of Bonds that is required to be kept in force under the applicable Servicing Agreement unless the replacement Primary Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated such series of Bonds for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of such series of Bonds. For further

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



information regarding the extent of coverage under any Mortgage Pool Insurance Policy or Primary Insurance Policy, see "Description of Credit
Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Servicing Agreement will require the Master Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

         As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Collection Account. The Servicing Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Collection Account all sums which would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Servicing Agreement requires the Master Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any Special Hazard Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Indenture Trustee and Bondholders, is obligated to present claims under any Special Hazard Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer will generally be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

         The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


                                   THE COMPANY

         The Company is a limited-purpose wholly-owned subsidiary of Impac Mortgage Holdings, Inc. ("Impac Holdings"), formerly known as Imperial Credit Mortgage Holdings, Inc., a publicly traded real estate investment trust ("REIT"). The Company was incorporated in the State of California on April 12, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (909) 788-7808.


                            IMPAC FUNDING CORPORATION

                  Impac Funding Corporation ("Impac Funding"), formerly known as ICI Funding Corporation, is an affiliate of the Company and may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. Impac Funding is a mortgage banking conduit that acquires conventional one-to four-family residential mortgage loans nationwide. Impac Funding is a non-consolidating subsidiary of Impac Holdings. Impac Funding primarily acquires mortgage loans from approved correspondents. Impac Funding's executive offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

                  Prior to November 1995, Impac Funding was a division of Imperial Credit Industries, Inc. ("ICII"), a California corporation. ICII is a publicly traded mortgage banking company. In November 1995, ICII restructured its operations pursuant to which Impac Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Holdings, in exchange for approximately 10% of the common stock of Impac

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Holdings. The common stock of Impac Funding was retained by ICII until March
1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of IMH.


                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Bonds (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT

         A "Servicing Default" under the Servicing Agreement in respect of a series of Bonds generally will include: (i) any failure by the Master Servicer to make a required deposit to the Collection Account or, if the Master Servicer is so required, to distribute to the holders of any class of Securities of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the Pool Insurer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

         So long as a Servicing Default remains unremedied, either the Issuer, subject to the direction of the Indenture Trustee of pledgee of the Mortgage Loans, with the consent of the holders of at least 51% of the aggregate Bond Principal Balance of the Bonds, by notice then given in writing to the Master Servicer (and to the Indenture Trustee), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

         INDENTURE

         An "Event of Default" under the Indenture in respect of each series of Bonds, generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Bond of such series; (ii) failure to perform any other covenant of the Company or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement (and if the Pool Insurer defaults in the performance of its obligations, if applicable); (iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Pool Insurer defaults in the performance of its obligations, if applicable); or (v) any other Event of Default provided with respect to Bonds of that series as described in the Prospectus Supplement.

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         If an Event of Default with respect to the Bonds of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Pool Insurer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Bonds of such series may declare the principal amount (or, if the Bonds of that series are Accrual Bonds, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Bonds.

         If following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Pool Insurer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Bonds of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Bonds of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series (and to reimburse the Pool Insurer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Bonds of such series (and the Pool Insurer, if applicable).

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

         In the event the principal of the Bonds of a series is declared due and payable, as described above, the holders of any such Bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless
(a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than
25%
of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Bond Balances of such class (except as otherwise provided for in the related Agreement with respect to the Pool Insurer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         The Servicing Agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Bonds; and provided further, that the Indenture Trustee may decline to consent (or allow the Issuer to consent) to such amendment if the Bondholders' rights, duties or immunities shall be adversely affected.

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




         The holders of a majority of the outstanding Bonds, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Bondholders. Without the consent of the holder of each outstanding Bond affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Bond or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Bonds, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer, the Company or an affiliate of any of them;
(v) decrease the percentage of the aggregate principal amount of Bonds required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Bonds necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Bond of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Bondholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein; provided, however, that such action shall not, as evidenced by an opinion of counsel, (i) adversely affect in any material respect the interests of any Bondholder or (ii) cause the Issuer to be subject to an entity level tax for federal income tax purposes.

TERMINATION; REDEMPTION OF BONDS

         TRUST AGREEMENT

         The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Bonds issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase, in whole but not in part, by the Master Servicer or the Company or a person specified in the related Prospectus Supplement (other than any Bondholder) of the Bonds of such series; provided, however, that no such purchase shall be made unless the aggregate Bond Principal Balance as of such date is equal to or less than 25% (or other, lesser percentage described in the related Prospectus Supplement) of the aggregate Bond Principal Balance as of the Delivery Date or a period of seven years (or other period of time described in the related Prospectus Supplement) has elapsed since the initial Payment Date. Any purchase pursuant to clause (ii) above will be at a purchase price equal to 100% of the aggregate Bond Principal Balance of the Bonds redeemed, plus any accrued and unpaid interest thereon, plus, if applicable, other amounts described in the Prospectus Supplement.

         INDENTURE

         The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Bondholders of all amounts required to be distributed pursuant to the Indenture.


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



THE OWNER TRUSTEE

         The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Impac Holdings.

         The Owner Trustee may resign at any time, in which event the Administrator or the Company will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Company may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Company will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

         The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Impac Holdings.

         The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                              YIELD CONSIDERATIONS

         The yield to maturity of an Bond will depend on the price paid by the holder for such Bond, the Interest Rate on any such Bond entitled to payments of interest (which Interest Rate may vary if so specified in the related Prospectus Supplement), the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to reduce the principal balance of such Bond (or notional amount thereof if applicable) and the rate and timing of Draws on the Revolving Credit Loans and other factors.

         A class of Bonds may be entitled to payments of interest at a fixed Interest Rate, a variable Interest Rate or adjustable Interest Rate, or any combination of such Interest Rates, each as specified in the related Prospectus Supplement. A variable Interest Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Bonds, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Bonds (or the rate of reduction in the notional balance of Bonds entitled only to payments of interest) and, in the case of Bonds evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Bonds will also be affected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Bonds--Assignment of Trust Fund Assets" above. Holders of certain Strip Bonds or a class of Bonds having a Interest Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage

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Loans will be affected by disproportionate prepayments and repurchases of
Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of Bonds, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to Bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Bondholders on or near the date they were due.

         In general, if a class of Bonds is purchased at initial issuance at a premium and payments of principal (or Draws if applicable) on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Bonds is purchased at initial issuance at a discount and payments of principal (or Draws if applicable) on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments (or Draws if applicable) will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds.

         The timing of changes in the rate of principal payments (or Draws if applicable) on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The yield to maturity of the Bonds of any series, or the rate and timing of principal payments (or Draws if applicable) on the related Mortgage Loans may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Mortgage Loans were originated. For example, Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Bonds backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

         For any series of Bonds backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal distributions on the Bonds. For a series of Bonds backed by the Trust Balances of Revolving Credit Loans, the specific provisions applicable to the allocation of payments, Draws and losses on the Revolving Credit Loans between the Trust Balances and the Excluded Balances thereof will also have a significant effect on the rate and timing of principal distributions on the Bonds. See "Description of the Mortgage Pools--Allocation of Revolving Credit Balances" herein. For a series of Bonds backed by Revolving Credit Loans, as a result of the payment terms of the Mortgage Loans or of the Bond provisions relating to future Draws, there may be no principal distributions on such Bonds in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included

                                       54

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in a Mortgage Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period.

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Bonds and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Bondholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Bonds of the related series. If and to the extent that any such shortfall is allocated to a class of Bonds, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Bonds will describe the manner in which any such shortfalls will be allocated among the classes of such Bonds. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

         The Trust Fund with respect to any series may include Convertible Mortgage Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Bondholders, as described herein. Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate Mortgage Loans.

         The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Bonds. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Risk Factors."

         With respect to certain Mortgage Loans including ARM Loans and Revolving Credit Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan (other than the Revolving Credit Loans) generally will be qualified, or the Mortgage Loan otherwise approved, on the basis of the

Mortgage Rate in effect at origination, and Mortgagors under the Revolving Credit Loans are generally qualified based on an assumed rate of payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Bond Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Bonds, the weighted average life of such Bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased.

         With respect to Revolving Credit Loans, except for certain programs under which the Draw Period is less than the full term thereof, required minimum monthly payments are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amounts of such Mortgage Loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing Mortgage Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Bonds will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Mortgage Loans may generally be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the life and yield of the related series of Bonds.

         With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Company, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.


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         The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of certain provisions of the Indenture and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         The rate of prepayment (or Draws if applicable) on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.
In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM Loans and the Revolving Credit Loans will be subject to periodic adjustments, such adjustments generally (i) as to the ARM Loans will not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) will not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan or Revolving Credit Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Bond Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans and the Revolving Credit Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans or lines of credit, and accordingly the rate of principal payments (or Draws if applicable) may be lower than otherwise would be anticipated. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans or the Revolving Credit Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments (or Draws if applicable) on the Mortgage Loans during any period or over the life of any series of Bonds.

         If the applicable Agreement for a series of Bonds provides for a Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the Bonds--Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Bonds of such series. See "Risk Factors--Yield and Prepayment Considerations."

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors.

         Under certain circumstances, the Master Servicer, the Company or a person specified in the related Prospectus Supplement may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Bonds. See "The Agreements--Termination; Redemption of Bonds."


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws

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of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGE LOANS

         GENERAL. Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deed of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

         TYPES OF MORTGAGE INSTRUMENTS. There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Indenture Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In

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order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the Company.

         The Company will assign or cause to be assigned a security interest in the Manufactured Homes to the Indenture Trustee, on behalf of the Bondholders. Neither the Company, the Master Servicer nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee, on behalf of the Bondholders, as the new secured party and, accordingly, the Company or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Indenture Trustee, on behalf of the Bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re- register the Manufactured Home in such state, and if the Company did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee or Bondholders in the event such a lien arises.

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FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, subject to the terms of the loan, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.


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         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                     (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                   (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available

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         following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         The purposes of a foreclosure action in respect of a Mortgaged Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.


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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         MORTGAGE LOANS. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended (the "Code"), may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act,

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Regulation "Z," Real Estate Settlement Procedures Act, Regulation "X," Equal
Credit Opportunity Act, Regulation "B," Fair Credit Billing Act, the Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans against either the originators or assignees.

         In addition, certain of the Mortgage Loans are also subject to the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act") (such mortgage loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the Mortgage Loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Bondholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" above.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


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CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation "X," the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further, if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Under the related Servicing Agreement, late charges will not be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Bondholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. Further, if such Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, assignees of such obligations would be subject to the same liability as Mortgage Loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the Bonds of the related series might realize a loss if such costs were required to be paid by the Trust Fund.


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ENFORCEABILITY OF CERTAIN PROVISIONS

         TRANSFER OF MORTGAGED PROPERTIES. Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. The Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Mortgage notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an

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existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


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FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Bondholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Master Servicer or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Bonds, and would not be covered by advances or by any Letter of Credit provided in connection with the related series of Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Bondholders of the related series.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder to the extent it relates to matter of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of

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which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

         Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

         It is possible that the Issuer or a portion of the Issuer relating to the ownership of the Mortgage Loans and the issuance of the Bonds could be treated as a TMP. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP for federal income tax purposes. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation in a consolidated return, therefore subjecting the Issuer to corporate income tax. However, it is anticipated that for federal income tax purposes the Issuer will be disregarded as an entity separate from the Company (a "Wholly Owned Entity") pursuant to Treasury regulation Section 301.7701-2(c)(2) (the "Entity Classification Regulations"), because one hundred percent of the equity of the Issuer will be owned by the Company which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Impac Holdings, which itself is a REIT. Characterization of the Issuer as a TMP would result only in the shareholders of Impac Holdings being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization of the Issuer as a Wholly Owned Entity or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to qualify as a Wholly Owned Entity and fail to continue to be treated as a "qualified REIT subsidiary" by reason of the Company's failure to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and if the Issuer were characterized as a TMP the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. If the Company were to dispose of a portion of the equity of the Issuer, the Issuer would be characterized as a partnership pursuant to the Entity Classification Regulations, unless the Issuer was characterized as a TMP, in which case the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either a Wholly Owned Entity or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

         Upon the issuance of the Bonds, Thacher Proffitt & Wood ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the beneficial owner of a Bond.


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         STATUS AS REAL PROPERTY LOANS. (i) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         INTEREST AND ORIGINAL ISSUE DISCOUNT. The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with original issue discount. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any class of Bonds issued with original issue discount. Regulations have not been issued under that section.

         Under the OID Regulations, a holder of a Bond issued with a DE MINIMIS amount of original issue discount must include such DE MINIMIS discount in income, on a PRO RATA basis, as principal payments are made on the Bond. Stated interest on the Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

         Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by the Issuer in reporting original issue discount for each series of Bonds will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a Bond would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Bonds is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Bond.

         In the case of Bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS.

         Certain classes of the Bonds may provide for the first interest payment with respect to such Bonds to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Bond and accounted for as original issue discount.


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         In addition, if the accrued interest to be paid on the first
Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a Bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Bond, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a Bond is in excess of a DE MINIMIS amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Bonds will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and assuming that distributions on the Bond will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a Bond that purchases such Bond at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such

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



excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of
(i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         MARKET DISCOUNT. A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for a Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Bond on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a Bond will be considered to be DE MINIMIS for purposes Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bonds as of the beginning of the accrual period or
(iii) in the case of a Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

         To the extent that Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

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



         Further, under Section 1277 of the Code, a holder of a Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under
Section 171 of the Code.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

         SALES OF BONDS. If a Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any distributions on such bond received by such Bondholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. As a result of the enactment of the Taxpayer Relief Act of 1997 on August 5, 1997, long-term capital gains may be taxable at different rates depending upon when they are realized, the holding period for the assets that produce the gain, and the investor's tax bracket.

         Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "-Market Discount" and "-Premium."

         A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section
1258

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



of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

         TAX TREATMENT OF FOREIGN INVESTORS. Interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Company, or (ii) the recipient is a controlled foreign corporation to which the Company is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Bondholder may be considered to be related to the Company by holding a Bond or by having common ownership with any other holder of a Bond or any affiliate thereof.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA

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


requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

         The Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

                  Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

TAX-EXEMPT INVESTORS

                  A Plan that is exempt from federal income taxation pursuant to
Section 501 of the Code (a "Tax- Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.

                            LEGAL INVESTMENT MATTERS

         Each class of Bonds offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Bonds will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Certain classes of Bonds offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Bonds will be identified in the related Prospectus Supplement. Prospective investors in such classes of Bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Bonds or to purchase any class of Bonds representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Bonds will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools, and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                             METHODS OF DISTRIBUTION

         The Bonds offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

         The Company intends that Bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Bonds of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Company with institutional investors through dealers; and

                  3. By direct placements by the Company with institutional investors.

         If underwriters are used in a sale of any Bonds (other than in connection with an underwriting on a best efforts basis), such Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Bonds of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Bonds, underwriters may receive compensation from the Company or from purchasers of such Bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Bonds may be deemed to be underwriters in connection with such Bonds, and any discounts or commissions received by them from the Company and any profit on the resale of Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         It is anticipated that the underwriting agreement pertaining to the sale of Bonds of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Bonds of such series.

         The Company anticipates that the Bonds offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Bonds. Holders of Bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, in connection with the Bonds of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                              FINANCIAL INFORMATION

         A new Trust fund will be formed with respect to each series of Bonds, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

         It is a condition to the issuance of any class of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov). The Company does not intend to send any financial reports to Bondholders.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.


                             REPORTS TO BONDHOLDERS

         The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Bonds of the related series as are required under the Exchange

Act and the rules and regulations of the Commission thereunder. See "Description of the Bonds--Reports to Bondholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Bonds of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Bonds, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Bonds, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to IMH Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Bonds.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                    Page
                                                                    ----
1986 Act          ....................................................69
Account Balance   ....................................................16
Accrual Bonds     ....................................................27
Accrued Bond Interest.................................................34
Additional Balance....................................................15
Additional Charges....................................................16
Affiliated Sellers....................................................12
Agreements        ....................................................50
ARM Loans         ....................................................12
Available Distribution Amount.........................................34
Balloon Loans     ....................................................13
Balloon Payment   ................................................13, 15
Bankruptcy Code   ....................................................63
Bankruptcy Loss   ....................................................38
Beneficial Owner  ....................................................28
Bond Register     ....................................................28
Bond Registrar    ....................................................27
Bondholder        ....................................................27
Bonds             ................................................10, 27
Buydown Account   ....................................................15
Buydown Agreement ....................................................32
Buydown Funds     ....................................................15
Buydown Mortgage Loans................................................15
Buydown Period    ....................................................15
Cash Flow Agreement...................................................43
Closing Date      ....................................................70
Code              ....................................................63
Collection Account....................................................30
Commission        ....................................................78
Company           ....................................................10
Contracts         ....................................................11
Convertible Mortgage Loan.............................................15
Credit Line Agreements................................................15
Credit Utilization Rate...............................................14
Debt Service Reduction................................................42
Defaulted Mortgage Loss...............................................38
Deferred Interest ....................................................13
Deficient Valuation...................................................42
Deleted Mortgage Loan.................................................20
Designated Seller Transaction.........................................12
Determination Date....................................................34
Draw              ....................................................15
Draw Period       ....................................................15
DTC               ....................................................28
DTC Registered Bonds..................................................28
Due Period        ....................................................36
Entity Classification Regulations.....................................69
ERISA             .................................................9, 74
Event of Default  ....................................................50
Excess Interest   ....................................................43
Exchange Act      ....................................................78
Excluded Balance  ....................................................17

Extraordinary Losses..................................................38
Fannie Mae        ....................................................19
FDIC              ....................................................12
FHA               ....................................................11
FHA Loans         ....................................................11
Finance Charge    ....................................................16
Financial Guaranty Insurance Policy...................................39
FIRREA            ....................................................18
Fraud Loss        ....................................................38
Freddie Mac       ....................................................19
FTC Rule          ....................................................65
Funding Account   ....................................................35
Garn-St Germain Act...................................................66
High Cost Loans   ....................................................64
High LTV Loans    ....................................................14
Holder            ....................................................27
Homeownership Act ....................................................64
Housing Act       ....................................................19
ICII              ....................................................49
Impac Funding     ....................................................49
Impac Holdings    ....................................................49
Indenture         ....................................................10
Index             ....................................................12
Insurance Proceeds....................................................31
Insurer           ....................................................39
Intermediaries    ....................................................28
IRS               ....................................................69
Letter of Credit  ....................................................40
Letter of Credit Bank.................................................40
Liquidated Mortgage Loan..............................................25
Liquidation Proceeds..................................................31
Loan-to-Value Ratio...................................................14
Lock-out Expiration Date..............................................14
Lock-out Period   ....................................................14
Loss              ....................................................47
Manufactured Homes....................................................11
Manufacturer's Invoice Price..........................................14
Master Servicer   ................................................10, 21
Mortgage Loans    ....................................................10
Mortgage Notes    ....................................................11
Mortgage Pool     ....................................................10
Mortgage Rate     ....................................................12
Mortgages         ....................................................11
Net Mortgage Rate ....................................................53
Non-conforming credit..................................................5
Nonrecoverable Advance................................................36
Nonresidents      ....................................................74
Note Margin       ....................................................12
Offered Bonds     ....................................................10
OID Regulations   ....................................................69
OTS               ....................................................76
Overcollateralization.................................................43
Participants      ....................................................28
Parties in Interest...................................................75
Percentage Interest...................................................34
Permitted Investments.................................................31

Plan              ....................................................74
Policy Statement  ....................................................76
Pool Insurer      ....................................................32
Prepayment Interest Shortfall.........................................55
Prepayment Penalty....................................................14
Primary Insurance Policy..............................................47
Primary Insurer   ....................................................47
PTCE              ....................................................75
Purchase Obligation...................................................46
Purchase Price    ....................................................20
Qualified Substitute Mortgage Loan....................................20
Realized Losses   ....................................................38
Record Date       ....................................................34
REIT              ....................................................49
Related Proceeds  ....................................................36
Relief Act        ....................................................68
REMIC             ....................................................10
REO Mortgage Loan ....................................................24
REO Property      ....................................................23
Reserve Fund      ....................................................43
Revolving Credit Loans............................................10, 15
RTC               ....................................................12
Securities        ....................................................10
Securities Act    ................................................77, 78
Securityholders   ....................................................17
Sellers           .............................................1, 10, 12
Senior Bonds      ....................................................27
Senior Liens      ....................................................13
Senior/Subordinate Series.............................................27
Servicing Default ....................................................50
Servicing Standard....................................................22
SMMEA             ....................................................75
Special Hazard Instrument.............................................38
Special Hazard Insurance Policy.......................................41
Special Hazard Insurer................................................42
Special Hazard Loss...................................................38
Special Hazard Losses.................................................41
Special Servicer  ....................................................23
Strip Bonds       ....................................................27
Subordinate Securities................................................27
Subservicer       ....................................................23
Subservicers      ....................................................17
Tax Counsel       ....................................................69
Title V           ....................................................67
Title VIII        ....................................................67
TMP               ....................................................69
Trust Agreement   ....................................................10
Trust Balance     ....................................................17
Trust Fund        ....................................................10
Trust Fund Assets ....................................................10
Unaffiliated Sellers..................................................12
Value             ....................................................14
Wholly Owned Entity...................................................69

                                IMH ASSETS CORP.

                           $186,139,834 (Approximate)

                        COLLATERALIZED ASSET-BACKED BONDS

                                  SERIES 1999-1















                              PROSPECTUS SUPPLEMENT



                          DONALDSON, LUFKIN & JENRETTE
                                   UNDERWRITER

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you
                           with different information.

       We are not offering the bonds offered hereby in any state where the offer is not permitted.

         We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only
                   as of the dates on their respective covers.

   Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and
                 prospectus until 90 days after the date hereof.